File No. 811-8272
As filed with the Securities and Exchange Commission on April 30, 1997

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM N-1A

                             REGISTRATION STATEMENT
                    UNDER THE INVESTMENT COMPANY ACT OF 1940


                                AMENDMENT NO. 5


                        DIVERSIFIED INVESTORS PORTFOLIOS
               (Exact Name of Registrant as Specified in Charter)

                            FOUR MANHATTANVILLE ROAD
                            PURCHASE, NEW YORK 10577
               (Address of Principal Executive Office) (ZIP Code)
       Registrant's Telephone Number, including Area Code: (914) 697-8000

                                Robert F. Colby
                     Diversified Investment Advisors, Inc.
                            Four Manhattanville Road
                            Purchase, New York 10577
                    (Name and Address of Agent for Service)


                                    Copy to:
                                Roger P. Joseph
                           Bingham, Dana & Gould LLP
                               150 Federal Street
                          Boston, Massachusetts 02110



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                                EXPLANATORY NOTE


     This Registration Statement of Diversified Investors Portfolios has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), since such interests will be offered solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" as defined in Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.


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PART A




DIVERSIFIED INVESTORS PORTFOLIOS - MONEY MARKET PORTFOLIO

     Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 4. GENERAL DESCRIPTION OF REGISTRANT.

     Diversified Investors Portfolios (the "Trust") is a diversified, open-end management investment company which was organized as a Trust under the laws of the State of New York on September 1, 1993. Beneficial interests of the Trust are divided into series, thirteen of which are currently active and one of which, Money Market Portfolio (the "Portfolio"), is described herein. Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     The investment objective of the Portfolio is to provide liquidity and as high a level of current income as is consistent with the preservation of capital. The Portfolio seeks to accomplish its investment objective by investing in domestic and foreign U.S. dollar-denominated money market obligations with maturities of 397 days or less. An investment in the Portfolio is neither insured nor guaranteed by the U.S. Government.

     Diversified Investment Advisors, Inc. ("Diversified") is the investment adviser (the "Adviser") of the Portfolio. Capital Management Group, a division of 1740 Advisers, Inc. ("Capital Management Group"), is the subadviser (the "Subadviser") of the Portfolio. The Adviser and Subadviser are referred to herein collectively as the "Advisers". Diversified is also the administrator (the "Administrator") of the Portfolio. Diversified Investors Securities Corp. is the exclusive placement agent ("DISC" or the "Placement Agent") of interests in the Portfolio and the Trust in general.

     The Portfolio pursues its investment objective by investing in high quality short-term money market instruments consistent with its specific investment objective. Securities in which the Portfolio invests may not earn as high a level of current income as long-term or lower quality securities which generally have less liquidity and greater market risk and fluctuate in market value to a greater extent.

     The investment objective of the Portfolio may be changed without the vote of the holders of a majority of the outstanding voting securities of the Portfolio. There can be no assurance that the investment objective of the Portfolio will be achieved.

DESCRIPTION OF PORTFOLIO INVESTMENTS

     Additional information about the investment policies of the Portfolio appears in Part B.

     To achieve its investment objective, the Portfolio invests in U.S. dollar-denominated short-term money market obligations, including securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities, certificates of deposit, time deposits, bankers' acceptances and other short-term obligations issued by domestic banks and domestic branches and subsidiaries of foreign banks, repurchase agreements, and high quality domestic commercial paper and other short-term corporate obligations, including those with floating or variable rates of interest. In addition, the Portfolio may lend portfolio securities, enter into reverse repurchase agreements, and invest in securities issued by foreign banks and corporations outside the

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United States. The Portfolio reserves the right to concentrate 25% or more of its total assets in obligations of domestic branches of domestic banks.

     In accordance with Rule 2a-7 under the Investment Company Act of 1940, as amended (the "1940 Act"), the Portfolio will maintain a dollar-weighted average portfolio maturity of 90 days or less, purchase only instruments having remaining maturities of 397 days or less and invest only in U.S. dollar-denominated securities determined in accordance with procedures established by the Board of Trustees of the Trust (the "Board of Trustees") to present minimal credit risks and which are rated in one of the two highest rating categories for debt obligations by at least two nationally recognized statistical rating organizations (an "NRSRO") (or one NRSRO if the instrument was rated by only one such organization) or, if unrated, are of comparable quality as determined in accordance with procedures established by the Board of Trustees (collectively, "Eligible Securities").

     Eligible Securities include "First Tier Securities" and "Second Tier Securities." First Tier Securities include those that possess a rating in the highest category in the case of a single-rated security or at least two ratings in the highest rating category in the case of multiple-rated securities or, if the securities do not possess a rating, are determined to be of comparable quality by the Advisers pursuant to the guidelines adopted by the Board of Trustees. All other Eligible Securities are Second Tier Securities. The Portfolio will invest at least 95% of its total assets in First Tier Securities.

     The NRSROs currently rating instruments of the type the Portfolio may purchase are Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Ratings Group ("S&P"), Duff & Phelps, Inc. ("Duff"), Fitch Investors Service, Inc. ("Fitch"), IBCA Limited and IBCA Inc. ("IBCA") and Thomson BankWatch, Inc. ("BankWatch"), and their rating criteria are described below. Part B contains further information concerning the rating criteria and other requirements governing the Portfolio's investments, including information relating to the treatment of securities subject to a tender or demand feature and securities deemed to possess a rating based on comparable rated securities of the same issuer.

     The following is a description of the two highest commercial paper, bond and other short-and long-term rating categories assigned by S&P, Moody's, Fitch, Duff, IBCA and BankWatch:

COMMERCIAL PAPER AND SHORT-TERM RATINGS

     The designation A-1 by S&P indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted with a plus sign (+) designation. Capacity for timely payment on issues with an A-2 designation is strong. However, the relative degree of safety is not as high as for issues designated A-1.

     The rating Prime-1 (P-1) is the highest commercial paper rating assigned by Moody's. Issuers of P-1 paper must have a superior capacity for repayment of short-term promissory obligations, and ordinarily will be evidenced by leading market positions in well established industries, high rates of return on funds employed, conservative capitalization structures with moderate reliance on debt and ample asset protection, broad margins in earnings coverage of fixed financial charges and high internal cash generation, and well established access to a range of financial markets and assured sources of alternate liquidity. Issues rated Prime-2 (P-2) have a strong capacity for repayment of short-term promissory obligations. This ordinarily will be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.


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     The rating Fitch-1 (Highest Grade) is the highest commercial paper rating assigned by Fitch. Paper rated Fitch-1 is regarded as having the strongest degree of assurance for timely payment. The rating Fitch-2 (Very Good Grade) is the second highest commercial paper rating assigned by Fitch which reflects an assurance of timely payment only slightly less in degree than the strongest issues.

     The rating Duff-1 is the highest commercial paper rating assigned by Duff. Paper rated Duff-1 is regarded as having very high certainty of timely payment with excellent liquidity factors which are supported by ample asset protection. Risk factors are minor. Paper rated Duff-2 is regarded as having good certainty of timely payment, good access to capital markets and sound liquidity factors and company fundamentals. Risk factors are small.

     The designation A-1 by IBCA indicates that the obligation is supported by a very strong capacity for timely repayment. Those obligations rated A1+ are supported by the highest capacity for timely repayment. Obligations rated A2 are supported by a strong capacity for timely repayment, although such capacity may be susceptible to adverse changes in business, economic or financial conditions.

     The rating TBW-1 is the highest short-term obligation rating assigned by BankWatch. Obligations rated TBW-1 are regarded as having the strongest capacity for timely repayment. Obligations rated TBW-2 are supported by a strong capacity for timely repayment, although the degree of safety is not as high as for issues rated TBW-1.

BOND AND LONG-TERM RATINGS

     Bonds rated AAA are considered by S&P to be the highest grade obligations and possess an extremely strong capacity to pay principal and interest. Bonds rated AA by S&P are judged by S&P to have a very strong capacity to pay principal and interest, and in the majority of instances, differ only in small degrees from issues rated AAA.

     Bonds rated Aaa are judged by Moody's to be of the best quality. Bonds rated Aa by Moody's are judged by Moody's to be of high quality by all standards and, together with the Aaa group, they comprise what are generally known as high-grade bonds. Bonds rated Aa are rated lower than Aaa bonds because margins of protection may not be as large or fluctuations of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger. Moody's applies numerical modifiers 1, 2 and 3 in the Aa rating category. The modifier 1 indicates a ranking for the security in the higher end of this rating category, the modifier 2 indicates a mid-range ranking, and the modifier 3 indicates a ranking in the lower end of the rating category.

     Bonds rated AAA by Fitch are judged by Fitch to be strictly high-grade, broadly marketable, suitable for investment by trustees and fiduciary institutions and liable to but slight market fluctuation other than through changes in the money rate. The prime feature of an AAA bond is a showing of earnings several times or many times interest requirements, with such stability of applicable earnings that safety is beyond reasonable question whatever changes occur in conditions. Bonds rated AA by Fitch are judged by Fitch to be of safety virtually beyond question and are readily salable, whose merits are not unlike those of the AAA class, but whose margin of safety is less strikingly broad. The issue may be the obligation of a small company, strongly secured but influenced as to rating by the lesser financial power of the enterprise and more local type of market.

     Bonds rated AAA by Duff are considered to be of the highest credit quality. The risk factors are negligible, being only slightly more than U.S. Treasury debt. Bonds rated AA are considered by Duff to be of high credit

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quality with strong protection factors. Risk is modest but may vary slightly from time to time because of economic conditions.

     Obligations rated AAA by IBCA have the lowest expectation of investment risk. Capacity for timely repayment of principal and interest is substantial, such that adverse changes in business, economic or financial conditions are unlikely to increase investment risk significantly. Obligations rated AA by IBCA have a very low expectation of investment risk. Capacity for timely repayment of principal and interest is substantial. Adverse changes in business, economic or financial conditions may increase investment risk albeit not very significantly.

     IBCA also assigns a rating to certain international and U.S. banks. An IBCA bank rating represents IBCA's current assessment of the strength of the bank and whether such bank would receive support should it experience difficulties. In its assessment of a bank, IBCA uses a dual rating system comprised of Legal Ratings and Individual Ratings. In addition, IBCA assigns banks Long- and Short- Term Ratings as used in the corporate ratings discussed above. Legal Ratings, which range in gradation from 1 through 5, address the question of whether the bank would receive support provided by central banks or shareholders if it experienced difficulties, and such ratings are considered by IBCA to be a prime factor in its assessment of credit risk. Individual Ratings, which range in gradations from A through E, represent IBCA's assessment of a bank's economic merits and address the question of how the bank would be viewed if it were entirely independent and could not rely on support from state authorities or its owners.

     In addition to its ratings of short-term obligations, BankWatch assigns a rating to each issuer it rates, in gradations of A through E. BankWatch examines all segments of the organization, including, where applicable, the holding company, member banks or associations, and other subsidiaries. In those instances where financial disclosure is incomplete or untimely, a qualified rating (QR) is assigned to the institution. BankWatch also assigns, in the case of foreign banks, a country rating which represents an assessment of the overall political and economic stability of the country in which the bank is domiciled.

     The Portfolio will not invest more than 5% of its total assets in the securities (including the securities collateralizing a repurchase agreement) of, or subject to puts (including letters of credit, guaranties or other credit support) issued by, a single issuer, except that (i) the Portfolio may invest more than 5% of its total assets in a single issuer for a period of up to three business days in certain limited circumstances, (ii) the Portfolio may invest in obligations issued or guaranteed by the U.S. Government without any such limitation, and (iii) the limitation with respect to puts does not apply to unconditional puts if no more than 10% of the Portfolio's total assets is invested in securities issued or guaranteed by the issuer of the unconditional put. Investments in rated securities not rated in the highest category by at least two rating organizations (or one rating organization if the instrument was rated by only one such organization), and unrated securities not determined by the Board of Trustees to be comparable to those rated in the highest category, will be limited to 5% of the Portfolio's total assets, with the investment in any one such issuer being limited to no more than the greater of 1% of the Portfolio's total assets or $1,000,000. As to each security, these percentages are measured at the time the Portfolio purchases the security.

     The Portfolio seeks to achieve its investment objective through investments in the following types of U.S. dollar-denominated money market instruments.



BANK OBLIGATIONS


     The Portfolio may invest in U.S. dollar-denominated certificates of deposit, time deposits, bankers' acceptances and other short-term obligations issued by domestic banks and domestic branches and subsidiaries of foreign banks. Certificates of deposit are certificates evidencing the obligation of a bank to repay funds deposited with it for a specified period of time. Such instruments include Yankee Certificates of Deposit ("Yankee CDs"), which are certificates of deposit denominated in U.S. dollars and issued in the United States by the domestic branch of a foreign bank. Time deposits are


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non-negotiable deposits maintained in a banking institution for a specified period of time at a stated interest rate. Time deposits which may be held by the Portfolio are not insured by the Federal Deposit Insurance Corporation or any other agency of the U.S. Government. The Portfolio will not invest more than 10% of the value of its net assets in time deposits maturing in longer than seven days and other instruments which are illiquid or not readily marketable. The Portfolio may also invest in certificates of deposit and time deposits issued by foreign banks outside the United States.

     The Portfolio may also invest in bankers' acceptances and other short-term obligations. Bankers' acceptances are credit instruments evidencing the obligation of a bank to pay a draft drawn on it by a customer. These instruments reflect the obligation both of the bank and of the drawer to pay the face amount of the instrument upon maturity. The other short-term obligations may include uninsured, direct obligations which have either fixed, floating or variable interest rates.

     To the extent the Portfolio's investments are concentrated in the banking industry, the Portfolio will have correspondingly greater exposure to the risk factors which are characteristic of such investments. Sustained increases in interest rates can adversely affect the availability or liquidity and cost of capital funds for a bank's lending activities, and a deterioration in general economic conditions could increase the exposure to credit losses. In addition, the value of an investment in the Portfolio could be affected by economic or regulatory developments in or related to the banking industry, which industry also is subject to the effects of the concentration of loan portfolios in leveraged transactions and in particular businesses, and competition within the banking industry, as well as with other types of financial institutions. The Portfolio, however, will seek to minimize its exposure to such risks by investing only in debt securities which are determined to be of high quality.


U.S. GOVERNMENT AND AGENCY SECURITIES


     Securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities include U.S. Treasury securities, which differ only in their interest rates, maturities and times of issuance. Treasury Bills have initial maturities of one year or less; Treasury Notes have initial maturities of one to ten years; and Treasury Bonds generally have initial maturities of greater than ten years. Some obligations issued or guaranteed by U.S. Government agencies and instrumentalities, for example, Government National Mortgage Association pass-through certificates, are supported by the full faith and credit of the U.S. Treasury; others, such as those of the Federal Home Loan Banks, by the right of the issuer to borrow from the Treasury; others, such as those issued by the Federal National Mortgage Association, by discretionary authority of the U.S. Government to purchase certain obligations of the agency or instrumentality; and others, such as those issued by the Student Loan Marketing Association, only by the credit of the agency or instrumentality. While the U.S. Government provides financial support to such U.S. Government-sponsored agencies or instrumentalities, no assurance can be given that it will always do so, since it is not so obligated by law. The Portfolio will invest in such securities only when the Advisers are satisfied that the credit risk with respect to the issuer is minimal.


COMMERCIAL PAPER


     Commercial paper consists of short-term, unsecured promissory notes issued to finance short-term credit needs. The commercial paper purchased by the Portfolio will consist only of U.S. dollar-denominated direct obligations issued by domestic and, subject to the 5% limit discussed below (see "Foreign Securities"), foreign entities. The other corporate obligations in which the Portfolio may invest consist of high quality, U.S. dollar-denominated short-term bonds and notes (including variable amount master demand notes) issued by domestic corporations.


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     The Portfolio may invest in commercial paper issued by major corporations in reliance on the exemption from registration afforded by Section 3(a)(3) of the 1933 Act. Such commercial paper may be issued only to finance current transactions and must mature in nine months or less. Trading of such commercial paper is conducted primarily by institutional investors through investment dealers, and individual investor participation in the commercial paper market is very limited.


UNSECURED PROMISSORY NOTES


     The Portfolio also may purchase unsecured promissory notes ("Notes") which are not readily marketable and have not been registered under the 1933 Act, provided such investments are consistent with the Portfolio's investment objective. The Notes purchased by the Portfolio will have remaining maturities of 13 months or less and will be deemed by the Board of Trustees, or by the Advisers on its behalf, to present minimal credit risks and will meet the quality criteria set forth above. The Portfolio will invest no more than 10% of its net assets in such Notes and in other securities that are not readily marketable (which securities would include floating and variable rate demand obligations as to which the Portfolio cannot exercise the demand feature described in Part B and as to which there is no secondary market).


RESTRICTED SECURITIES


     The Portfolio may invest in securities that are subject to legal or contractual restrictions on resale. These securities may be illiquid and, thus, the Portfolio may not purchase them to the extent that more than 10% of the value of its net assets would be invested in illiquid securities. However, if a substantial market of qualified institutional buyers develops pursuant to Rule 144A under the 1933 Act for such securities held by the Portfolio, the Portfolio intends to treat such securities as liquid securities in accordance with procedures approved by the Board of Trustees. To the extent that for a period of time, qualified institutional buyers cease purchasing such restricted securities pursuant to Rule 144A, the Portfolio's investing in such securities may have the effect of increasing the level of illiquidity in the Portfolio during such period.


LENDING OF PORTFOLIO SECURITIES


     The Portfolio has the authority to lend portfolio securities to brokers, dealers and other financial organizations. By lending its securities, the Portfolio can increase its income by continuing to receive interest on the loaned securities as well as by either investing the cash collateral in short-term securities or obtaining yield in the form of interest paid when U.S. Government obligations are used as collateral. There may be risks of delay in receiving additional collateral or risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially. The Portfolio will adhere to the following conditions whenever its securities are loaned: (i) the Portfolio must receive at least 100% cash collateral or equivalent securities from the borrower; (ii) the borrower must increase this collateral whenever the market value of the loaned securities including accrued interest exceeds the level of the collateral;
(iii) the Portfolio must be able to terminate the loan at any time; (iv) the Portfolio must receive reasonable interest on the loan, as well as any dividends, interest or other distributions on the loaned securities, and any increase in market value; (v) the Portfolio may pay only reasonable custodian fees in connection with the loan; and (vi) voting rights on the loaned securities may pass to the borrower. However, if a material event adversely affecting the loaned securities were to occur, the Portfolio would terminate the loan and regain the right to vote the securities.


REPURCHASE AGREEMENTS AND REVERSE REPURCHASE AGREEMENTS


         Repurchase agreements involve the acquisition by the Portfolio of an underlying debt instrument, subject to an obligation of the seller to repurchase, and the Portfolio to resell, the instrument at a fixed price, usually not more than one week after its purchase. The Portfolio or a

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sub-custodian will have custody of securities acquired by the Portfolio under a repurchase agreement.

     Repurchase agreements may be entered into for the Portfolio with sellers, which are usually member banks of the Federal Reserve System or member firms of the New York Stock Exchange (or a subsidiary thereof). Such transactions afford an opportunity for the Portfolio to earn a return on available cash at minimal market risk. Certain costs may be incurred by the Portfolio in connection with the sale of the securities if the seller does not repurchase them in accordance with the repurchase agreement. In addition, if bankruptcy proceedings are commenced with respect to the seller of the securities, realization on the securities by the Portfolio may be delayed or limited. Repurchase agreements are considered collateralized loans under the 1940 Act.

     The Portfolio may borrow funds for temporary or emergency purposes, such as meeting larger than anticipated redemption requests, and not for leverage. One means of borrowing is by agreeing to sell portfolio securities to financial institutions such as banks and broker-dealers and to repurchase them at a mutually agreed date and price (a "reverse repurchase agreement"). At the time the Portfolio enters into a reverse repurchase agreement it will place in a segregated custodial account cash, U.S. Government securities or high-grade debt obligations having a value equal to the repurchase price, including accrued interest. Reverse repurchase agreements involve the risk that the market value of the securities sold by the Portfolio may decline below the repurchase price of those securities. Reverse repurchase agreements are considered to be borrowings by the Portfolio.



FOREIGN SECURITIES


     The Portfolio may invest in U.S. dollar-denominated foreign securities issued outside the United States, such as obligations of foreign branches and subsidiaries of domestic banks and foreign banks, including Eurodollar certificates of deposit, Eurodollar time deposits and Canadian time deposits, commercial paper of Canadian and other foreign issuers, and U.S. dollar-denominated obligations issued or guaranteed by one or more foreign governments or any of their agencies or instrumentalities. Foreign securities may represent a greater degree of risk than do securities of domestic issuers due to possible exchange rate fluctuations, possible exchange controls, less publicly available information, more volatile markets, less securities regulation, less favorable tax provisions (including possible withholding taxes), changes in governmental administration or economic or monetary policy (in the United States or abroad), war or expropriation. For a complete description of foreign securities the Portfolio may purchase, see "Investment Policies" in Part B.


CERTAIN OTHER OBLIGATIONS


     In order to allow for investments in new instruments that may be created in the future, the Portfolio may invest in obligations other than those listed previously, provided such investments are consistent with the Portfolio's investment objective, policies and restrictions.

     Part B includes a discussion of additional investments such as zero coupon obligations, variable rate and floating rate securities, participation interests, guaranteed investment contracts and when-issued and forward commitment securities. Part B also includes a discussion of nonfundamental investment policies, as well as a listing of specific investment restrictions which constitute fundamental policies of the Portfolio and cannot be changed without the approval of the holders of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Portfolio. See "Investment Restrictions" in Part B.

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ITEM 5. MANAGEMENT OF THE FUND.


     The Board of Trustees provides broad supervision over the affairs of the Portfolio and the Trust. For further information about the Trustees and officers of the Trust see "Management of the Fund" in Part B. A majority of the Trust's Trustees are not affiliated with the Advisers.


INVESTMENT ADVISERS AND ADMINISTRATOR


     Subject to such policies as the Board of Trustees may determine, and pursuant to an Investment Advisory Agreement with the Portfolio (the "Advisory Agreement"), Diversified, as the Adviser, manages the assets of the Portfolio, including providing general supervision of the Subadviser. For its services under the Advisory Agreement, the Adviser receives from the Portfolio a fee accrued daily and paid monthly at an annual rate equal to 0.25% of the Portfolio's average daily net assets. The Adviser is currently waiving a portion of its investment advisory fee. Investment management decisions of the Adviser are made by committee and not by managers individually. The principal business address of Diversified is Four Manhattanville Road, Purchase, New York 10577.


     Diversified is an indirect, wholly-owned subsidiary of AEGON USA, Inc. ("AEGON"), a financial services holding company whose primary emphasis is life and health insurance and annuity and investment products. AEGON is an indirect, wholly-owned subsidiary of AEGON nv, a Netherlands corporation which is a publicly traded international insurance group. Diversified was incorporated in 1992 for the purpose of acting as investment adviser to the Portfolio and other series of the Trust. Accordingly, the Trust is the first family of investment companies for which Diversified serves as investment adviser. It is the Adviser's responsibility to select, subject to the review and approval of the Board of Trustees, an appropriate subadviser with a distinguished background and to review such subadviser's continued performance.

     Diversified has entered into an Investment Subadvisory Agreement (the "Subadvisory Agreement") with Capital Management Group. Capital Management Group makes the investment selections for the Portfolio consistent with the guidelines and directions set by the Adviser and the Board of Trustees. For its services under the Subadvisory Agreement, Capital Management Group receives a fee from Diversified. This fee is calculated by multiplying the arithmetic average of the beginning and ending monthly net assets in the Portfolio by the fee schedule and dividing by twelve. The fee is paid on a quarterly basis at an annual rate equal to 0.05% of the Portfolio's average daily net assets. Capital Management Group furnishes at its own expense all services, facilities and personnel necessary in connection with managing the Portfolio's investments and effecting securities transactions for the Portfolio.


     Capital Management Group is a division of 1740 Advisers, Inc., which is a subsidiary of The Mutual Life Insurance Company of New York. Its address is 1740 Broadway, New York, New York 10019. Total assets under management by Capital Management Group as of December 31, 1996 were approximately $890 million, all of which were assets of registered investment companies. The following person is primarily responsible for the day-to-day management of the
Portfolio: David E. Wheeler, Investment Vice President and Portfolio Manager (since 1997, employed by Capital Management Group since 1994; previously employed at AIG Investment Advisers and at Mutual Benefit Life).


     Under the Advisory Agreement with the Trust, Diversified, as Administrator, provides the Trust with general office facilities and supervises the overall administration of the Trust, including, among other responsibilities, the negotiation of contracts and fees with, and the monitoring of performance and billings of, the independent contractors and agents of the Trust; the preparation and filing of all documents required for compliance by the Trust with applicable laws and regulations; providing equipment and clerical personnel necessary for maintaining the organization of the Trust; preparation of certain documents in connection with meetings of Trustees and investors in the Trust; and the maintenance of books and records of the Trust. The Administrator provides persons satisfactory to the Board of Trustees to serve as officers of the Trust. Such officers, as well as certain other employees and Trustees of the Trust, may be directors, officers or employees of Diversified or its affiliates. Diversified receives no additional compensation for providing such administrative services.


     For the fiscal year ended December 31, 1996, the advisory fees paid to the Adviser after any applicable waivers were equal to 0.25% of the Portfolio's average daily net assets.


     The Trust has not retained the services of a distributor, as interests in the Portfolio are offered solely in private placement transactions. See "Management of the Fund" in Part B for additional information about DISC, the Placement Agent of interests in the Portfolio.

     Expenses. The expenses of the Trust include the compensation of its Trustees who are not affiliated with the Adviser or Subadviser; governmental fees; interest charges; taxes; fees and expenses of independent auditors, of legal counsel and of any transfer agent, custodian or registrar of the Trust; insurance premiums; and expenses of calculating the net asset value of, and the net income on, interests in the Portfolio.

     Expenses of the Trust also include expenses connected with the execution, recording and settlement of security transactions; fees and expenses of the Trust's custodian for all services to the Portfolio, including safekeeping of funds and securities and maintaining required books and accounts; expenses of preparing and mailing reports to investors and to governmental officers and commissions; expenses of meetings of investors and Trustees; and the advisory fees payable to the Adviser under the Advisory Agreement.


     For the fiscal year ended December 31, 1996, the total expenses of the Portfolio after any applicable fee waivers and expense reimbursements were equal to 0.30% of the Portfolio's average net assets.


ITEM 6. CAPITAL STOCK AND OTHER SECURITIES.

     The Portfolio is a separate series of the Trust, which is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in one or more series (each a "Series"), including the Portfolio. Currently, the Portfolio is one of thirteen active Series of the Trust. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of the Portfolio (and of no other Series). However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations. Investments in the Portfolio have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth below. For more information regarding the Trustees of the Trust, see "Management of the Fund" in Part B.

     Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio will vote as a separate class, except as to voting of Trustees, as otherwise required by the 1940 Act, or if determined by the Trustees to be a matter which affects all Series. As to any matter which does not affect a particular Series, only investors in the one or more affected Series are entitled to vote. The Portfolio is not required and has no current intention of holding special meetings of investors, but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified number of investors) have the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio (and no other Series) available for distribution to investors.

     The Portfolio determines its net income and realized capital gains, if any, on each Portfolio Business Day (as defined below) and allocates all such income and gain pro rata among the investors in the Portfolio at the time of such determination.

     The "net income" of the Portfolio consists of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the net income of the Portfolio is allocated pro rata among the investors in the Portfolio (and no other Series).

     Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Trust) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

     It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.


     Investor inquiries regarding the Portfolio may be directed to the Placement Agent at Four Manhattanville Road, Purchase, New York 10577, (914) 697-8000.


ITEM 7. PURCHASE OF SECURITIES BEING OFFERED.


     Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See Item 4 above.


     An investment in the Portfolio may be made in U.S. dollars without a sales load at the net asset value next determined after an order is received in "good order" by the Portfolio. There is no minimum initial or subsequent investment in the Portfolio.

     The Trust reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

     Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each day the Advisers are open for business ("Portfolio Business Day"). As of 4:00 p.m., New York time, on each such day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions, which are to be effected as of 4:00 p.m., New York time, on such day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction
(i) the numerator of which is the value of such investor's investment in the Portfolio as of 4:00 p.m., New York time, on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected as of 4:00 p.m., New York time, on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of 4:00 p.m., New York time, on such day, plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of 4:00 p.m., New York time, on the following Portfolio Business Day.

     The Portfolio's assets are valued by using the amortized cost method of valuation. This method of valuation involves valuing a security at its cost at the time of purchase and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. The market value of the securities held by the Portfolio will fluctuate on the basis of the creditworthiness of the issuers of such securities and on the levels of interest rates generally. While the amortized cost method provides certainty in valuation, it may result in periods when the value so determined is higher or lower than the price the Portfolio would receive if the security were sold.

ITEM 8. REDEMPTION OR REPURCHASE.

     An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the Portfolio by the designated cutoff time for each accredited investor. The proceeds of a reduction or withdrawal will be paid by the Portfolio in federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days.

     The Portfolio reserves the right under certain circumstances, such as accommodating requests for substantial withdrawals or liquidations, to pay distributions in kind to investors (i.e., to distribute portfolio securities as opposed to cash). If securities are distributed, an investor could incur brokerage, tax or other charges in converting the securities to cash. In addition, distribution in kind may result in a less diversified portfolio of investments or adversely affect the liquidity of the Portfolio or the investor's portfolio, as the case may be. Investments in the Portfolio may not be transferred.

     The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange ("NYSE") is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

ITEM 9. PENDING LEGAL PROCEEDINGS.

     Not applicable.

PART A

DIVERSIFIED INVESTORS PORTFOLIOS - HIGH QUALITY BOND PORTFOLIO

     Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 4. GENERAL DESCRIPTION OF REGISTRANT.

     Diversified Investors Portfolios (the "Trust") is a diversified, open-end management investment company which was organized as a Trust under the laws of the State of New York on September 1, 1993. Beneficial interests of the Trust are divided into series, thirteen of which are currently active and one of which, High Quality Bond Portfolio (the "Portfolio"), is described herein. Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     The investment objective of the Portfolio is to provide as high a level of current income as is consistent with the preservation of capital. The Portfolio seeks to accomplish its investment objective by investing primarily in high quality debt securities with short and intermediate maturities. An investment in the Portfolio is neither insured nor guaranteed by the U.S. Government.

     Diversified Investment Advisors, Inc. ("Diversified") is the investment adviser (the "Adviser") of the Portfolio. Merganser Capital Management Corp. ("Merganser") is the subadviser (the "Subadviser") of the Portfolio. The Adviser and Subadviser are referred to herein collectively as the "Advisers". Diversified is also the administrator (the "Administrator") of the Portfolio. Diversified Investors Securities Corp. is the exclusive placement agent ("DISC" or the "Placement Agent") of interests in the Portfolio and the Trust in general.

     The Portfolio pursues its investment objective by investing at least 65% of its assets under normal circumstances in high quality debt securities with short and intermediate maturities (including repurchase agreements and reverse repurchase agreements). See "Short-Term Instruments" below for an explanation of high quality ratings.

     The Advisers attempt to maintain the Portfolio's "duration" between one and four years, which means that the Portfolio's overall sensitivity to interest rates should be slightly more than that of bonds and notes with remaining average maturities from one to four years. The Portfolio's dollar-weighted average maturity (or dollar-weighted average life in the case of asset-backed and mortgage-backed securities) may be longer than four years from time to time, but will not exceed five years under normal conditions. The Portfolio may hold individual securities with remaining maturities of up to thirty years.

     A primary goal of the Portfolio is consistency of return with minimal exposure to negative total returns on an annual basis. The Adviser's strategy is to position the Portfolio in those high quality sectors of the fixed income market that offer the most attractive yields, on a risk-adjusted basis. The duration of the Portfolio will be a function of the security and sector selection process and market conditions in general. Since the value of fixed income securities generally fluctuates inversely with changes in interest rates, the value of securities held by the Portfolio will tend to decline during periods of rising interest rates.

     The investment objective of the Portfolio may be changed without the vote of the holders of a majority of the outstanding voting securities of the Portfolio. There can, of course, be no assurance that the investment objective of the Portfolio will be achieved.

DESCRIPTION OF PORTFOLIO INVESTMENTS

     The Advisers normally select only securities having a minimum long-term quality rating of A- by Standard & Poor's Ratings Group ("S&P") or A3 by Moody's Investors Service, Inc. ("Moody's"), respectively at the time of purchase, or, in the case of instruments that are not rated or are rated by other agencies (i.e., Fitch Investors Service, Inc. ("Fitch"), Duff & Phelps, Inc. ("Duff"), etc.) are deemed by the Advisers to be of similar quality. Money market securities have a minimum short-term rating of at least A-1 or P-1 by S&P or Moody's, respectively, or an equivalent rating by other agencies. The Portfolio may continue to hold such securities if their ratings are reduced after purchase.

     Additional information about the investment policies of the Portfolio appears in Part B.


U.S. GOVERNMENT AND AGENCY SECURITIES


     The Portfolio may invest in U.S. Government securities and securities issued or guaranteed by its agencies or instrumentalities. These securities have varying degrees of government backing. They may be backed by the credit of the government as a whole or only by the issuing agency. For example, securities issued by certain agencies are supported only by the credit of the agency that issued them, and not by the U.S. Government. Securities issued by the Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association are supported by the agency's right to borrow money from the U.S. Treasury under certain circumstances. U.S. Treasury bonds, notes and bills, and some agency securities, such as those issued by the Government National Mortgage Association, are backed by the full faith and credit of the U.S. Government as to payment of principal and interest and are the highest quality government securities. There is no assurance that the U.S. Government will support obligations of its agencies unless it is required to do so by law. An investment in the Portfolio is not guaranteed by the U.S. Government. For additional information on U.S. Government securities, see Part B.

     The Portfolio may invest a portion of its assets in short-term U.S. Government securities with remaining maturities of one year or less and repurchase agreements relating thereto. When the Advisers believe market conditions warrant a temporary defensive position, the Portfolio may invest up to 100% of its assets in these instruments.



CORPORATE BONDS


     The Portfolio may purchase public or private corporate bonds, issued by domestic or foreign issuers, that meet the Portfolio's minimum credit quality criteria at the time of purchase. The corporate bond market is customarily subdivided into several segments, which include industrial, public utilities, rail and transportation bonds, and bonds issued by banks and other financial institutions.


YANKEE BONDS AND EURODOLLAR BONDS

     The Portfolio may purchase yankee and eurodollar issues that meet its minimum credit quality standards. Yankee issues are dollar-denominated bonds issued in the United States market by foreign issuers and are, therefore, subject to Securities and Exchange Commission ("SEC") regulations. Issuers of yankee bonds include, among others, foreign corporations, foreign governments and agencies, and multilateral lending institutions. Eurodollar bonds are fixed income securities that are denominated in dollars, are underwritten by an international syndicate, and are sold upon issuance to non-U.S. investors. U.S.-based investors may purchase eurodollar bonds in the secondary market after a seasoning period. Eurodollar bonds are not subject to SEC regulations.




MORTGAGE PASS THROUGHS AND COLLATERALIZED MORTGAGE OBLIGATIONS


     The Portfolio may purchase mortgage and mortgage-related securities such as pass throughs, collateralized mortgage obligations, and mortgage derivatives that meet the Portfolio's minimum credit quality. Mortgage pass throughs are securities that pass through to investors an undivided interest in a pool of underlying mortgages. These may be issued or guaranteed by U.S. government agencies, or may consist of whole loans originated and issued by private limited purpose corporations or conduits. Collateralized mortgage obligation bonds and mortgage derivatives are obligations of special purpose corporations that are collateralized or supported by mortgages or mortgage securities such as pass throughs.


ASSET-BACKED SECURITIES


     The Portfolio may purchase public or private asset-backed securities in various types, which are fixed income securities that are collateralized or "backed" by installment receivables (usually consumer loans) for which some type of credit enhancement is provided. Asset-backed securities that are eligible for purchase by the Portfolio include securities backed by automobile receivables, credit card receivables, home equity loans, manufactured housing loans, business and recreational vehicle loans, computer leases, and agricultural equipment loans.


SHORT-TERM INSTRUMENTS


     Cash, commercial paper, short-term obligations, repurchase agreements or other forms of debt securities may be held to provide a reserve for future purchases of securities during periods of unusual market conditions or in order to reduce volatility, or as a temporary defensive measure when the Advisers determine security markets to be overvalued. The Portfolio limits its short-term investments to those U.S. dollar-denominated instruments which are determined by or on behalf of the Board of Trustees of the Trust (the "Board of Trustees") to present minimal credit risks and which are of "high quality" as determined by a major rating service (i.e., rated P-1 by Moody's or A-1 by S&P) or, in the case of instruments which are not rated, are of comparable quality pursuant to procedures established by the Board of Trustees. Investments in high quality short-term instruments may, in many circumstances, result in a lower yield than would be available from investments in instruments with a lower quality or longer term.

     The following is a description of the two highest commercial paper, bond and other short-and long-term rating categories assigned by S&P, Moody's, Fitch, Duff, IBCA Limited and IBCA Inc. ("IBCA") and Thomson BankWatch, Inc. ("BankWatch"):

COMMERCIAL PAPER AND SHORT-TERM RATINGS

     The designation A-1 by S&P indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted with a plus sign (+) designation. Capacity for timely payment on issues with an A-2 designation is strong. However, the relative degree of safety is not as high as for issues designated A-1.

     The rating Prime-1 (P-1) is the highest commercial paper rating assigned by Moody's. Issuers of P-1 paper must have a superior capacity for repayment of short-term promissory obligations, and ordinarily will be evidenced by leading market positions in well established industries, high rates of return on funds employed, conservative capitalization structures with moderate reliance on debt and ample asset protection, broad margins in earnings coverage of fixed financial charges and high internal cash generation, and well established access to a range of financial markets and assured sources of alternate liquidity. Issues rated Prime-2 (P-2) have a strong capacity for repayment of short-term promissory obligations. This ordinarily will be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

     The rating Fitch-1 (Highest Grade) is the highest commercial paper rating assigned by Fitch. Paper rated Fitch-1 is regarded as having the strongest degree of assurance for timely payment. The rating Fitch-2 (Very Good Grade) is the second highest commercial paper rating assigned by Fitch which reflects an assurance of timely payment only slightly less in degree than the strongest issues.

     The rating Duff-1 is the highest commercial paper rating assigned by Duff. Paper rated Duff-1 is regarded as having very high certainty of timely payment with excellent liquidity factors which are supported by ample asset protection. Risk factors are minor. Paper rated Duff-2 is regarded as having good certainty of timely payment, good access to capital markets and sound liquidity factors and company fundamentals. Risk factors are small.

     The designation A-1 by IBCA indicates that the obligation is supported by a very strong capacity for timely repayment. Those obligations rated A1+ are supported by the highest capacity for timely repayment. Obligations rated A2 are supported by a strong capacity for timely repayment, although such capacity may be susceptible to adverse changes in business, economic or financial conditions.

     The rating TBW-1 is the highest short-term obligation rating assigned by BankWatch. Obligations rated TBW-1 are regarded as having the strongest capacity for timely repayment. Obligations rated TBW-2 are supported by a strong capacity for timely repayment, although the degree of safety is not as high as for issues rated TBW-1.

BOND AND LONG-TERM RATINGS

     Bonds rated AAA are considered by S&P to be the highest grade obligations and possess an extremely strong capacity to pay principal and interest. Bonds rated AA by S&P are judged by S&P to have a very strong capacity to pay principal and interest, and in the majority of instances, differ only in small degrees from issues rated AAA.

     Bonds rated Aaa are judged by Moody's to be of the best quality. Bonds rated Aa by Moody's are judged by Moody's to be of high quality by all standards and, together with the Aaa group, they comprise what are generally known as high-grade bonds. Bonds rated Aa are rated lower than Aaa bonds because margins of protection may not be as large or fluctuations of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger. Moody's applies numerical modifiers 1, 2 and 3 in the Aa rating category. The modifier 1 indicates a ranking for the security in the higher end of this rating category, the modifier 2 indicates a mid-range ranking, and the modifier 3 indicates a ranking in the lower end of the rating category.

     Bonds rated AAA by Fitch are judged by Fitch to be strictly high-grade, broadly marketable, suitable for investment by trustees and fiduciary institutions and liable to but slight market fluctuation other than through changes in the money rate. The prime feature of an AAA bond is a showing of earnings several times or many times interest requirements, with such stability of applicable earnings that safety is beyond reasonable question whatever changes occur in conditions. Bonds rated AA by Fitch are judged by Fitch to be of safety virtually beyond question and are readily salable, whose merits are not unlike those of the AAA class, but whose margin of safety is less strikingly broad. The issue may be the obligation of a small company, strongly secured but influenced as to rating by the lesser financial power of the enterprise and more local type of market.

     Bonds rated AAA by Duff are considered to be of the highest credit quality. The risk factors are negligible, being only slightly more than U.S. Treasury debt. Bonds rated AA are considered by Duff to be of high credit quality with strong protection factors. Risk is modest but may vary slightly from time to time because of economic conditions.

     Obligations rated AAA by IBCA have the lowest expectation of investment risk. Capacity for timely repayment of principal and interest is substantial, such that adverse changes in business, economic or financial conditions are unlikely to increase investment risk significantly. Obligations rated AA by IBCA have a very low expectation of investment risk. Capacity for timely repayment of principal and interest is substantial. Adverse changes in business, economic or financial conditions may increase investment risk albeit not very significantly.

     IBCA also assigns a rating to certain international and U.S. banks. An IBCA bank rating represents IBCA's current assessment of the strength of the bank and whether such bank would receive support should it experience difficulties. In its assessment of a bank, IBCA uses a dual rating system comprised of Legal Ratings and Individual Ratings. In addition, IBCA assigns banks Long- and Short- Term Ratings as used in the corporate ratings discussed above. Legal Ratings, which range in gradation from 1 through 5, address the question of whether the bank would receive support provided by central banks or shareholders if it experienced difficulties, and such ratings are considered by IBCA to be a prime factor in its assessment of credit risk. Individual Ratings, which range in gradations from A through E, represent IBCA's assessment of a bank's economic merits and address the question of how the bank would be viewed if it were entirely independent and could not rely on support from state authorities or its owners.

     In addition to its ratings of short-term obligations, BankWatch assigns a rating to each issuer it rates, in gradations of A through E. BankWatch examines all segments of the organization, including, where applicable, the holding company, member banks or associations, and other subsidiaries. In those instances where financial disclosure is incomplete or untimely, a qualified rating (QR) is assigned to the institution. BankWatch also assigns, in the case of foreign banks, a country rating which represents an assessment of the overall political and economic stability of the country in which the bank is domiciled.


REPURCHASE AGREEMENTS AND REVERSE REPURCHASE AGREEMENTS


Repurchase agreements involve the acquisition by the Portfolio of an underlying debt instrument subject to an obligation of the seller to repurchase, and the Portfolio to resell, the instrument at a fixed price usually not more than one week after its purchase. The Portfolio's custodian or a sub-custodian will have custody of securities acquired by the Portfolio under a repurchase agreement.

     Repurchase agreements may be entered into for the Portfolio with sellers, which are usually member banks of the Federal Reserve System or member firms of the New York Stock Exchange (or a subsidiary thereof). Such transactions afford an opportunity for the Portfolio to earn a return on available cash at minimal market risk. Certain costs may be incurred by the Portfolio in connection with the sale of the securities if the seller does not repurchase them in accordance with the repurchase agreement. In addition, if bankruptcy proceedings are commenced with respect to the seller of the securities, realization on the securities by the Portfolio may be delayed or limited. Repurchase agreements are considered collateralized loans under the 1940 Act.

     The Portfolio may borrow funds for temporary or emergency purposes, such as meeting larger than anticipated redemption requests, and not for leverage.

One means of borrowing is by agreeing to sell portfolio securities to financial institutions such as banks and broker-dealers and to repurchase them at a mutually agreed date and price (a "reverse repurchase agreement"). At the time the Portfolio enters into a reverse repurchase agreement it will place in a segregated custodial account cash, U.S. Government securities or high-grade debt obligations having a value equal to the repurchase price, including accrued interest. Reverse repurchase agreements involve the risk that the market value of the securities sold by the Portfolio may decline below the repurchase price of those securities.


RESTRICTED SECURITIES


     The Portfolio may purchase securities in the United States that are not registered for sale under federal securities laws but which can be resold to institutions under Rule 144A under the 1933 Act. Provided that a dealer or institutional trading market in such securities exists, these restricted securities are treated as exempt from the Portfolio's 15% limit on illiquid securities. Under the supervision of the Board of Trustees, the Advisers determine the liquidity of restricted securities and, through reports from the Advisers, the Board of Trustees will monitor trading activity in restricted securities. Because Rule 144A is relatively new, it is not possible to predict how these markets will develop. If institutional trading in restricted securities were to decline, the liquidity of the Portfolio could be adversely affected.


OPTIONS AND FUTURES CONTRACTS


     The Portfolio may buy and sell options and futures contracts to manage its exposure to changing interest rates and security prices. Some options and futures strategies, including selling futures, buying puts, and writing calls, hedge the Portfolio's investments against price fluctuations. Other strategies, including buying futures, writing puts and buying calls, tend to increase market exposure. The Portfolio may invest in options (including over-the-counter options) and futures contracts based on any type of security or index related to its investments.

     Options and futures can be volatile investments, and involve certain risks. If the Advisers apply a hedge at an inappropriate time or judge interest rates incorrectly, options and futures strategies may lower the Portfolio's return. The costs of hedging are not reflected in an investor's yield but are reflected in the investor's total return. An investor could also experience losses if the Portfolio's options and futures positions were poorly correlated with its other investments, or if it could not close out its positions because of an illiquid secondary market.

     The Portfolio currently does not intend to engage in the writing of options, except for the purpose of terminating an existing position or under the limited circumstances described in Part B. Nevertheless, the Portfolio has the authority to write options and may do so in the future if the Advisers determine that such transactions are in the best interests of the Portfolio.

LENDING OF PORTFOLIO SECURITIES


     The Portfolio has the authority to lend portfolio securities to brokers, dealers and other financial organizations. By lending its securities, the Portfolio can increase its income by continuing to receive interest on the loaned securities as well as by either investing the cash collateral in short-term securities or obtaining yield in the form of interest paid when U.S. Government obligations are used as collateral. There may be risks of delay in receiving additional collateral or risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially. The Portfolio will adhere to the following conditions whenever its securities are loaned: (i) the Portfolio must receive at least 100% cash collateral or equivalent securities from the borrower; (ii) the borrower must increase this collateral whenever the market value of the loaned securities including accrued interest exceeds the level of the collateral;
(iii) the Portfolio must be able to terminate the loan at any time; (iv) the Portfolio must receive reasonable interest on the loan, as well as any dividends, interest or other distributions on the loaned securities, and any increase in market value; (v) the Portfolio may pay only reasonable custodian fees in connection with the loan; and (vi) voting rights on the loaned securities may pass to the borrower. However, if a material event adversely affecting the loaned securities were to occur, the Portfolio would terminate the loan and regain the right to vote the securities.


DELAYED DELIVERY TRANSACTIONS


     In order to help ensure the availability of suitable securities for the Portfolio, the Advisers may purchase securities for the Portfolio on a "when-issued" or on a "forward delivery" basis, which means that the obligations would be delivered to the Portfolio at a future date beyond customary settlement time. Under normal circumstances, the Portfolio would take delivery of such securities. In general, the Portfolio would not pay for the securities until they are received, and would not start earning interest on the obligations until the contractual settlement date. While awaiting delivery of the obligations purchased on such basis, the Portfolio would establish a segregated account consisting of cash, cash equivalents or high grade liquid debt securities equal to the amount of its commitments to purchase "when-issued" securities. An increase in the percentage of the Portfolio's assets committed to the purchase of securities on a "when-issued" basis may increase the volatility of its net asset value.


OTHER INVESTMENTS AND INVESTMENT TECHNIQUES


     The Portfolio may, in each case up to 5% of the Portfolio's assets, also utilize the following investments and investment techniques and practices: investments in securities denominated in foreign currencies, options on futures contracts, foreign currency exchange transactions or options on foreign currencies. See Part B for further information.


     Changes to the Portfolio's securities generally are made without regard to the length of time a security has been held, or whether a sale would result in the recognition of a profit or loss. Therefore, the rate of portfolio turnover is not a limiting factor to trading when such trading is deemed appropriate. The Portfolio engages in trading if it believes a transaction net of costs (including custodian charges) will help it achieve its investment objective. See the Statement of Additional Information, including the financial statements incorporated by reference therein, for further information. The amount of brokerage commissions and realized capital gains will tend to increase as the level of portfolio activity increases. The primary consideration in placing portfolio security transactions with broker-dealers for execution is to obtain, and maintain the availability of, execution at the most favorable prices and in the most effective manner possible. See "Portfolio Transactions and Brokerage Commissions" "Brokerage Allocation and Other Practices" in Part B.


     As a diversified fund, no more than 5% of the assets of the Portfolio may be invested in the securities of one issuer (other than U.S. Government securities), except that up to 25% of the Portfolio's assets may be invested without regard to this limitation. The Portfolio will not invest more than 25% of its assets in the securities of issuers in any one industry. These are fundamental investment policies of the Portfolio which may not be changed without investor approval. As a nonfundamental operating investment policy, no more than 15% of the Portfolio's net assets may be invested in (i) securities the resale of which is restricted under federal securities laws; and (ii) illiquid or not readily marketable securities (including repurchase agreements maturing in more than seven days, over-the-counter options and assets used to cover over-the-counter options). Additional fundamental and operating investment policies of the Portfolio are contained in Part B.

ITEM 5. MANAGEMENT OF THE FUND.


     The Board of Trustees provides broad supervision over the affairs of the Portfolio and the Trust. For further information about the Trustees and officers of the Trust see "Management of the Fund" in Part B. A majority of the Trust's Trustees are not affiliated with the Advisers.

INVESTMENT ADVISERS AND ADMINISTRATOR


     Subject to such policies as the Board of Trustees may determine, and pursuant to an Investment Advisory Agreement with the Portfolio (the "Advisory Agreement"), Diversified, as the Adviser, manages the assets of the Portfolio, including providing general supervision of the Subadviser. For its services under the Advisory Agreement, the Adviser receives from the Portfolio a fee accrued daily and paid monthly at an annual rate equal to 0.35% of the Portfolio's average daily net assets. The Adviser is currently waiving a portion of its investment advisory fee. Investment management decisions of the Adviser are made by committee and not by managers individually. The principal business address of Diversified is Four Manhattanville Road, Purchase, New York 10577.


     Diversified is an indirect, wholly-owned subsidiary of AEGON USA, Inc. ("AEGON"), a financial services holding company whose primary emphasis is life and health insurance and annuity and investment products. AEGON is an indirect, wholly-owned subsidiary of AEGON nv, a Netherlands corporation which is a publicly traded international insurance group. Diversified was incorporated in 1992 for the purpose of acting as investment adviser to the Portfolio and other series of the Trust. Accordingly, the Trust is the first family of investment companies for which Diversified serves as investment adviser. It is the Adviser's responsibility to select, subject to the review and approval of the Board of Trustees, an appropriate subadviser with a distinguished background and to review such subadviser's continued performance.


     Diversified has entered into an Investment Subadvisory Agreement (the "Subadvisory Agreement") with Merganser. The Subadviser makes the day-to-day investment selections for the Portfolio consistent with the guidelines and directions set by Diversified and the Board of Trustees. For its services under the Subadvisory Agreement, Merganser receives a fee from Diversified. This fee is calculated by multiplying the arithmetic average of the beginning and ending monthly net assets in the Portfolio by the fee schedule and dividing by twelve. The fee is paid on a quarterly basis at an annual rate equal to 0.50% of the first $10 million of average net assets of the Portfolio; 0.375% of the next $15 million of average net assets; 0.25% of the next $75 million of average net assets; and 0.1875% of average net assets in excess of $100 million. Merganser furnishes at its own expense all services, facilities and personnel necessary in connection with managing the Portfolio's investments and effecting securities transactions for the Portfolio.

     Merganser was formed in September 1987 and is owned by Edward R. Bedrosian, Edward M. Safran, Douglas A. Kelly, James S. Wakefield, employees of Merganser. Total assets under management for all institutional bond clients at December 31, 1996 were approximately $2.1 billion, $197.3 million of which are assets of registered investment companies. The principal business address of Merganser is One Cambridge Center, Cambridge, Massachusetts 02142. Investment management decisions by Merganser are made by committee and not by managers individually.


     Under the Advisory Agreement with the Trust, Diversified, as Administrator, provides the Trust with general office facilities and supervises the overall administration of the Trust, including, among other responsibilities, the negotiation of contracts and fees with, and the monitoring of performance and billings of, the independent contractors and agents of the Trust; the preparation and filing of all documents required for compliance by the Trust with applicable laws and regulations; providing equipment and clerical personnel necessary for maintaining the organization of the Trust; preparation of certain documents in connection with meetings of Trustees and investors in the Trust; and the maintenance of books and records of the Trust. The Administrator provides persons satisfactory to the Board of Trustees to serve as officers of the Trust. Such officers, as well as certain other employees and Trustees of the Trust, may be directors, officers or employees of Diversified or its affiliates. Diversified receives no additional compensation for providing such administrative services.

     For the fiscal year ended December 31, 1996, the advisory fees paid to the Adviser after any applicable waivers were equal to 0.35% of the Portfolio's average daily net assets.


     The Trust has not retained the services of a distributor, as interests in the Portfolio are offered solely in private placement transactions. See "Management of the Fund" in Part B for additional information about DISC, the Placement Agent of interests in the Portfolio.

     Expenses. The expenses of the Trust include the compensation of its Trustees who are not affiliated with the Adviser or Subadviser; governmental fees; interest charges; taxes; fees and expenses of independent auditors, of legal counsel and of any transfer agent, custodian or registrar of the Trust; insurance premiums; and expenses of calculating the net asset value of, and the net income on, interests in the Portfolio.

     Expenses of the Trust also include expenses connected with the execution, recording and settlement of security transactions; fees and expenses of the Trust's custodian for all services to the Portfolio, including safekeeping of funds and securities and maintaining required books and accounts; expenses of preparing and mailing reports to investors and to governmental officers and commissions; expenses of meetings of investors and Trustees; and the advisory fees payable to the Adviser under the Advisory Agreement.


     For the fiscal year ended December 31, 1996, the total expenses of the Portfolio after any applicable fee waivers and expense reimbursements were equal to 0.40% of the Portfolio's average net assets.


ITEM 6. CAPITAL STOCK AND OTHER SECURITIES.

     The Portfolio is a separate series of the Trust, which is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in one or more series (each a "Series"), including the Portfolio. Currently, the Portfolio is one of thirteen active Series of the Trust. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of the Portfolio (and of no other Series). However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations. Investments in the Portfolio have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth below. For more information regarding the Trustees of the Trust, see "Management of the Fund" in Part B.

     Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio will vote as a separate class, except as to voting of Trustees, as otherwise required by the 1940 Act, or if determined by the Trustees to be a matter which affects all Series. As to any matter which does not affect a particular Series, only investors in the one or more affected Series are entitled to vote. The Portfolio is not required and has no current intention of holding special meetings of investors, but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified number of investors) have the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio (and no other Series) available for distribution to investors.

     The Portfolio determines its net income and realized capital gains, if any, on each Portfolio Business Day (as defined below) and allocates all such income and gain pro rata among the investors in the Portfolio at the time of such determination.

     The "net income" of the Portfolio shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the net income of the Portfolio is allocated pro rata among the investors in the Portfolio (and no other Series).

     Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Trust) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

     It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.


     Investor inquiries regarding the Portfolio may be directed to the Placement Agent at Four Manhattanville Road, Purchase, New York 10577, (914) 697-8000.


ITEM 7. PURCHASE OF SECURITIES BEING OFFERED.


     Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See Item 4 above.


     An investment in the Portfolio may be made in U.S. dollars without a sales load at the net asset value next determined after an order is received in "good order" by the Portfolio. There is no minimum initial or subsequent investment in the Portfolio.

     The Trust reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.


     Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each day the Advisers are open for business ("Portfolio Business Day"). As of 4:00 p.m., New York time, on each such day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions, which are to be effected as of 4:00 p.m., New York time, on such day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction
(i) the numerator of which is the value of such investor's investment in the Portfolio as of 4:00 p.m., New York time, on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected as of 4:00 p.m., New York time, on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of 4:00 p.m., New York time, on such day, plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of 4:00 p.m., New York time, on the following Portfolio Business Day.

     The Portfolio values its assets based on their current market value when market quotations are available. Where market quotations are not available, assets are valued at fair value as determined in good faith under the direction of the Board of Trustees. Debt obligations with 60 days or less remaining to maturity may be valued by the amortized cost method which the Trust's Trustees have determined to constitute fair value for such securities.

ITEM 8. REDEMPTION OR REPURCHASE.

     An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the Portfolio by the designated cutoff time for each accredited investor. The proceeds of a reduction or withdrawal will be paid by the Portfolio in federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days.

     The Portfolio reserves the right under certain circumstances, such as accommodating requests for substantial withdrawals or liquidations, to pay distributions in kind to investors (i.e., to distribute portfolio securities as opposed to cash). If securities are distributed, an investor could incur brokerage, tax or other charges in converting the securities to cash. In addition, distribution in kind may result in a less diversified portfolio of investments or adversely affect the liquidity of the Portfolio or the investor's portfolio, as the case may be. Investments in the Portfolio may not be transferred.

     The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

ITEM 9. PENDING LEGAL PROCEEDINGS.

     Not applicable.

PART A

DIVERSIFIED INVESTORS PORTFOLIOS - GOVERNMENT/CORPORATE BOND PORTFOLIO

     Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 4. GENERAL DESCRIPTION OF REGISTRANT.

     Diversified Investors Portfolios (the "Trust") is a diversified, open-end management investment company which was organized as a Trust under the laws of the State of New York on September 1, 1993. Beneficial interests of the Trust are divided into series, thirteen of which are currently active and one of which, Government/Corporate Bond Portfolio (the "Portfolio"), is described herein. Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     The investment objective of the Portfolio is to achieve maximum total return. The Portfolio seeks to accomplish its objective by investing in investment grade debt securities, U.S. Government obligations, and high quality short-term obligations. An investment in the Portfolio is neither insured nor guaranteed by the U.S. Government.

     Diversified Investment Advisors, Inc. ("Diversified") is the investment adviser (the "Adviser") of the Portfolio. Capital Management Group, a division of 1740 Advisers, Inc. ("Capital Management Group"), is the subadviser (the "Subadviser") of the Portfolio. The Adviser and Subadviser are referred to herein collectively as the "Advisers". Diversified is also the administrator (the "Administrator") of the Portfolio. Diversified Investors Securities Corp. is the exclusive placement agent ("DISC" or the "Placement Agent") of interests in the Portfolio and the Trust in general.

     The Portfolio pursues its investment objective by investing in investment grade debt securities, U.S. Government obligations, including U.S. Government agency and instrumentality obligations and collateralized mortgage obligations guaranteed by these agencies and high quality short-term obligations (including repurchase agreements and reverse repurchase agreements). At least 65% of the Portfolio's assets is invested in U.S. Government securities, corporate bonds and short-term instruments.

     The Advisers attempt to maintain the Portfolio's "duration" between three and ten years, which means that the Portfolio's overall sensitivity to interest rates should be similar to that of bonds and notes with remaining average maturities from three to fifteen years. The Portfolio's dollar-weighted average maturity (or dollar-weighted average life in the case of mortgage-backed securities) may be longer than fifteen years from time to time, but will not exceed thirty years under normal conditions. The Government/Corporate Bond Portfolio may hold individual securities with remaining maturities up to thirty years.

     Since the value of fixed income securities generally fluctuates inversely with changes in interest rates, the duration of the Portfolio will vary to reflect the Advisers' assessments of prospective changes in interest rates. The Advisers' strategy will be to adjust the duration of the Portfolio so that the Portfolio may benefit from relative price appreciation when interest rates decline and may protect capital value when interest rates rise.

The success of this strategy will depend on the Advisers' ability to manage the Portfolio through changes in interest rates, and there is a risk that the value of the securities held by the Portfolio will decline.

     The investment objective of the Portfolio may be changed without the vote of the holders of a majority of the outstanding voting securities of the Portfolio. There can, of course, be no assurance that the investment objective of the Portfolio will be achieved.

DESCRIPTION OF PORTFOLIO INVESTMENTS

     Additional information about the investment policies of the Portfolio appears in Part B.



U.S. GOVERNMENT AND AGENCY AND INSTRUMENTALITY SECURITIES


     The Portfolio may invest in U.S. Government securities and securities issued or guaranteed by agencies or instrumentalities of the U.S. Government. Securities issued or guaranteed by agencies or instrumentalities of the U.S. Government have varying degrees of government backing. They may be backed by the credit of the government as a whole or only by the issuing agency. For example, securities issued by certain agencies are supported only by the credit of the agency that issued them, and not by the U.S. Government. U.S. Treasury bonds, notes and bills, and some agency securities, such as those issued by the Government National Mortgage Association, are backed by the full faith and credit of the U.S. Government as to payment of principal and interest and are the highest quality government securities. There is no assurance that the U.S. Government will support obligations of its agencies unless it is required to do so by law. An investment in the Portfolio is not guaranteed by the U.S. Government. For additional information on U.S. Government securities, see Part B.

     The Portfolio may invest a portion of its assets in short-term U.S. Government securities with remaining maturities of one year or less and repurchase agreements relating thereto. When the Advisers believe market conditions warrant a temporary defensive position, the Portfolio may invest up to 100% of its assets in these instruments.


CORPORATE BONDS


     The Portfolio may purchase debt securities of United States corporations only if they carry a rating of at least Baa from Moody's Investors Service, Inc. ("Moody's") or BBB from Standard & Poor's Ratings Group ("S&P") or which, if not rated by these rating agencies, are judged by the Advisers to be of comparable quality. Securities rated Baa by Moody's and BBB by S&P may have speculative characteristics. Changes in economic condition or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case for higher grade securities. See Part B for an explanation of these ratings.


FOREIGN SECURITIES


     The Portfolio may invest in securities of foreign issuers. The Portfolio's investments in unlisted foreign securities are subject to the overall restrictions applicable to investments in illiquid securities. The Advisers do not intend to concentrate more than 25% of foreign investments in any one type of instrument or in any foreign country. Foreign securities may represent a greater degree of risk than do securities of domestic issuers due to possible exchange rate fluctuations, possible exchange controls, less publicly available information, more volatile markets, less securities regulation, less favorable tax provisions (including possible withholding taxes), changes in governmental administration or economic or monetary policy (in the United States or abroad), war or expropriation. Forward foreign currency exchange contracts may also be entered into for the purchase or sale of foreign currency solely for hedging purposes against adverse rate changes. A currency exchange contract allows a definite price in dollars to be fixed for foreign securities that have been purchased or sold (but not settled) for the Portfolio. Entering into such exchange contracts may result in the loss of all or a portion of the benefits which otherwise could have been obtained from favorable movements in exchange rates. In addition, entering into such contracts means incurring certain transaction costs and bearing the risks of incurring losses if rates do not move in the direction anticipated.



SHORT-TERM INSTRUMENTS


     Cash, commercial paper, short-term obligations, repurchase agreements, bank certificates of deposit or other forms of debt securities may be held to provide a reserve for future purchases of securities during periods of unusual market conditions or in order to reduce volatility, or as a temporary defensive measure when the Advisers determine security markets to be overvalued. The Portfolio limits its short-term investments to those U.S. dollar-denominated instruments which are determined by or on behalf of the Board of Trustees of the Trust (the "Board of Trustees") to present minimal credit risks and which are of "high quality" as determined by a major rating service (i.e., rated P-1 by Moody's or A-1 by S&P) or, in the case of instruments which are not rated, are of comparable quality pursuant to procedures established by the Board of Trustees. Investments in high quality short-term instruments may, in many circumstances, result in a lower yield than would be available from investments in instruments with a lower quality or longer term.


REPURCHASE AGREEMENTS AND REVERSE REPURCHASE AGREEMENTS


     Repurchase agreements involve the acquisition by the Portfolio of an underlying debt instrument subject to an obligation of the seller to repurchase, and the Portfolio to resell, the instrument at a fixed price usually not more than one week after its purchase. The Portfolio's custodian or a sub-custodian will have custody of securities acquired by the Portfolio under a repurchase agreement.

     Repurchase agreements may be entered into for the Portfolio with sellers, which are usually member banks of the Federal Reserve System or member firms of the New York Stock Exchange (or a subsidiary thereof). Such transactions afford an opportunity for the Portfolio to earn a return on available cash at minimal market risk. Certain costs may be incurred by the Portfolio in connection with the sale of the securities if the seller does not repurchase them in accordance with the repurchase agreement. In addition, if bankruptcy proceedings are commenced with respect to the seller of the securities, realization on the securities by the Portfolio may be delayed or limited. Repurchase agreements are considered collateralized loans under the 1940 Act.

     The Portfolio may borrow funds for temporary or emergency purposes, such as meeting larger than anticipated redemption requests, and not for leverage. One means of borrowing is by agreeing to sell portfolio securities to financial institutions such as banks and broker-dealers and to repurchase them at a mutually agreed date and price (a "reverse repurchase agreement"). At the time the Portfolio enters into a reverse repurchase agreement it will place in a segregated custodial account cash, U.S. Government securities or high-grade debt obligations having a value equal to the repurchase price, including accrued interest. Reverse repurchase agreements involve the risk that the market value of the securities sold by the Portfolio may decline below the repurchase price of those securities.


RESTRICTED SECURITIES


     The Portfolio may purchase securities in the United States that are not registered for sale under federal securities laws but which can be resold to institutions under Rule 144A under the 1933 Act. Provided that a dealer or institutional trading market in such securities exists, these restricted securities are treated as exempt from the Portfolio's 15% limit on illiquid securities. Under the supervision of the Board of Trustees, the Advisers determine the liquidity of restricted securities and, through reports from the Advisers, the Board of Trustees will monitor trading activity in restricted securities. Because Rule 144A is relatively new, it is not possible to predict how these markets will develop. If institutional trading in restricted securities were to decline, the liquidity of the Portfolio could be adversely affected.


OPTIONS AND FUTURES CONTRACTS


     The Portfolio may buy and sell options and futures contracts to manage its exposure to changing interest rates and security prices. Some options and futures strategies, including selling futures, buying puts, and writing calls, hedge the Portfolio's investments against price fluctuations. Other strategies, including buying futures, writing puts and buying calls, tend to increase market exposure. The Portfolio may invest in options (including over-the-counter options) and futures contracts based on any type of security or index related to its investments.

     Options and futures can be volatile investments, and involve certain risks. If the Advisers apply a hedge at an inappropriate time or judge interest rates incorrectly, options and futures strategies may lower an investor's return. An investor could also experience losses if the Portfolio's options and futures positions were poorly correlated with its other investments, or if it could not close out its positions because of an illiquid secondary market.

     The Portfolio currently does not intend to engage in the writing of options, except for the purpose of terminating an existing position or under the limited circumstances described in Part B. Nevertheless, the Portfolio has the authority to write options and may do so in the future if the Advisers determine that such transactions are in the best interests of the Portfolio.


DELAYED DELIVERY TRANSACTIONS


     In order to help ensure the availability of suitable securities for the Portfolio, the Advisers may purchase securities for the Portfolio on a "when-issued" or on a "forward delivery" basis, which means that the obligations would be delivered to the Portfolio at a future date beyond customary settlement time. Under normal circumstances, the Portfolio would take delivery of such securities. In general, the Portfolio would not pay for the securities until they are received, and would not start earning interest on the obligations until the contractual settlement date. While awaiting delivery of the obligations purchased on such basis, the Portfolio would establish a segregated account consisting of cash, cash equivalents or high grade liquid debt securities equal to the amount of its commitments to purchase "when-issued" securities. An increase in the percentage of the Portfolio's assets committed to the purchase of securities on a "when-issued" basis may increase the volatility of its net asset value.


LENDING OF PORTFOLIO SECURITIES


     The Portfolio has the authority to lend portfolio securities to brokers, dealers and other financial organizations. By lending its securities, the Portfolio can increase its income by continuing to receive interest on the loaned securities as well as by either investing the cash collateral in short-term securities or obtaining yield in the form of interest paid when U.S. Government obligations are used as collateral. There may be risks of delay in receiving additional collateral or risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially. The Portfolio will adhere to the following conditions whenever its securities are loaned: (i) the Portfolio must receive at least 100% cash collateral or equivalent securities from the borrower; (ii) the borrower must increase this collateral whenever the market value of the loaned securities including accrued interest exceeds the level of the collateral;
(iii) the Portfolio must be able to terminate the loan at any time; (iv) the Portfolio must receive reasonable interest on the loan, as well as any dividends, interest or other distributions on the loaned securities, and any increase in market value; (v) the Portfolio may pay only reasonable custodian fees in connection with the loan; and (vi) voting rights on the loaned securities may pass to the borrower. However, if a material event adversely affecting the loaned securities were to occur, the Portfolio would terminate the loan and regain the right to vote the securities.


OTHER INVESTMENTS AND INVESTMENT TECHNIQUES


     The Portfolio may, in each case up to 5% of the Portfolio's assets, also utilize the following investments and investment techniques and practices: options on futures contracts, foreign currency exchange transactions and options on foreign currencies. See Part B for further information.

     Changes to the Portfolio's securities generally are made without regard to the length of time a security has been held, or whether a sale would result in the recognition of a profit or loss. Therefore, the rate of portfolio turnover is not a limiting factor to trading when such trading is deemed appropriate. The Portfolio engages in trading if it believes a transaction net of costs (including custodian charges) will help it achieve its investment objective. See the Statement of Additional Information, including the financial statements incorporated by reference therein, for further information. The amount of brokerage commissions and realized capital gains will tend to increase as the level of portfolio activity increases. The primary consideration in placing portfolio security transactions with broker-dealers for execution is to obtain, and maintain the availability of, execution at the most favorable prices and in the most effective manner possible. See "Brokerage Allocation and Other Practices" in Part B.

     As a diversified fund, no more than 5% of the assets of the Portfolio may be invested in the securities of one issuer (other than U.S. Government securities), except that up to 25% of the Portfolio's assets may be invested without regard to this limitation. The Portfolio will not invest more than 25% of its assets in the securities of issuers in any one industry. These are fundamental investment policies of the Portfolio which may not be changed without investor approval. As a nonfundamental operating investment policy, no more than 15% of the Portfolio's net assets may be invested in (i) securities the resale of which is restricted under federal securities laws; and (ii) illiquid or not readily marketable securities (including repurchase agreements maturing in more than seven days, over-the-counter options and assets used to cover over-the-counter options). Additional fundamental and operating investment policies of the Portfolio are contained in Part B.

ITEM 5. MANAGEMENT OF THE FUND.


     The Board of Trustees provides broad supervision over the affairs of the Portfolio and the Trust. For further information about the Trustees and officers of the Trust see "Management of the Fund" in Part B. A majority of the Trust's Trustees are not affiliated with the Advisers.


INVESTMENT ADVISERS AND ADMINISTRATOR


     Subject to such policies as the Board of Trustees may determine, and pursuant to an Investment Advisory Agreement with the Portfolio (the "Advisory Agreement"), Diversified, as the Adviser, manages the assets of the Portfolio, including providing general supervision of the Subadviser. For its services under the Advisory Agreement, the Adviser receives from the Portfolio a fee accrued daily and paid monthly at an annual rate equal to 0.35% of the Portfolio's average daily net assets. The Adviser is currently waiving a portion of its investment advisory fee. Investment management decisions of the Diversified are made by committee and not by managers individually. The principal business address of Diversified is Four Manhattanville Road, Purchase, New York 10577.


     Diversified is an indirect, wholly-owned subsidiary of AEGON USA, Inc. ("AEGON"), a financial services holding company whose primary emphasis is life and health insurance and annuity and investment products. AEGON is an indirect, wholly-owned subsidiary of AEGON nv, a Netherlands corporation which is a publicly traded international insurance group. Diversified was incorporated in 1992 for the purpose of acting as investment adviser to the Portfolio and other series of the Trust. Accordingly, the Trust is the first family of investment companies for which Diversified serves as investment adviser. It is the Adviser's responsibility to select, subject to the review and approval of the Board of Trustees, an appropriate subadviser with a distinguished background and to review such subadviser's continued performance.

     Diversified has entered into an Investment Subadvisory Agreement (the "Subadvisory Agreement") with Capital Management Group. Capital Management Group makes the investment selections for the Portfolio consistent with the guidelines and directions set by the Adviser and the Board of Trustees. For its services under the Subadvisory Agreement, Capital Management Group receives a fee from Diversified. This fee is calculated by multiplying the arithmetic average of the beginning and ending monthly net assets in the Portfolio by the fee schedule and dividing by twelve. The fee is paid on a quarterly basis at an annual rate equal to 0.15% of the Portfolio's average daily net assets. Capital Management Group furnishes at its own expense all services, facilities and personnel necessary in connection with managing the Portfolio's investments and effecting securities transactions for the Portfolio.


     Capital Management Group is a division of 1740 Advisers, Inc., which is a subsidiary of The Mutual Life Insurance Company of New York. Its address is 1740 Broadway, New York, New York 10019. Total assets under management by Capital Management Group as of December 31, 1996 were approximately $890 million, all of which were assets of registered investment companies. The following person is primarily responsible for the day-to-day management of the Portfolio (the inception date of such person's responsibility for the Portfolio and such person's business experience for the past five years is indicated parenthetically): Gregory Staples, Vice President (since 1994, employed by Capital Management Group since 1987).


     Under the Advisory Agreement with the Trust, Diversified, as Administrator, provides the Trust with general office facilities and supervises the overall administration of the Trust, including, among other responsibilities, the negotiation of contracts and fees with, and the monitoring of performance and billings of, the independent contractors and agents of the Trust; the preparation and filing of all documents required for compliance by the Trust with applicable laws and regulations; providing equipment and clerical personnel necessary for maintaining the organization of the Trust; preparation of certain documents in connection with meetings of Trustees and investors in the Trust; and the maintenance of books and records of the Trust. The Administrator provides persons satisfactory to the Board of Trustees to serve as officers of the Trust. Such officers, as well as certain other employees and Trustees of the Trust, may be directors, officers or employees of Diversified or its affiliates. Diversified receives no additional compensation for providing such administrative services.


     For the fiscal year ended December 31, 1996, the advisory fees paid to the Adviser after any applicable waivers were equal to 0.35% of the Portfolio's average daily net assets.


     The Trust has not retained the services of a distributor, as interests in the Portfolio are offered solely in private placement transactions. See "Management of the Fund" in Part B for additional information about DISC, the Placement Agent of interests in the Portfolio.

     Expenses. The expenses of the Trust include the compensation of its Trustees who are not affiliated with the Adviser or Subadviser; governmental fees; interest charges; taxes; fees and expenses of independent auditors, of legal counsel and of any transfer agent, custodian or registrar of the Trust; insurance premiums; and expenses of calculating the net asset value of, and the net income on, interests in the Portfolio.

     Expenses of the Trust also include expenses connected with the execution, recording and settlement of security transactions; fees and expenses of the Trust's custodian for all services to the Portfolio, including safekeeping of funds and securities and maintaining required books and accounts; expenses of preparing and mailing reports to investors and to governmental officers and commissions; expenses of meetings of investors and Trustees; and the advisory fees payable to the Adviser under the Advisory Agreement.


     For the fiscal year ended December 31, 1996, the total expenses of the Portfolio after any applicable fee waivers and expense reimbursements were equal to 0.39% of the Portfolio's average net assets.


ITEM 6. CAPITAL STOCK AND OTHER SECURITIES.

     The Portfolio is a separate series of the Trust, which is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in one or more series (each a "Series"), including the Portfolio. Currently, the Portfolio is one of thirteen active Series of the Trust. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of the Portfolio (and of no other Series). However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations. Investments in the Portfolio have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth above. For more information regarding the Trustees of the Trust, see "Management of the Fund" in Part B.

     Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio will vote as a separate class, except as to voting of Trustees, as otherwise required by the 1940 Act, or if determined by the Trustees to be a matter which affects all Series. As to any matter which does not affect a particular Series, only investors in the one or more affected Series are entitled to vote. The Portfolio is not required and has no current intention of holding special meetings of investors, but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified number of investors) have the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio (and no other Series) available for distribution to investors.

     The Portfolio determines its net income and realized capital gains, if any, on each Portfolio Business Day (as defined below) and allocates all such income and gain pro rata among the investors in the Portfolio at the time of such determination.

     The "net income" of the Portfolio consists of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the net income of the Portfolio is allocated pro rata among the investors in the Portfolio (and no other Series).

     Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Trust) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

     It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.


     Investor inquiries regarding the Portfolio may be directed to the Placement Agent at Four Manhattanville Road, Purchase, New York 10577, (914) 697-8000.


ITEM 7. PURCHASE OF SECURITIES BEING OFFERED.


     Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See Item 4 above.


     An investment in the Portfolio may be made in U.S. dollars without a sales load at the net asset value next determined after an order is received in "good order" by the Portfolio. There is no minimum initial or subsequent investment in the Portfolio.

     The Trust reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.


     Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each day the Advisers are open for business ("Portfolio Business Day"). As of 4:00 p.m., New York time, on each such day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions, which are to be effected as of 4:00 p.m., New York time, on such day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction
(i) the numerator of which is the value of such investor's investment in the Portfolio as of 4:00 p.m., New York time, on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected as of 4:00 p.m., New York time, on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of 4:00 p.m., New York time, on such day, plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of 4:00 p.m., New York time, on the following Portfolio Business Day.


     The Portfolio values its assets based on their current market value when market quotations are available. Where market quotations are not available, assets are valued at fair value as determined in good faith under the direction of the Board of Trustees. Debt obligations with 60 days or less remaining to maturity may be valued by the amortized cost method which the Trust's Trustees have determined to constitute fair value for such securities.

ITEM 8. REDEMPTION OR REPURCHASE.

     An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the Portfolio by the designated cutoff time for each accredited investor. The proceeds of a reduction or withdrawal will be paid by the Portfolio in federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days.

     The Portfolio reserves the right under certain circumstances, such as accommodating requests for substantial withdrawals or liquidations, to pay distributions in kind to investors (i.e., to distribute portfolio securities as opposed to cash). If securities are distributed, an investor could incur brokerage, tax or other charges in converting the securities to cash. In addition, distribution in kind may result in a less diversified portfolio of investments or adversely affect the liquidity of the Portfolio or the investor's portfolio, as the case may be. Investments in the Portfolio may not be transferred.

     The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

ITEM 9. PENDING LEGAL PROCEEDINGS.

     Not applicable.

PART A

DIVERSIFIED INVESTORS PORTFOLIOS - BALANCED PORTFOLIO

     Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 4. GENERAL DESCRIPTION OF REGISTRANT.

     Diversified Investors Portfolios (the "Trust") is a diversified, open-end management investment company which was organized as a Trust under the laws of the State of New York on September 1, 1993. Beneficial interests of the Trust are divided into series, thirteen of which are currently active and one of which, Balanced Portfolio (the "Portfolio"), is described herein. Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     The investment objective of the Portfolio is to provide a high total return consistent with a broad mix of stocks, bonds and money market instruments. The Portfolio seeks to accomplish its investment objective by investing in a broad mix of stocks, bonds and money market instruments. An investment in the Portfolio is neither insured nor guaranteed by the U.S. Government.

     Diversified Investment Advisors, Inc. ("Diversified") is the investment adviser (the "Adviser") of the Portfolio. Institutional Capital Corporation ("Institutional Capital") is the subadviser (the "Subadviser") of the Portfolio. The Adviser and Subadviser are referred to herein collectively as the "Advisers". Diversified is also the administrator (the "Administrator") of the Portfolio. Diversified Investors Securities Corp. is the exclusive placement agent ("DISC" or the "Placement Agent") of interests in the Portfolio and the Trust in general.


     The Portfolio pursues its investment objective by investing in a managed mix of common stocks (and/or equivalents including American Depositary Receipts), preferred stocks, debt securities of U.S. domiciled corporations, U.S. government securities, commercial paper of U.S. corporations, and bank obligations. The Advisers will determine the proportions of each type of investment to achieve an asset mix they believe appropriate for an investor who desires diversification of investment. The Portfolio will vary the proportion of each type of asset purchased according to the Advisers' interpretations of changes in economic conditions and the sensitivity of each type of investment to those changes. In seeking to maximize participation in positive markets and preservation of capital in negative markets, the Advisers will shift emphasis among stocks, bonds and short-term instruments in response to market conditions.


     The investment objective of the Portfolio may be changed without the vote of the holders of a majority of the outstanding voting securities of the Portfolio. There can, of course, be no assurance that the investment objective of the Portfolio will be achieved.

DESCRIPTION OF PORTFOLIO INVESTMENTS

     Additional information about the investment policies of the Portfolio appears in Part B.

     The Portfolio's policy is to invest its assets in a broad list of equity and fixed income securities, such as common stocks, preferred stocks and bonds, including short-term obligations. The list may be diversified not only by companies and industries, but also by type of security. Some fixed income securities may also have a right to purchase common stock by means of a conversion privilege or attached warrants. The Portfolio may vary the percentage of assets invested in any one type of security in accordance with the Advisers' interpretation of economic and market conditions, fiscal and monetary policy, and underlying security values. However, at least 25% of the total assets of the Portfolio are always invested in fixed income senior securities including debt securities and preferred stock. In selecting common stocks, emphasis is placed on investing in established companies with medium to large market capitalizations, i.e., $100,000,000 or more, and seasoned management teams. Greater than 75% of the Portfolio's non-convertible long-term debt investments consist of "investment grade" securities (rated Baa or better by Moody's Investors Service, Inc. ("Moody's") or BBB or better by Standard & Poor's Ratings Group ("S&P")), although unrated debt securities may be purchased and held if they are judged by the Advisers to be of equivalent quality. Securities rated Baa by Moody's or BBB by S&P may have speculative characteristics. Changes in economic conditions or other circumstances may weaken more severely the capacity of issuers of Baa or BBB securities to make principal and interest payments than in the case of issuers of higher grade bonds. Less than 5% of the Portfolio's investments consist of securities rated lower than Baa by Moody's or BBB by S&P For a description of these ratings, see Part B.


FOREIGN SECURITIES


     The Portfolio's current policy is not to invest more than 25% of its assets in securities of foreign issuers, including investments in sponsored American Depositary Receipts ("ADRs"). ADRs are receipts typically issued by an American bank or trust company evidencing ownership of the underlying foreign securities. The Portfolio's investments in unlisted foreign securities, not including ADRs, are subject to the overall restrictions applicable to investments in illiquid securities. Foreign securities, including ADRs, may represent a greater degree of risk than do securities of domestic issuers due to possible exchange rate fluctuations, possible exchange controls, less publicly available information, more volatile markets, less securities regulation, less favorable tax provisions (including possible withholding taxes), changes in governmental administration or economic or monetary policy (in the United States or abroad), war or expropriation. The Portfolio may invest up to 5% of its assets in closed-end investment companies which primarily hold foreign securities. Forward foreign currency exchange contracts may also be entered into for the purchase or sale of foreign currency solely for hedging purposes against adverse rate changes. A currency exchange contract allows a definite price in dollars to be fixed for foreign securities that have been purchased or sold (but not settled) for the Portfolio. Entering into such exchange contracts may result in the loss of all or a portion of the benefits which otherwise could have been obtained from favorable movements in exchange rates. In addition, entering into such contracts means incurring certain transaction costs and bearing the risk of incurring losses if rates do not move in the direction anticipated.


OPTIONS AND FUTURES CONTRACTS


     The Portfolio may enter into transactions in futures contracts, options on futures contracts, options on securities indexes and options on securities, for the purpose of hedging the Portfolio's securities, which would have the effect of reducing the volatility of an investment in the Portfolio. In general, each such transaction involves the establishment of a position which is expected to move in a direction opposite to that of the security or securities being hedged.

     For example, the Portfolio may sell futures contracts, or purchase put options on futures contracts, securities indexes or securities for the purpose of protecting against an anticipated decline in the value of securities held by the Portfolio. In the event that such decline occurs, and the hedging transaction is successful, the reduced value of portfolio securities will be offset, in whole or in part, by a corresponding gain on the futures or option position. Conversely, when the Portfolio is not fully invested in the securities market, and it expects a significant market advance, it may purchase futures contracts or call options on futures contracts, security indexes or securities in order to gain rapid market exposure that may in part or entirely offset increases in the cost of securities that the Portfolio intends to purchase. Part B includes further information about the transactions in futures and option contracts to be entered into by the Portfolio.

     Gain or loss to the Portfolio on transactions in security index futures or options will depend on price movements in the stock market generally (or in a particular industry or segment of the market), rather than price movements of individual securities. A security index assigns relative values to the securities included in the index and the index fluctuates with changes in the market values of the securities so included. Some security index futures or options are based on broad market indexes, such as the Standard & Poor's 500 or the New York Stock Exchange Composite Index. In contrast, certain exchanges offer futures or options on narrower market indexes, such as the Standard & Poor's 100 or indexes based on an industry or market segment, such as oil and gas stocks. Options on indexes and options on securities are traded on securities exchanges regulated by the Securities and Exchange Commission. Futures contracts and options on futures contracts are traded only on designated contract markets regulated by the Commodity Futures Trading Commission and through a registered futures commission merchant which is a member of such contract market. A commission must be paid on each completed purchase and sale transaction. Transactions on such exchanges are cleared through a clearing corporation, which guarantees performance between the clearing members which are parties to each contract.

     The Portfolio currently does not intend to engage in the writing of options, except for the purpose of terminating an existing position or under the limited circumstances described in Part B. Nevertheless, the Portfolio has the authority to write options and may do so in the future if the Advisers determine that such transactions are in the best interests of the Portfolio.


SHORT TERM INVESTMENTS


     Cash, commercial paper, short-term obligations, repurchase agreements or other forms of debt securities may be held to provide a reserve for future purchases of common stock or securities during periods of unusual market conditions or in order to reduce volatility, or as a temporary defensive measure when the Advisers determine security markets to be overvalued. The Portfolio limits its short-term investments to those U.S. dollar-denominated instruments which are determined by or on behalf of the Board of Trustees of the Trust (the "Board of Trustees") to present minimal credit risks and which are of "high quality" as determined by a major rating service (i.e., rated P-1 by Moody's or A-1 by S&P) or, in the case of instruments which are not rated, are of comparable quality pursuant to procedures established by the Board of Trustees. Investments in high quality short-term instruments may, in many circumstances, result in a lower yield than would be available from investments in instruments with a lower quality or longer term.


REPURCHASE AGREEMENTS AND REVERSE REPURCHASE AGREEMENTS


     Repurchase agreements involve the acquisition by the Portfolio of an underlying debt instrument subject to an obligation of the seller to repurchase, and the Portfolio to resell, the instrument at a fixed price usually not more than one week after its purchase. The Portfolio's custodian or a sub-custodian will have custody of securities acquired by the Portfolio under a repurchase agreement.

     Repurchase agreements may be entered into for the Portfolio with sellers, which are usually member banks of the Federal Reserve System or member firms of the New York Stock Exchange (or a subsidiary thereof). Such transactions afford an opportunity for the Portfolio to earn a return on available cash at minimal market risk. Certain costs may be incurred by the Portfolio in connection with the sale of the securities if the seller does not repurchase them in accordance with the repurchase agreement. In addition, if bankruptcy proceedings are commenced with respect to the seller of the securities, realization on the securities by the Portfolio may be delayed or limited. Repurchase agreements are considered collateralized loans under the 1940 Act.

     The Portfolio may borrow funds for temporary or emergency purposes, such as meeting larger than anticipated redemption requests, and not for leverage. One means of borrowing is by agreeing to sell portfolio securities to financial institutions such as banks and broker-dealers and to repurchase them at a mutually agreed date and price (a "reverse repurchase agreement"). At the time the Portfolio enters into a reverse repurchase agreement it will place in a segregated custodial account cash, U.S. Government securities or high-grade debt obligations having a value equal to the repurchase price, including accrued interest. Reverse repurchase agreements involve the risk that the market value of the securities sold by the Portfolio may decline below the repurchase price of those securities.


RESTRICTED SECURITIES


     The Portfolio may purchase securities in the United States that are not registered for sale under federal securities laws but which can be resold to institutions under Rule 144A under the 1933 Act. Provided that a dealer or institutional trading market in such securities exists, these restricted securities are treated as exempt from the Portfolio's 15% limit on illiquid securities described below. Under the supervision of the Board of Trustees, the Advisers will determine the liquidity of restricted securities and, through reports from the Advisers, the Board of Trustees will monitor trading activity in restricted securities. Because Rule 144A is relatively new, it is not possible to predict how these markets will develop. If institutional trading in restricted securities were to decline, the liquidity of the Portfolio could be adversely affected.


DELAYED DELIVERY TRANSACTIONS


     In order to help ensure the availability of suitable securities for the Portfolio, the Advisers may purchase securities for the Portfolio on a "when-issued" or on a "forward delivery" basis, which means that the obligations would be delivered to the Portfolio at a future date beyond customary settlement time. Under normal circumstances, the Portfolio would take delivery of such securities. In general, the Portfolio would not pay for the securities until they are received, and would not start earning interest on the obligations until the contractual settlement date. While awaiting delivery of the obligations purchased on such basis, the Portfolio would establish a segregated account consisting of cash, cash equivalents or high grade liquid debt securities equal to the amount of its commitments to purchase "when-issued" securities. An increase in the percentage of the Portfolio's assets committed to the purchase of securities on a "when-issued" basis may increase the volatility of its net asset value.


LENDING OF PORTFOLIO SECURITIES


     The Portfolio has the authority to lend portfolio securities to brokers, dealers and other financial organizations. By lending its securities, the Portfolio can increase its income by continuing to receive interest on the loaned securities as well as by either investing the cash collateral in short-term securities or obtaining yield in the form of interest paid when U.S. Government obligations are used as collateral. There may be risks of delay in receiving additional collateral or risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially. The Portfolio will adhere to the following conditions whenever its securities are loaned: (i) the Portfolio must receive at least 100% cash collateral or equivalent securities from the borrower; (ii) the borrower must increase this collateral whenever the market value of the loaned securities including accrued interest exceeds the level of the collateral;
(iii) the Portfolio must be able to terminate the loan at any time; (iv) the Portfolio must receive reasonable interest on the loan, as well as any dividends, interest or other distributions on the loaned securities, and any increase in market value; (v) the Portfolio may pay only reasonable custodian fees in connection with the loan; and (vi) voting rights on the loaned securities may pass to the borrower. However, if a material event adversely affecting the loaned securities were to occur, the Portfolio would terminate the loan and regain the right to vote the securities.


OTHER INVESTMENTS AND INVESTMENT TECHNIQUES

     Changes to the Portfolio's securities generally are made without regard to the length of time a security has been held, or whether a sale would result in the recognition of a profit or loss. Therefore, the rate of portfolio turnover is not a limiting factor to trading when such trading is deemed appropriate. The Portfolio engages in trading if it believes a transaction net of costs (including custodian charges) will help it achieve its investment objective. The amount of brokerage commissions and realized capital gains will tend to increase as the level of portfolio activity increases. The primary consideration in placing portfolio security transactions with broker-dealers for execution is to obtain, and maintain the availability of, execution at the most favorable prices and in the most effective manner possible. See "Brokerage Allocation and Other Practices" in Part B.


     As a diversified fund, no more than 5% of the assets of the Portfolio may be invested in the securities of one issuer (other than U.S. Government securities), except that up to 25% of the Portfolio's assets may be invested without regard to this limitation. The Portfolio will not invest more than 25% of its assets in the securities of issuers in any one industry. These are fundamental investment policies of the Portfolio which may not be changed without investor approval. As a nonfundamental operating investment policy, no more than 15% of the Portfolio's net assets may be invested in (i) securities the resale of which is restricted under federal securities laws; and (ii) illiquid or not readily marketable securities (including repurchase agreements maturing in more than seven days).

     Part B includes a discussion of additional nonfundamental investment policies and a listing of specific investment restrictions which constitute fundamental policies of the Portfolio, and cannot be changed without the approval of the holders of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Portfolio. See "Investment Restrictions" in Part B.

ITEM 5. MANAGEMENT OF THE FUND.


     The Board of Trustees provides broad supervision over the affairs of the Portfolio and the Trust. For further information about the Trustees and officers of the Trust see "Management of the Fund" in Part B. A majority of the Trust's Trustees are not affiliated with the Advisers.


INVESTMENT ADVISERS AND ADMINISTRATOR


     Subject to such policies as the Board of Trustees may determine, and pursuant to an Investment Advisory Agreement with the Portfolio (the "Advisory Agreement"), Diversified, as the Adviser, manages the assets of the Portfolio, including providing general supervision of the Subadviser. For its services under the Advisory Agreement, the Adviser receives from the Portfolio a fee accrued daily and paid monthly at an annual rate equal to 0.45% of the Portfolio's average daily net assets. The Adviser is currently waiving a portion of its investment advisory fee. Investment management decisions of the Adviser are made by committee and not by managers individually. The principal business address of Diversified is Four Manhattanville Road, Purchase, New York 10577.


     Diversified is an indirect, wholly-owned subsidiary of AEGON USA, Inc. ("AEGON"), a financial services holding company whose primary emphasis is life and health insurance and annuity and investment products. AEGON is an indirect, wholly-owned subsidiary of AEGON nv, a Netherlands corporation which is a publicly traded international insurance group. Diversified was incorporated in 1992 for the purpose of acting as investment adviser to the Portfolio and other series of the Trust. Accordingly, the Trust is the first family of investment companies for which Diversified serves as investment adviser. It is the

Adviser's responsibility to select, subject to the review and approval of the Board of Trustees, an appropriate subadviser with a distinguished background and to review such subadviser's continued performance.


     Diversified has entered into an Investment Subadvisory Agreement (the "Subadvisory Agreement") with Institutional Capital. The Subadviser makes the investment selections for the Portfolio consistent with the guidelines and directions set by the Adviser and the Board of Trustees. For its services under the Subadvisory Agreement, Institutional Capital receives a fee from Diversified. This fee is accrued monthly by multiplying the arithmetic average of the beginning and ending monthly net assets in the Portfolio by the fee schedule and dividing by twelve. The fee is paid on a quarterly basis at an annual rate equal to 0.55% of the first $25 million of average net assets of the Portfolio; 0.45% of the next $25 million of average net assets; and 0.35% of average net assets in excess of $50 million. Institutional Capital furnishes at its own expense all services, facilities and personnel necessary in connection with managing the Portfolio's investments and effecting securities transactions for the Portfolio.

     Institutional Capital was formed in January 1970 and is owned by Robert H. Lyon, Barbara A. Chiesa, Margaret Raymond, Donald D. Wieman, Gary S. Maurer and Gerrold K. Sensor, employees of Institutional Capital. Total assets under management for all balanced fund clients at December 31, 1996 were approximately $579 million, $183 million of which were assets of registered investment companies. The principal business address of Institutional Capital is 303 West Madison Street, Chicago, Illinois 60606. Investment management decisions of Institutional Capital are made by committee and not by managers individually.


     Under the Advisory Agreement with the Trust, Diversified, as Administrator, provides the Trust with general office facilities and supervises the overall administration of the Trust, including, among other responsibilities, the negotiation of contracts and fees with, and the monitoring of performance and billings of, the independent contractors and agents of the Trust; the preparation and filing of all documents required for compliance by the Trust with applicable laws and regulations; providing equipment and clerical personnel necessary for maintaining the organization of the Trust; preparation of certain documents in connection with meetings of Trustees and investors in the Trust; and the maintenance of books and records of the Trust. The Administrator provides persons satisfactory to the Board of Trustees to serve as officers of the Trust. Such officers, as well as certain other employees and Trustees of the Trust, may be directors, officers or employees of Diversified or its affiliates. Diversified receives no additional compensation for providing such administrative services.


     For the fiscal year ended December 31, 1996, the advisory fees paid to the Adviser after any applicable waivers were equal to 0.45% of the Portfolio's average daily net assets.


     The Trust has not retained the services of a distributor, as interests in the Portfolio are offered solely in private placement transactions. See "Management of the Fund" in Part B for additional information about DISC, the Placement Agent of interests in the Portfolio.

     Expenses. The expenses of the Trust include the compensation of its Trustees who are not affiliated with the Adviser or Subadviser; governmental fees; interest charges; taxes; fees and expenses of independent auditors, of legal counsel and of any transfer agent, custodian or registrar of the Trust; insurance premiums; and expenses of calculating the net asset value of, and the net income on, interests in the Portfolio.

     Expenses of the Trust also include expenses connected with the execution, recording and settlement of security transactions; fees and expenses of the Trust's custodian for all services to the Portfolio, including safekeeping of funds and securities and maintaining required books and accounts; expenses of preparing and mailing reports to investors and to governmental officers and commissions; expenses of meetings of investors and Trustees; and the advisory fees payable to the Adviser under the Advisory Agreement.


     For the fiscal year ended December 31, 1996, the total expenses of the Portfolio after any applicable fee waivers and expense reimbursements were equal to 0.50% of the Portfolio's average net assets.


ITEM 6. CAPITAL STOCK AND OTHER SECURITIES.

     The Portfolio is a separate series of the Trust, which is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in one or more series (each a "Series"), including the Portfolio. Currently, the Portfolio is one of thirteen active Series of the Trust. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of the Portfolio (and of no other Series). However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations. Investments in the Portfolio have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth above. For more information regarding the Trustees of the Trust, see "Management of the Fund" in Part B.

     Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio will vote as a separate class, except as to voting of Trustees, as otherwise required by the 1940 Act, or if determined by the Trustees to be a matter which affects all Series. As to any matter which does not affect a particular Series, only investors in the one or more affected Series are entitled to vote. The Portfolio is not required and has no current intention of holding special meetings of investors, but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified number of investors) have the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio (and no other Series) available for distribution to investors.

     The Portfolio determines its net income and realized capital gains, if any, on each Portfolio Business Day (as defined below) and allocates all such income and gain pro rata among the investors in the Portfolio at the time of such determination.

     The "net income" of the Portfolio consists of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the net income of the Portfolio is allocated pro rata among the investors in the Portfolio (and no other Series).

     Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Trust) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

     It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.


     Investor inquiries regarding the Portfolio may be directed to the Placement Agent at Four Manhattanville Road, Purchase, New York 10577, (914) 697-8000.


ITEM 7. PURCHASE OF SECURITIES BEING OFFERED.


     Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See Item 4 above.


     An investment in the Portfolio may be made in U.S. dollars without a sales load at the net asset value next determined after an order is received in "good order" by the Portfolio. There is no minimum initial or subsequent investment in the Portfolio.

     The Trust reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.


     Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each day the Advisers are open for business ("Portfolio Business Day"). As of 4:00 p.m., New York time, on each such day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions, which are to be effected as of 4:00 p.m., New York time, on such day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction
(i) the numerator of which is the value of such investor's investment in the Portfolio as of 4:00 p.m., New York time, on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected as of 4:00 p.m., New York time, on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of 4:00 p.m., New York time, on such day, plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of 4:00 p.m., New York time, on the following Portfolio Business Day.


     The Portfolio values its assets based on their current market value when market quotations are available. Where market quotations are not available, assets are valued at fair value as determined in good faith under the direction of the Board of Trustees. Debt obligations with 60 days or less remaining to maturity may be valued by the amortized cost method which the Trust's Trustees have determined to constitute fair value for such securities.

ITEM 8. REDEMPTION OR REPURCHASE.

     An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the Portfolio by the designated cutoff time for each accredited investor. The proceeds of a reduction or withdrawal will be paid by the Portfolio in federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days.

     The Portfolio reserves the right under certain circumstances, such as accommodating requests for substantial withdrawals or liquidations, to pay distributions in kind to investors (i.e., to distribute portfolio securities as opposed to cash). If securities are distributed, an investor could incur brokerage, tax or other charges in converting the securities to cash. In addition, distribution in kind may result in a less diversified portfolio of investments or adversely affect the liquidity of the Portfolio or the investor's portfolio, as the case may be. Investments in the Portfolio may not be transferred.

     The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

ITEM 9. PENDING LEGAL PROCEEDINGS.

     Not applicable.

PART A

DIVERSIFIED INVESTORS PORTFOLIOS - EQUITY INCOME PORTFOLIO

     Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 4. GENERAL DESCRIPTION OF REGISTRANT.

     Diversified Investors Portfolios (the "Trust") is a diversified, open-end management investment company which was organized as a Trust under the laws of the State of New York on September 1, 1993. Beneficial interests of the Trust are divided into series, thirteen of which are currently active and one of which, Equity Income Portfolio (the "Portfolio"), is described herein. Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     The investment objective of the Portfolio is to provide a high level of current income through investment in a diversified portfolio of common stocks with relatively high current yields; capital appreciation is a secondary objective. An investment in the Portfolio is neither insured nor guaranteed by the U.S. Government.

     Diversified Investment Advisors, Inc. ("Diversified") is the investment adviser (the "Adviser") of the Portfolio. Asset Management Group, a division of 1740 Advisers, Inc. ("Asset Management Group"), is the subadviser (the "Subadviser") of the Portfolio. The Adviser and Subadviser are referred to herein collectively as the "Advisers". Diversified is also the administrator (the "Administrator") of the Portfolio. Diversified Investors Securities Corp. is the exclusive placement agent ("DISC" or the "Placement Agent") of interests in the Portfolio and the Trust in general.


     The Portfolio seeks to achieve its investment objective by investing primarily in a diversified portfolio of stocks of companies, which, in the opinion of the Advisers, are fundamentally sound financially and which pay relatively high dividends on a consistent basis. The Advisers' attempt to manage the Portfolio so that it will outperform other equity income funds in negative markets. As a result of this objective, the Portfolio may under perform relative to other equity income funds in positive markets. The Portfolio invests primarily in common stocks listed on the New York Stock Exchange (the "NYSE") and on other national securities exchanges and, to a lesser extent, in stocks that are traded over-the-counter. The Portfolio also invests in bonds and short-term obligations as well as securities convertible into common stocks, preferred stocks, debt securities and short-term obligations. The Portfolio allocates its investments among different industries and companies, and changes its portfolio securities for investment considerations and not for trading purposes.


     The investment objective of the Portfolio may be changed without the vote of the holders of a majority of the outstanding voting securities of the Portfolio. There can, of course, be no assurance that the investment objective of the Portfolio will be achieved.

DESCRIPTION OF PORTFOLIO INVESTMENTS

     Additional information about the investment policies of the Portfolio appears in Part B.

     The Portfolio's policy is to invest in a broad list of equity and fixed income securities, including short-term obligations. The list may be diversified not only by companies and industries, but also by type of security. Some fixed income securities may also have a call on common stock by means of a conversion privilege or attached warrants. The Portfolio may vary the percentage of assets invested in any one type of security in accordance with the Advisers' interpretation of economic and market conditions, fiscal and monetary policy, and underlying security values.


FOREIGN SECURITIES


     The Portfolio's current policy is not to invest more than 25% of its assets in securities of foreign issuers, including investments in sponsored American Depositary Receipts ("ADRs"). ADRs are receipts typically issued by an American bank or trust company evidencing ownership of the underlying foreign securities. The Portfolio's investments in unlisted foreign securities, not including ADRs, are subject to the overall restrictions applicable to investments in illiquid securities. Foreign securities, including ADRs, may represent a greater degree of risk than do securities of domestic issuers due to possible exchange rate fluctuations, possible exchange controls, less publicly available information, more volatile markets, less securities regulation, less favorable tax provisions (including possible withholding taxes), changes in governmental administration or economic or monetary policy (in the United States or abroad), war or expropriation. The Portfolio may invest up to 5% of its assets in closed-end investment companies which primarily hold foreign securities. Forward foreign currency exchange contracts may also be entered into for the purchase or sale of foreign currency solely for hedging purposes against adverse rate changes. A currency exchange contract allows a definite price in dollars to be fixed for foreign securities that have been purchased or sold (but not settled) for the Portfolio. Entering into such exchange contracts may result in the loss of all or a portion of the benefits which otherwise could have been obtained from favorable movements in exchange rates. In addition, entering into such contracts means incurring certain transaction costs and bearing the risk of incurring losses if rates do not move in the direction anticipated.


OPTIONS AND FUTURES CONTRACTS


     The Portfolio may enter into transactions in futures contracts, options on futures contracts, options on securities indexes and options on securities, for the purpose of hedging the Portfolio's securities, which would have the effect of reducing the volatility of an investment in the Portfolio. In general, each such transaction involves the establishment of a position which is expected to move in a direction opposite to that of the security or securities being hedged.

     For example, the Portfolio may sell futures contracts, or purchase put options on futures contracts, securities indexes or securities for the purpose of protecting against an anticipated decline in the value of securities held by the Portfolio. In the event that such decline occurs, and the hedging transaction is successful, the reduced value of portfolio securities will be offset, in whole or in part, by a corresponding gain on the futures or option position. Conversely, when the Portfolio is not fully invested in the securities market, and it expects a significant market advance, it may purchase futures contracts or call options on futures contracts, security indexes or securities in order to gain rapid market exposure that may in part or entirely offset increases in the cost of securities that the Portfolio intends to purchase.

     Part B includes further information about the transactions in futures and option contracts to be entered into by the Portfolio. Gain or loss to the Portfolio on transactions in security index futures or options will depend on price movements in the stock market generally (or in a particular industry or segment of the market), rather than price movements of individual securities. A security index assigns relative values to the securities included in the index and the index fluctuates with changes in the market values of the securities so included. Some security index futures or options are based on broad market indexes, such as the Standard & Poor's 500 or the New York Stock Exchange Composite Index. In contrast, certain exchanges offer futures or options on narrower market indexes, such as the Standard & Poor's 100 or indexes based on an industry or market segment, such as oil and gas stocks. Options on indexes and options on securities are traded on securities exchanges regulated by the Securities and Exchange Commission. Futures contracts and options on futures contracts are traded only on designated contract markets regulated by the Commodity Futures Trading Commission and through a registered futures commission merchant which is a member of such contract market. A commission must be paid on each completed purchase and sale transaction. Transactions on such exchanges are cleared through a clearing corporation, which guarantees performance between the clearing members which are parties to each contract.

     The Portfolio currently does not intend to engage in the writing of options, except for the purpose of terminating an existing position or under the limited circumstances described in Part B. Nevertheless, the Portfolio has the authority to write options and may do so in the future if the Advisers determine that such transactions are in the best interests of the Portfolio.


SHORT TERM INVESTMENTS


     Cash, commercial paper, short-term obligations, repurchase agreements or other forms of debt securities may be held to provide a reserve for future purchases of common stock or securities during periods of unusual market conditions or in order to reduce volatility, or as a temporary defensive measure when the Advisers determine security markets to be overvalued. The Portfolio limits its short-term investments to those U.S. dollar-denominated instruments which are determined by or on behalf of the Board of Trustees of the Trust (the "Board of Trustees") to present minimal credit risks and which are of "high quality" as determined by a major rating service (i.e., rated P-1 by Moody's or A-1 by S&P) or, in the case of instruments which are not rated, are of comparable quality pursuant to procedures established by the Board of Trustees. Investments in high quality short-term instruments may, in many circumstances, result in a lower yield than would be available from investments in instruments with a lower quality or longer term.


REPURCHASE AGREEMENTS AND REVERSE REPURCHASE AGREEMENTS


     Repurchase agreements involve the acquisition by the Portfolio of an underlying debt instrument subject to an obligation of the seller to repurchase, and the Portfolio to resell, the instrument at a fixed price usually not more than one week after its purchase. The Portfolio's custodian or a sub-custodian will have custody of securities acquired by the Portfolio under a repurchase agreement.

     Repurchase agreements may be entered into for the Portfolio with sellers, which are usually member banks of the Federal Reserve System or member firms of the New York Stock Exchange (or a subsidiary thereof). Such transactions afford an opportunity for the Portfolio to earn a return on available cash at minimal market risk. Certain costs may be incurred by the Portfolio in connection with the sale of the securities if the seller does not repurchase them in accordance with the repurchase agreement. In addition, if bankruptcy proceedings are commenced with respect to the seller of the securities, realization on the securities by the Portfolio may be delayed or limited. Repurchase agreements are considered collateralized loans under the 1940 Act.

     The Portfolio may borrow funds for temporary or emergency purposes, such as meeting larger than anticipated redemption requests, and not for leverage. One means of borrowing is by agreeing to sell portfolio securities to financial institutions such as banks and broker-dealers and to repurchase them at a mutually agreed date and price (a "reverse repurchase agreement"). At the time the Portfolio enters into a reverse repurchase agreement it will place in a segregated custodial account cash, U.S. Government securities or high-grade debt obligations having a value equal to the repurchase price, including accrued interest. Reverse repurchase agreements involve the risk that the market value of the securities sold by the Portfolio may decline below the repurchase price of those securities.


RESTRICTED SECURITIES


     The Portfolio may purchase securities in the United States that are not registered for sale under federal securities laws but which can be resold to institutions under Rule 144A under the 1933 Act. Provided that a dealer or institutional trading market in such securities exists, these restricted securities are treated as exempt from the Portfolio's 15% limit on illiquid securities. Under the supervision of the Board of Trustees, the Advisers will determine the liquidity of restricted securities and, through reports from the Advisers, the Board of Trustees will monitor trading activity in restricted securities. Because Rule 144A is relatively new, it is not possible to predict how these markets will develop. If institutional trading in restricted securities were to decline, the liquidity of the Portfolio could be adversely affected.


DELAYED DELIVERY TRANSACTIONS


     In order to help ensure the availability of suitable securities for the Portfolio, the Advisers may purchase securities for the Portfolio on a "when-issued" or on a "forward delivery" basis, which means that the obligations would be delivered to the Portfolio at a future date beyond customary settlement time. Under normal circumstances, the Portfolio would take delivery of such securities. In general, the Portfolio would not pay for the securities until they are received, and would not start earning interest on the obligations until the contractual settlement date. While awaiting delivery of the obligations purchased on such basis, the Portfolio would establish a segregated account consisting of cash, cash equivalents or high grade liquid debt securities equal to the amount of its commitments to purchase "when-issued" securities. An increase in the percentage of the Portfolio's assets committed to the purchase of securities on a "when-issued" basis may increase the volatility of its net asset value.


LENDING OF PORTFOLIO SECURITIES


     The Portfolio has the authority to lend portfolio securities to brokers, dealers and other financial organizations. By lending its securities, the Portfolio can increase its income by continuing to receive interest on the loaned securities as well as by either investing the cash collateral in short-term securities or obtaining yield in the form of interest paid when U.S. Government obligations are used as collateral. There may be risks of delay in receiving additional collateral or risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially. The Portfolio will adhere to the following conditions whenever its securities are loaned: (i) the Portfolio must receive at least 100% cash collateral or equivalent securities from the borrower; (ii) the borrower must increase this collateral whenever the market value of the loaned securities including accrued interest exceeds the level of the collateral;
(iii) the Portfolio must be able to terminate the loan at any time; (iv) the Portfolio must receive reasonable interest on the loan, as well as any dividends, interest or other distributions on the loaned securities, and any increase in market value; (v) the Portfolio may pay only reasonable custodian fees in connection with the loan; and (vi) voting rights on the loaned securities may pass to the borrower. However, if a material event adversely affecting the loaned securities were to occur, the Portfolio would terminate the loan and regain the right to vote the securities.


OTHER INVESTMENTS AND INVESTMENT TECHNIQUES

     Changes to the Portfolio's securities generally are made without regard to the length of time a security has been held, or whether a sale would result in the recognition of a profit or loss. Therefore, the rate of portfolio turnover is not a limiting factor to trading when such trading is deemed appropriate. The Portfolio engages in trading if it believes a transaction net of costs (including custodian charges) will help it achieve its investment objective.

See the Statement of Additional Information, including the financial statements incorporated by reference therein, for further information. The amount of brokerage commissions and realized capital gains will tend to increase as the level of portfolio activity increases. The primary consideration in placing portfolio security transactions with broker-dealers for execution is to obtain, and maintain the availability of, execution at the most favorable prices and in the most effective manner possible. See "Brokerage Allocation and Other Practices" in Part B.


     As a diversified fund, no more than 5% of the assets of the Portfolio may be invested in the securities of one issuer (other than U.S. Government securities), except that up to 25% of the Portfolio's assets may be invested without regard to this limitation. The Portfolio will not invest more than 25% of its assets in the securities of issuers in any one industry. These are fundamental investment policies of the Portfolio which may not be changed without investor approval. As a nonfundamental operating investment policy, no more than 15% of the Portfolio's net assets may be invested in (i) securities the resale of which is restricted under federal securities laws; and (ii) illiquid or not readily marketable securities (including repurchase agreements maturing in more than seven days).

     Part B includes a discussion of additional nonfundamental investment policies and a listing of specific investment restrictions which constitute fundamental policies of the Portfolio, and cannot be changed without the approval of the holders of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Portfolio. See "Investment Restrictions" in Part B.

ITEM 5. MANAGEMENT OF THE FUND.


     The Board of Trustees provides broad supervision over the affairs of the Portfolio and the Trust. For further information about the Trustees and officers of the Trust see "Management of the Fund" in Part B. A majority of the Trust's Trustees are not affiliated with the Advisers.


INVESTMENT ADVISERS AND ADMINISTRATOR


     Subject to such policies as the Board of Trustees may determine, and pursuant to an Investment Advisory Agreement with the Portfolio (the "Advisory Agreement"), Diversified, as the Adviser, manages the assets of the Portfolio, including providing general supervision of the Subadviser. For its services under the Advisory Agreement, the Adviser receives from the Portfolio a fee accrued daily and paid monthly at an annual rate equal to 0.45% of the Portfolio's average daily net assets. The Adviser is currently waiving a portion of its investment advisory fee. Investment management decisions of the Adviser are made by committee and not by managers individually. The principal business address of Diversified is Four Manhattanville Road, Purchase, New York 10577.


     Diversified is an indirect, wholly-owned subsidiary of AEGON USA, Inc. ("AEGON"), a financial services holding company whose primary emphasis is life and health insurance and annuity and investment products. AEGON is an indirect, wholly-owned subsidiary of AEGON nv, a Netherlands corporation which is a publicly traded international insurance group. Diversified was incorporated in 1992 for the purpose of acting as investment adviser to the Portfolio and other series of the Trust. Accordingly, the Trust is the first family of investment companies for which Diversified serves as investment adviser. It is the Adviser's responsibility to select, subject to the review and approval of the Board of Trustees, an appropriate subadviser with a distinguished background and to review such subadviser's continued performance.

     Diversified has entered into an Investment Subadvisory Agreement (the "Subadvisory Agreement") with Asset Management Group. Asset Management Group makes the investment selections for the Portfolio consistent with the guidelines and directions set by the Adviser and the Board of Trustees. For its services under the Subadvisory Agreement, Asset Management Group receives a fee from Diversified. This fee is accrued monthly by multiplying the arithmetic average of the beginning and ending monthly net assets in the Portfolio by the fee schedule and dividing by twelve. This fee is paid on a quarterly basis at an annual rate equal to 0.25% of the Portfolio's average daily net assets. Asset Management Group furnishes at its own expense all services, facilities and personnel necessary in connection with managing the Portfolio's investments and effecting securities transactions for the Portfolio.


     Asset Management Group is a division of 1740 Advisers, Inc., which is a subsidiary of The Mutual Life Insurance Company of New York. Its address is 1740 Broadway, New York, New York 10019. Total assets under management by Asset Management Group as of December 31, 1996 were approximately $1.3 billion, $1.1 billion of which were assets of registered investment companies. Investment management decisions of Asset Management Group are made by committee and not by managers individually.


     Under the Advisory Agreement with the Trust, Diversified, as Administrator, provides the Trust with general office facilities and supervises the overall administration of the Trust, including, among other responsibilities, the negotiation of contracts and fees with, and the monitoring of performance and billings of, the independent contractors and agents of the Trust; the preparation and filing of all documents required for compliance by the Trust with applicable laws and regulations; providing equipment and clerical personnel necessary for maintaining the organization of the Trust; preparation of certain documents in connection with meetings of Trustees and investors in the Trust; and the maintenance of books and records of the Trust. The Administrator provides persons satisfactory to the Board of Trustees to serve as officers of the Trust. Such officers, as well as certain other employees and Trustees of the Trust, may be directors, officers or employees of Diversified or its affiliates. Diversified receives no additional compensation for providing such administrative services.


     For the fiscal year ended December 31, 1996, the advisory fees paid to the Adviser after any applicable waivers were equal to 0.45% of the Portfolio's average daily net assets.


     The Trust has not retained the services of a distributor, as interests in the Portfolio are offered solely in private placement transactions. See "Management of the Fund" in Part B for additional information about DISC, the Placement Agent of interests in the Portfolio.

     Expenses. The expenses of the Trust include the compensation of its Trustees who are not affiliated with the Adviser or Subadviser; governmental fees; interest charges; taxes; fees and expenses of independent auditors, of legal counsel and of any transfer agent, custodian or registrar of the Trust; insurance premiums; and expenses of calculating the net asset value of, and the net income on, interests in the Portfolio.

     Expenses of the Trust also include expenses connected with the execution, recording and settlement of security transactions; fees and expenses of the Trust's custodian for all services to the Portfolio, including safekeeping of funds and securities and maintaining required books and accounts; expenses of preparing and mailing reports to investors and to governmental officers and commissions; expenses of meetings of investors and Trustees; and the advisory fees payable to the Adviser under the Advisory Agreement.


     For the fiscal year ended December 31, 1996, the total expenses of the Portfolio after any applicable fee waivers and expense reimbursements were equal to 0.48% of the Portfolio's average net assets.


ITEM 6. CAPITAL STOCK AND OTHER SECURITIES.

     The Portfolio is a separate series of the Trust, which is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in one or more series (each a "Series"), including the Portfolio. Currently, the Portfolio is one of thirteen active Series of the Trust. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of the Portfolio (and of no other Series). However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations. Investments in the Portfolio have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth above. For more information regarding the Trustees of the Trust, see "Management of the Fund" in Part B.

     Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio will vote as a separate class, except as to voting of Trustees, as otherwise required by the 1940 Act, or if determined by the Trustees to be a matter which affects all Series. As to any matter which does not affect a particular Series, only investors in the one or more affected Series are entitled to vote. The Portfolio is not required and has no current intention of holding special meetings of investors, but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified number of investors) have the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio (and no other Series) available for distribution to investors.

     The Portfolio determines its net income and realized capital gains, if any, on each Portfolio Business Day (as defined below) and allocates all such income and gain pro rata among the investors in the Portfolio at the time of such determination.

     The "net income" of the Portfolio consists of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the net income of the Portfolio is allocated pro rata among the investors in the Portfolio (and no other Series).

     Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Trust) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

     It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.


     Investor inquiries regarding the Portfolio may be directed to the Placement Agent at Four Manhattanville Road, Purchase, New York, 10577, (914) 697-8000.

ITEM 7. PURCHASE OF SECURITIES BEING OFFERED.


     Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See Item 4 above.


     An investment in the Portfolio may be made in U.S. dollars without a sales load at the net asset value next determined after an order is received in "good order" by the Portfolio. There is no minimum initial or subsequent investment in the Portfolio.

     The Trust reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

     Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each day the Advisers are open for business ("Portfolio Business Day"). As of 4:00 p.m., New York time, on each such day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions, which are to be effected as of 4:00 p.m., New York time, on such day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction
(i) the numerator of which is the value of such investor's investment in the Portfolio as of 4:00 p.m., New York time, on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected as of 4:00 p.m., New York time, on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of 4:00 p.m., New York time, on such day, plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of 4:00 p.m., New York time, on the following Portfolio Business Day.

     The Portfolio values its assets based on their current market value when market quotations are available. Where market quotations are not available, assets are valued at fair value as determined in good faith under the direction of the Board of Trustees. Debt obligations with 60 days or less remaining to maturity may be valued by the amortized cost method which the Trust's Trustees have determined to constitute fair value for such securities.

ITEM 8. REDEMPTION OR REPURCHASE.

     An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the Portfolio by the designated cutoff time for each accredited investor. The proceeds of a reduction or withdrawal will be paid by the Portfolio in federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days. The Portfolio reserves the right under certain circumstances, such as accommodating requests for substantial withdrawals or liquidations, to pay distributions in kind to investors (i.e., to distribute portfolio securities as opposed to cash). If securities are distributed, an investor could incur brokerage, tax or other charges in converting the securities to cash. In addition, distribution in kind may result in a less diversified portfolio of investments or adversely affect the liquidity of the Portfolio or the investor's portfolio, as the case may be. Investments in the Portfolio may not be transferred.

     The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

ITEM 9. PENDING LEGAL PROCEEDINGS.

     Not applicable.

PART A

DIVERSIFIED INVESTORS PORTFOLIOS - GROWTH & INCOME PORTFOLIO

     Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 4. GENERAL DESCRIPTION OF REGISTRANT.

     Diversified Investors Portfolios (the "Trust") is a diversified, open-end management investment company which was organized as a Trust under the laws of the State of New York on September 1, 1993. Beneficial interests of the Trust are divided into series, thirteen of which are currently active and one of which, Growth & Income Portfolio (the "Portfolio"), is described herein. Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     The investment objective of the Portfolio is to provide current income and capital appreciation. In general, the objective of the Portfolio is to achieve greater capital appreciation than an income fund and less price volatility than a growth fund. The Portfolio seeks to achieve its investment objective by investing primarily in a diversified portfolio of securities selected for their potential to generate current income or long term capital appreciation. An investment in the Portfolio is neither insured nor guaranteed by the U.S. Government.

     Diversified Investment Advisors, Inc. ("Diversified") is the investment adviser (the "Adviser") of the Portfolio. Putnam Advisory Company, Inc. ("Putnam") is the subadviser (the "Subadviser") of the Portfolio. The Adviser and Subadviser are referred to herein collectively as the "Advisers". Diversified is also the administrator (the "Administrator") of the Portfolio. Diversified Investors Securities Corp. is the exclusive placement agent ("DISC" or the "Placement Agent") of interests in the Portfolio and the Trust in general.

     The Portfolio seeks to achieve its investment objective by investing primarily in a diversified portfolio of stocks, selected for their potential to generate current income and/or long term capital appreciation. The Portfolio invests primarily in preferred stocks and common stocks listed on the New York Stock Exchange (the "NYSE") and on other national securities exchanges and, to a lesser extent, in stocks that are traded over-the-counter. The Portfolio also invests in bonds and short-term obligations as well as securities convertible into common stocks, preferred stocks, debt securities and short-term obligations. The Portfolio allocates its investments among different industries and companies, and changes its portfolio securities for investment considerations and not for trading purposes. In general, the Portfolio seeks to invest in growing, financially stable and undervalued companies.

     The investment objective of the Portfolio may be changed without the vote of the holders of a majority of the outstanding voting securities of the Portfolio. There can, of course, be no assurance that the investment objective of the Portfolio will be achieved.

DESCRIPTION OF PORTFOLIO INVESTMENTS

     Additional information about the investment policies of the Portfolio appears in Part B.

     The Portfolio's policy is to invest in a broad list of equity and fixed income securities, including short-term obligations. The list may be diversified not only by companies and industries, but also by type of security. Some fixed income securities may also have a call on common stock by means of a conversion privilege or attached warrants. The Portfolio may vary the percentage of assets invested in any one type of security in accordance with the Advisers' interpretation of economic and market conditions, fiscal and monetary policy, and underlying security values.


FOREIGN SECURITIES


     The Portfolio's current policy is not to invest more than 25% of its assets in securities of foreign issuers, including investments in sponsored American Depositary Receipts ("ADRs"). ADRs are receipts typically issued by an American bank or trust company evidencing ownership of the underlying foreign securities. The Portfolio's investments in unlisted foreign securities, not including ADRs, are subject to the overall restrictions applicable to investments in illiquid securities. Foreign securities, including ADRs, may represent a greater degree of risk than do securities of domestic issuers due to possible exchange rate fluctuations, possible exchange controls, less publicly available information, more volatile markets, less securities regulation, less favorable tax provisions (including possible withholding taxes), changes in governmental administration or economic or monetary policy (in the United States or abroad), war or expropriation. The Portfolio may invest up to 5% of its assets in closed-end investment companies which primarily hold foreign securities. Forward foreign currency exchange contracts may also be entered into for the purchase or sale of foreign currency solely for hedging purposes against adverse rate changes. A currency exchange contract allows a definite price in dollars to be fixed for foreign securities that have been purchased or sold (but not settled) for the Portfolio. Entering into such exchange contracts may result in the loss of all or a portion of the benefits which otherwise could have been obtained from favorable movements in exchange rates. In addition, entering into such contracts means incurring certain transaction costs and bearing the risk of incurring losses if rates do not move in the direction anticipated.


OPTIONS AND FUTURES CONTRACTS


     The Portfolio may enter into transactions in futures contracts, options on futures contracts, options on securities indexes and options on securities, for the purpose of hedging the Portfolio's securities, which would have the effect of reducing the volatility of the net asset value an investment in the Portfolio. In general, each such transaction involves the establishment of a position which is expected to move in a direction opposite to that of the security or securities being hedged.

     For example, the Portfolio may sell futures contracts, or purchase put options on futures contracts, securities indexes or securities for the purpose of protecting against an anticipated decline in the value of securities held by the Portfolio. In the event that such decline occurs, and the hedging transaction is successful, the reduced value of portfolio securities will be offset, in whole or in part, by a corresponding gain on the futures or option position. Conversely, when the Portfolio is not fully invested in the securities market, and it expects a significant market advance, it may purchase futures contracts or call options on futures contracts, security indexes or securities in order to gain rapid market exposure that may in part or entirely offset increases in the cost of securities that the Portfolio intends to purchase.

     Part B includes further information about the transactions in futures and option contracts to be entered into by the Portfolio. Gain or loss to the Portfolio on transactions in security index futures or options will depend on price movements in the stock market generally (or in a particular industry or segment of the market), rather than price movements of individual securities. A security index assigns relative values to the securities included in the index and the index fluctuates with changes in the market values of the securities so included. Some security index futures or options are based on broad market indexes, such as the Standard & Poor's 500 or the New York Stock Exchange Composite Index. In contrast, certain exchanges offer futures or options on narrower market indexes, such as the Standard & Poor's 100 or indexes based on an industry or market segment, such as oil and gas stocks. Options on indexes and options on securities are traded on securities exchanges regulated by the Securities and Exchange Commission. Futures contracts and options on futures contracts are traded only on designated contract markets regulated by the Commodity Futures Trading Commission and through a registered futures commission merchant which is a member of such contract market. A commission must be paid on each completed purchase and sale transaction. Transactions on such exchanges are cleared through a clearing corporation, which guarantees performance between the clearing members which are parties to each contract.

     The Portfolio currently does not intend to engage in the writing of options, except for the purpose of terminating an existing position or under the limited circumstances described in Part B. Nevertheless, the Portfolio has the authority to write options and may do so in the future if the Advisers determine that such transactions are in the best interests of the Portfolio.


SHORT TERM INVESTMENTS


     Cash, commercial paper, short-term obligations, repurchase agreements or other forms of debt securities may be held to provide a reserve for future purchases of common stock or securities during periods of unusual market conditions or in order to reduce volatility, or as a temporary defensive measure when the Advisers determine security markets to be overvalued. The Portfolio limits its short-term investments to those U.S. dollar-denominated instruments which are determined by or on behalf of the Board of Trustees of the Trust (the "Board of Trustees") to present minimal credit risks and which are of "high quality" as determined by a major rating service (i.e., rated P-1 by Moody's or A-1 by S&P) or, in the case of instruments which are not rated, are of comparable quality pursuant to procedures established by the Board of Trustees. Investments in high quality short-term instruments may, in many circumstances, result in a lower yield than would be available from investments in instruments with a lower quality or longer term.


REPURCHASE AGREEMENTS AND REVERSE REPURCHASE AGREEMENTS


     Repurchase agreements involve the acquisition by the Portfolio of an underlying debt instrument subject to an obligation of the seller to repurchase, and the Portfolio to resell, the instrument at a fixed price usually not more than one week after its purchase. The Portfolio's custodian or a sub-custodian will have custody of securities acquired by the Portfolio under a repurchase agreement.

     Repurchase agreements may be entered into for the Portfolio with sellers, which are usually member banks of the Federal Reserve System or member firms of the New York Stock Exchange (or a subsidiary thereof). Such transactions afford an opportunity for the Portfolio to earn a return on available cash at minimal market risk. Certain costs may be incurred by the Portfolio in connection with the sale of the securities if the seller does not repurchase them in accordance with the repurchase agreement. In addition, if bankruptcy proceedings are commenced with respect to the seller of the securities, realization on the securities by the Portfolio may be delayed or limited. Repurchase agreements are considered collateralized loans under the 1940 Act.

     The Portfolio may borrow funds for temporary or emergency purposes, such as meeting larger than anticipated redemption requests, and not for leverage. One means of borrowing is by agreeing to sell portfolio securities to financial institutions such as banks and broker-dealers and to repurchase them at a mutually agreed date and price (a "reverse repurchase agreement"). At the time the Portfolio enters into a reverse repurchase agreement it will place in a segregated custodial account cash, U.S. Government securities or high-grade debt obligations having a value equal to the repurchase price, including accrued interest. Reverse repurchase agreements involve the risk that the market value of the securities sold by the Portfolio may decline below the repurchase price of those securities.


RESTRICTED SECURITIES


     The Portfolio may purchase securities in the United States that are not registered for sale under federal securities laws but which can be resold to institutions under Rule 144A under the 1933 Act. Provided that a dealer or institutional trading market in such securities exists, these restricted securities are treated as exempt from the Portfolio's 15% limit on illiquid securities. Under the supervision of the Board of Trustees, the Advisers will determine the liquidity of restricted securities and, through reports from the Advisers, the Board of Trustees will monitor trading activity in restricted securities. Because Rule 144A is relatively new, it is not possible to predict how these markets will develop. If institutional trading in restricted securities were to decline, the liquidity of the Portfolio could be adversely affected.


DELAYED DELIVERY TRANSACTIONS


     In order to help ensure the availability of suitable securities for the Portfolio, the Advisers may purchase securities for the Portfolio on a "when-issued" or on a "forward delivery" basis, which means that the obligations would be delivered to the Portfolio at a future date beyond customary settlement time. Under normal circumstances, the Portfolio would take delivery of such securities. In general, the Portfolio would not pay for the securities until they are received, and would not start earning interest on the obligations until the contractual settlement date. While awaiting delivery of the obligations purchased on such basis, the Portfolio would establish a segregated account consisting of cash, cash equivalents or high grade liquid debt securities equal to the amount of its commitments to purchase "when-issued" securities. An increase in the percentage of the Portfolio's assets committed to the purchase of securities on a "when-issued" basis may increase the volatility of its net asset value.


LENDING OF PORTFOLIO SECURITIES


     The Portfolio has the authority to lend portfolio securities to brokers, dealers and other financial organizations. By lending its securities, the Portfolio can increase its income by continuing to receive interest on the loaned securities as well as by either investing the cash collateral in short-term securities or obtaining yield in the form of interest paid when U.S. Government obligations are used as collateral. There may be risks of delay in receiving additional collateral or risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially. The Portfolio will adhere to the following conditions whenever its securities are loaned: (i) the Portfolio must receive at least 100% cash collateral or equivalent securities from the borrower; (ii) the borrower must increase this collateral whenever the market value of the loaned securities including accrued interest exceeds the level of the collateral;
(iii) the Portfolio must be able to terminate the loan at any time; (iv) the Portfolio must receive reasonable interest on the loan, as well as any dividends, interest or other distributions on the loaned securities, and any increase in market value; (v) the Portfolio may pay only reasonable custodian fees in connection with the loan; and (vi) voting rights on the loaned securities may pass to the borrower. However, if a material event adversely affecting the loaned securities were to occur, the Portfolio would terminate the loan and regain the right to vote the securities.


OTHER INVESTMENTS AND INVESTMENT TECHNIQUES

     Changes to the Portfolio's securities generally are made without regard to the length of time a security has been held, or whether a sale would result in the recognition of a profit or loss. Therefore, the rate of portfolio turnover is not a limiting factor to trading when such trading is deemed appropriate. The Portfolio engages in trading if it believes a transaction net of costs (including custodian charges) will help it achieve its investment objective. See the Statement of Additional Information, including the financial statements incorporated by reference therein, for further information. The amount of brokerage commissions and realized capital gains will tend to increase as the level of portfolio activity increases. The primary consideration in placing portfolio security transactions with broker-dealers for execution is to obtain, and maintain the availability of, execution at the most favorable prices and in the most effective manner possible. See "Brokerage Allocation and Other Practices" in Part B.

     As a diversified fund, no more than 5% of the assets of the Portfolio may be invested in the securities of one issuer (other than U.S. Government securities), except that up to 25% of the Portfolio's assets may be invested without regard to this limitation. The Portfolio will not invest more than 25% of its assets in the securities of issuers in any one industry. These are fundamental investment policies of the Portfolio which may not be changed without investor approval. As a nonfundamental operating investment policy, no more than 15% of the Portfolio's net assets may be invested in (i) securities the resale of which is restricted under federal securities laws; and (ii) illiquid or not readily marketable securities (including repurchase agreements maturing in more than seven days).

     Part B includes a discussion of additional nonfundamental investment policies and a listing of specific investment restrictions which constitute fundamental policies of the Portfolio, and cannot be changed without the approval of the holders of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Portfolio. See "Investment Restrictions" in Part B.

ITEM 5. MANAGEMENT OF THE FUND.


     The Board of Trustees provides broad supervision over the affairs of the Portfolio and the Trust. For further information about the Trustees and officers of the Trust see "Management of the Fund" in Part B. A majority of the Trust's Trustees are not affiliated with the Advisers.


INVESTMENT ADVISERS AND ADMINISTRATOR


     Subject to such policies as the Board of Trustees may determine, and pursuant to an Investment Advisory Agreement with the Portfolio (the "Advisory Agreement"), Diversified, as the Adviser, manages the assets of the Portfolio, including providing general supervision of the Subadviser. For its services under the Advisory Agreement, the Adviser receives from the Portfolio a fee accrued daily and paid monthly at an annual rate equal to 0.60% of the Portfolio's average daily net assets. The Adviser is currently waiving a portion of its investment advisory fee. Investment management decisions of the Adviser are made by committee and not by managers individually. The principal business address of Diversified is Four Manhattanville Road, Purchase, New York 10577.


     Diversified is an indirect, wholly-owned subsidiary of AEGON USA, Inc. ("AEGON"), a financial services holding company whose primary emphasis is life and health insurance and annuity and investment products. AEGON is an indirect, wholly-owned subsidiary of AEGON nv, a Netherlands corporation which is a publicly traded international insurance group. Diversified was incorporated in 1992 for the purpose of acting as investment adviser to the Portfolio and other series of the Trust. Accordingly, the Trust is the first family of investment companies for which Diversified serves as investment adviser. It is the Adviser's responsibility to select, subject to the review and approval of the Board of Trustees, an appropriate subadviser with a distinguished background and to review such subadviser's continued performance.


     Diversified has entered into an Investment Subadvisory Agreement (the "Subadvisory Agreement") with Putnam. The Subadviser makes the investment selections for the Portfolio consistent with the guidelines and directions set by the Adviser and the Board of Trustees. For its services under the Subadvisory Agreement, Putnam receives a fee from Diversified. This fee is accrued monthly by multiplying the arithmetic average of the beginning and ending monthly net assets in the Portfolio by the fee schedule and dividing by twelve. The fee is paid on a quarterly basis at an annual rate equal to 0.30% of the first $100 million of average net assets; and 0.20% of average net assets in excess of $100 million. Putnam furnishes at its own expense all services, facilities and personnel necessary in connection with managing the Portfolio's investments and effecting securities transactions for the Portfolio.

     Putnam was formed in 1937 and is owned by Marsh & McLennon Companies, Inc. The principal address of Putnam is One Post Office Square, Boston, MA 02109. Total assets under management for growth and income clients at December 31, 1996 were approximately $6 billion, $1.8 billion of which were assets of registered investment companies. Investment management decisions of Putnam are made by committee and not by managers individually.


     Under the Advisory Agreement with the Trust, Diversified, as Administrator, provides the Trust with general office facilities and supervises the overall administration of the Trust, including, among other responsibilities, the negotiation of contracts and fees with, and the monitoring of performance and billings of, the independent contractors and agents of the Trust; the preparation and filing of all documents required for compliance by the Trust with applicable laws and regulations; providing equipment and clerical personnel necessary for maintaining the organization of the Trust; preparation of certain documents in connection with meetings of Trustees and investors in the Trust; and the maintenance of books and records of the Trust. The Administrator provides persons satisfactory to the Board of Trustees to serve as officers of the Trust. Such officers, as well as certain other employees and Trustees of the Trust, may be directors, officers or employees of Diversified or its affiliates. Diversified receives no additional compensation for providing such administrative services.


     For the fiscal year ended December 31, 1996, the advisory fees paid to the Adviser after any applicable waivers were equal to 0.58% of the Portfolio's average daily net assets.


     The Trust has not retained the services of a distributor, as interests in the Portfolio are offered solely in private placement transactions. See "Management of the Fund" in Part B for additional information about DISC, the Placement Agent of interests in the Portfolio.

     Expenses. The expenses of the Trust include the compensation of its Trustees who are not affiliated with the Adviser or Subadviser; governmental fees; interest charges; taxes; fees and expenses of independent auditors, of legal counsel and of any transfer agent, custodian or registrar of the Trust; insurance premiums; and expenses of calculating the net asset value of, and the net income on, interests in the Portfolio.

     Expenses of the Trust also include expenses connected with the execution, recording and settlement of security transactions; fees and expenses of the Trust's custodian for all services to the Portfolio, including safekeeping of funds and securities and maintaining required books and accounts; expenses of preparing and mailing reports to investors and to governmental officers and commissions; expenses of meetings of investors and Trustees; and the advisory fees payable to the Adviser under the Advisory Agreement.


     For the fiscal year ended December 31, 1996, the total expenses of the Portfolio after any applicable fee waivers and expense reimbursements were equal to 0.65% of the Portfolio's average net assets.


ITEM 6. CAPITAL STOCK AND OTHER SECURITIES.

     The Portfolio is a separate series of the Trust, which is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in one or more series (each a "Series"), including the Portfolio. Currently, the Portfolio is one of thirteen active Series of the Trust. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of the Portfolio (and of no other Series). However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations. Investments in the Portfolio have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth above. For more information regarding the Trustees of the Trust, see "Management of the Fund" in Part B.

     Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio will vote as a separate class, except as to voting of Trustees, as otherwise required by the 1940 Act, or if determined by the Trustees to be a matter which affects all Series. As to any matter which does not affect a particular Series, only investors in the one or more affected Series are entitled to vote. The Portfolio is not required and has no current intention of holding special meetings of investors, but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified number of investors) have the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio (and no other Series) available for distribution to investors.

     The Portfolio determines its net income and realized capital gains, if any, on each Portfolio Business Day (as defined below) and allocates all such income and gain pro rata among the investors in the Portfolio at the time of such determination.

     The "net income" of the Portfolio consists of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the net income of the Portfolio is allocated pro rata among the investors in the Portfolio (and no other Series).

     Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Trust) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

     It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.


     Investor inquiries regarding the Portfolio may be directed to the Placement Agent at Four Manhattanville Road, Purchase, New York 10577, (914) 697-8000.

ITEM 7. PURCHASE OF SECURITIES BEING OFFERED.


     Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See Item 4 above.


     An investment in the Portfolio may be made in U.S. dollars without a sales load at the net asset value next determined after an order is received in "good order" by the Portfolio. There is no minimum initial or subsequent investment in the Portfolio.

     The Trust reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

     Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each day the Advisers are open for business ("Portfolio Business Day"). As of 4:00 p.m., New York time, on each such day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions, which are to be effected as of 4:00 p.m., New York time, on such day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction
(i) the numerator of which is the value of such investor's investment in the Portfolio as of 4:00 p.m., New York time, on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected as of 4:00 p.m., New York time, on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of 4:00 p.m., New York time, on such day, plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of 4:00 p.m., New York time, on the following Portfolio Business Day.

     The Portfolio values its assets based on their current market value when market quotations are available. Where market quotations are not available, assets are valued at fair value as determined in good faith under the direction of the Board of Trustees. Debt obligations with 60 days or less remaining to maturity may be valued by the amortized cost method which the Trust's Trustees have determined to constitute fair value for such securities.

ITEM 8. REDEMPTION OR REPURCHASE.

     An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the Portfolio by the designated cutoff time for each accredited investor. The proceeds of a reduction or withdrawal will be paid by the Portfolio in federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days.

     The Portfolio reserves the right under certain circumstances, such as accommodating requests for substantial withdrawals or liquidations, to pay distributions in kind to investors (i.e., to distribute portfolio securities as opposed to cash). If securities are distributed, an investor could incur brokerage, tax or other charges in converting the securities to cash. In addition, distribution in kind may result in a less diversified portfolio of investments or adversely affect the liquidity of the Portfolio or the investor's portfolio, as the case may be. Investments in the Portfolio may not be transferred.

     The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

ITEM 9. PENDING LEGAL PROCEEDINGS.

     Not applicable.

PART A

DIVERSIFIED INVESTORS PORTFOLIOS - INTERNATIONAL EQUITY PORTFOLIO

     Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 4. GENERAL DESCRIPTION OF REGISTRANT.

     Diversified Investors Portfolios (the "Trust") is a diversified, open-end management investment company which was organized as a Trust under the laws of the State of New York on September 1, 1993. Beneficial interests of the Trust are divided into series, thirteen of which are currently active and one of which, International Equity Portfolio (the "Portfolio"), is described herein. Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     The investment objective of the Portfolio is to provide a high level of capital appreciation through investment in a diversified portfolio of securities of foreign issuers. The Portfolio seeks to achieve its investment objective by investing primarily in foreign securities. Foreign securities are defined as securities of issuers, wherever organized, which trade solely on a foreign exchange or, in the judgment of the Advisers, have their principal activities outside of the United States. In determining whether an issuer's principal activities and interests are outside the United States, the Advisers will look at such factors as the location of its assets, personnel, sales and earnings. Under normal circumstances, at least 65% of the assets of the Portfolio are invested in foreign equity securities. The Advisers will purchase securities of companies in a minimum of 3 countries outside the United States.

     Diversified Investment Advisors, Inc. ("Diversified") is the investment adviser (the "Adviser") of the Portfolio. Capital Guardian Trust Company ("Capital Guardian") is the subadviser (the "Subadviser") of the Portfolio. The Adviser and Subadviser are referred to herein collectively as the "Advisers". Diversified is also the administrator (the "Administrator") of the Portfolio. Diversified Investors Securities Corp. is the exclusive placement agent ("DISC" or the "Placement Agent") of interests in the Portfolio and the Trust in general.

     When allocating the Portfolios' investments among geographic regions and individual countries, the Advisers consider various criteria, such as prospects for relative economic growth among countries, expected levels of inflation, government policies influencing business conditions, and the outlook for currency relationships. The Portfolio expects to invest most of its assets in securities of issuers located in developed countries in the following geographic areas: Canada, the Far East, Australia and Europe.

     The Portfolio may invest up to 10% of its assets in securities of issuers in the world's emerging markets. Countries with emerging markets include those that have an emerging stock market as defined by the International Finance Corporation, those with low-to middle-income economies according to the World Bank, and those listed in World Bank publications as developing. While the Advisers believe that these investments present the possibility for significant growth over the long-term, they also entail significant risks. Many investments in emerging markets can be considered speculative, and their prices can be much more volatile than those in the more developed nations of the world. This difference reflects the greater uncertainties of investing in less established markets and economies.

     The investment objective of the Portfolio may be changed without the vote of the holders of a majority of the outstanding voting securities of the Portfolio. There can, of course, be no assurance that the investment objective of the Portfolio will be achieved.

DESCRIPTION OF PORTFOLIO INVESTMENTS

     Additional information about the investment policies of the Portfolio appears in Part B.


     The Portfolio may invest in all types of securities, most of which are denominated in foreign currencies. While the Advisers expect that opportunities for long term growth of capital will come primarily from common stocks, securities convertible into common stock, non-convertible preferred stocks and depositary receipts for these securities, the Portfolio may also invest in any type or quality of debt securities if the Advisers believe that doing so may result in long term growth. Forward foreign currency exchange contracts may also be entered into for the purchase or sale of foreign currency solely for hedging purposes against adverse rate changes. A currency exchange contract allows a definite price in dollars to be fixed for foreign securities that have been purchased or sold (but not settled) for the Portfolio. Entering into such exchange contracts may result in the loss of all or a portion of the benefits which otherwise could have been obtained from favorable movements in exchange rates. In addition, entering into such contracts means incurring certain transaction costs and bearing the risk of incurring losses if rates do not move in the direction anticipated.


     Investments in foreign equity and debt securities involve increased or additional risks from those encountered when investing in securities of domestic issuers. The Advisers evaluate the risks and opportunities when investing in particular foreign securities. Such risks include trade balances and imbalances and related economic policies; currency exchange rate fluctuations; foreign exchange control policies; expropriation or confiscatory taxation; limitations on the removal of funds or other assets; political or social instability; the diverse structure and liquidity of securities markets in various countries and regions; policies of governments with respect to possible nationalization of their own industries; and other specific local, political and economic considerations.


OPTIONS AND FUTURES CONTRACTS


     The Portfolio may enter into transactions in futures contracts, options on futures contracts, options on securities indexes and options on securities, for the purpose of hedging the Portfolio's securities, which would have the effect of reducing the volatility of an investment in the Portfolio. In general, each such transaction involves the establishment of a position which is expected to move in a direction opposite to that of the security or securities being hedged.

     For example, the Portfolio may sell futures contracts, or purchase put options on futures contracts, securities indexes or securities for the purpose of protecting against an anticipated decline in the value of securities held by the Portfolio. In the event that such decline occurs, and the hedging transaction is successful, the reduced value of portfolio securities will be offset, in whole or in part, by a corresponding gain on the futures or option position. Conversely, when the Portfolio is not fully invested in the securities market, and it expects a significant market advance, it may purchase futures contracts or call options on futures contracts, security indexes or securities in order to gain rapid market exposure that may in part or entirely offset increases in the cost of securities that the Portfolio intends to purchase.

     Part B includes further information about the transactions in futures and option contracts to be entered into by the Portfolio.

     Gain or loss to the Portfolio on transactions in security index futures or options will depend on price movements in the stock market generally (or in a particular industry or segment of the market), rather than price movements of individual securities. A security index assigns relative values to the securities included in the index and the index fluctuates with changes in the market values of the securities so included. Some security index futures or options are based on broad market indexes, such as the Standard & Poor's 500 or the New York Stock Exchange Composite Index. In contrast, certain exchanges offer futures or options on narrower market indexes, such as the Standard & Poor's 100 or indexes based on an industry or market segment, such as oil and gas stocks. Options on indexes and options on securities are traded on securities exchanges regulated by the Securities and Exchange Commission. Futures contracts and options on futures contracts are traded only on designated contract markets regulated by the Commodity Futures Trading Commission and through a registered futures commission merchant which is a member of such contract market. A commission must be paid on each completed purchase and sale transaction. Transactions on such exchanges are cleared through a clearing corporation, which guarantees performance between the clearing members which are parties to each contract.

     The Portfolio currently does not intend to engage in the writing of options, except for the purpose of terminating an existing position or under the limited circumstances described in Part B. Nevertheless, the Portfolio has the authority to write options and may do so in the future if the Adviser determines that such transactions are in the best interests of the Portfolio.


SHORT TERM INVESTMENTS


     Cash, commercial paper, short-term obligations, repurchase agreements or other forms of debt securities may be held to provide a reserve for future purchases of common stock or securities during periods of unusual market conditions or in order to reduce volatility, or as a temporary defensive measure when the Advisers determine security markets to be overvalued. The Portfolio limits its short-term investments to those U.S. dollar-denominated instruments which are determined by or on behalf of the Board of Trustees of the Trust (the "Board of Trustees") to present minimal credit risks and which are of "high quality" as determined by a major rating service (i.e., rated P-1 by Moody's or A-1 by S&P) or, in the case of instruments which are not rated, are of comparable quality pursuant to procedures established by the Board of Trustees. Investments in high quality short-term instruments may, in many circumstances, result in a lower yield than would be available from investments in instruments with a lower quality or longer term.


REPURCHASE AGREEMENTS AND REVERSE REPURCHASE AGREEMENTS


     Repurchase agreements involve the acquisition by the Portfolio of an underlying debt instrument subject to an obligation of the seller to repurchase, and the Portfolio to resell, the instrument at a fixed price usually not more than one week after its purchase. The Portfolio's custodian or a sub-custodian will have custody of securities acquired by the Portfolio under a repurchase agreement.

     Repurchase agreements may be entered into for the Portfolio with sellers, which are usually member banks of the Federal Reserve System or member firms of the New York Stock Exchange (or a subsidiary thereof). Such transactions afford an opportunity for the Portfolio to earn a return on available cash at minimal market risk. Certain costs may be incurred by the Portfolio in connection with the sale of the securities if the seller does not repurchase them in accordance with the repurchase agreement. In addition, if bankruptcy proceedings are commenced with respect to the seller of the securities, realization on the securities by the Portfolio may be delayed or limited. Repurchase agreements are considered collateralized loans under the 1940 Act.

     The Portfolio may borrow funds for temporary or emergency purposes, such as meeting larger than anticipated redemption requests, and not for leverage. One means of borrowing is by agreeing to sell portfolio securities to financial institutions such as banks and broker-dealers and to repurchase them at a mutually agreed date and price (a "reverse repurchase agreement"). At the time the Portfolio enters into a reverse repurchase agreement it will place in a segregated custodial account cash, U.S. Government securities or high-grade debt obligations having a value equal to the repurchase price, including accrued interest. Reverse repurchase agreements involve the risk that the market value of the securities sold by the Portfolio may decline below the repurchase price of those securities.


RESTRICTED SECURITIES


     The Portfolio may purchase securities in the United States that are not registered for sale under federal securities laws but which can be resold to institutions under Rule 144A under the 1933 Act. Provided that a dealer or institutional trading market in such securities exists, these restricted securities are treated as exempt from the Portfolio's 15% limit on illiquid securities. Under the supervision of the Board of Trustees, the Advisers will determine the liquidity of restricted securities and, through reports from the Advisers, the Board of Trustees will monitor trading activity in restricted securities. Because Rule 144A is relatively new, it is not possible to predict how these markets will develop. If institutional trading in restricted securities were to decline, the liquidity of the Portfolio could be adversely affected.


LENDING OF PORTFOLIO SECURITIES


     The Portfolio has the authority to lend portfolio securities to brokers, dealers and other financial organizations. By lending its securities, the Portfolio can increase its income by continuing to receive interest on the loaned securities as well as by either investing the cash collateral in short-term securities or obtaining yield in the form of interest paid when U.S. Government obligations are used as collateral. There may be risks of delay in receiving additional collateral or risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially. The Portfolio will adhere to the following conditions whenever its securities are loaned: (i) the Portfolio must receive at least 100% cash collateral or equivalent securities from the borrower; (ii) the borrower must increase this collateral whenever the market value of the loaned securities including accrued interest exceeds the level of the collateral;
(iii) the Portfolio must be able to terminate the loan at any time; (iv) the Portfolio must receive reasonable interest on the loan, as well as any dividends, interest or other distributions on the loaned securities, and any increase in market value; (v) the Portfolio may pay only reasonable custodian fees in connection with the loan; and (vi) voting rights on the loaned securities may pass to the borrower. However, if a material event adversely affecting the loaned securities were to occur, the Portfolio would terminate the loan and regain the right to vote the securities.


DELAYED DELIVERY TRANSACTIONS


     In order to help ensure the availability of suitable securities for the Portfolio, the Advisers may purchase securities for the Portfolio on a "when-issued" or on a "forward delivery" basis, which means that the obligations would be delivered to the Portfolio at a future date beyond customary settlement time. Under normal circumstances, the Portfolio would take delivery of such securities. In general, the Portfolio would not pay for the securities until they are received, and would not start earning interest on the obligations until the contractual settlement date. While awaiting delivery of the obligations purchased on such basis, the Portfolio would establish a segregated account consisting of cash, cash equivalents or high grade liquid debt securities equal to the amount of its commitments to purchase "when-issued" securities. An increase in the percentage of the Portfolio's assets committed to the purchase of securities on a "when-issued" basis may increase the volatility of its net asset value.

OTHER INVESTMENTS AND INVESTMENT TECHNIQUES

     Changes to the Portfolio's securities generally are made without regard to the length of time a security has been held, or whether a sale would result in the recognition of a profit or loss. Therefore, the rate of portfolio turnover is not a limiting factor to trading when such trading is deemed appropriate. The Portfolio engages in trading if it believes a transaction net of costs (including custodian charges) will help it achieve its investment objective. The amount of brokerage commissions and realized capital gains will tend to increase as the level of portfolio activity increases. The primary consideration in placing portfolio security transactions with broker-dealers for execution is to obtain, and maintain the availability of, execution at the most favorable prices and in the most effective manner possible. See "Brokerage Allocation and Other Practices" in Part B.


     As a diversified fund, no more than 5% of the assets of the Portfolio may be invested in the securities of one issuer (other than U.S. Government securities), except that up to 25% of the Portfolio's assets may be invested without regard to this limitation. The Portfolio will not invest more than 25% of its assets in the securities of issuers in any one industry. These are fundamental investment policies of the Portfolio which may not be changed without investor approval. As a nonfundamental operating investment policy, no more than 15% of the Portfolio's net assets may be invested in (i) securities the resale of which is restricted under federal securities laws; and (ii) illiquid or not readily marketable securities (including repurchase agreements maturing in more than seven days).

     Part B includes a discussion of additional nonfundamental investment policies and a listing of specific investment restrictions which constitute fundamental policies of the Portfolio, and cannot be changed without the approval of the holders of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Portfolio. See "Investment Restrictions" in Part B.

ITEM 5. MANAGEMENT OF THE FUND.


     The Board of Trustees provides broad supervision over the affairs of the Portfolio and the Trust. For further information about the Trustees and officers of the Trust see "Management of the Fund" in Part B. A majority of the Trust's Trustees are not affiliated with the Advisers.


INVESTMENT ADVISERS AND ADMINISTRATOR


     Subject to such policies as the Board of Trustees may determine, and pursuant to an Investment Advisory Agreement with the Portfolio (the "Advisory Agreement"), Diversified, as the Adviser, manages the assets of the Portfolio, including providing general supervision of the Subadviser. For its services under the Advisory Agreement, the Adviser receives from the Portfolio a fee accrued daily and paid monthly at an annual rate equal to 0.75% of the Portfolio's average daily net assets. The Adviser is currently waiving a portion of its investment advisory fee. Investment management decisions of the Adviser are made by committee and not by managers individually. The principal business address of Diversified is Four Manhattanville Road, Purchase, New York 10577.


     Diversified is an indirect, wholly-owned subsidiary of AEGON USA, Inc. ("AEGON"), a financial services holding company whose primary emphasis is life and health insurance and annuity and investment products. AEGON is an indirect, wholly-owned subsidiary of AEGON nv, a Netherlands corporation which is a publicly traded international insurance group. Diversified was incorporated in 1992 for the purpose of acting as investment adviser to the Portfolio and other series of the Trust. Accordingly, the Trust is the first family of investment companies for which Diversified serves as investment adviser. It is the Adviser's responsibility to select, subject to the review and approval of the Board of Trustees, an appropriate subadviser with a distinguished background and to review such subadviser's continued performance.

     Diversified has entered into an Investment Subadvisory Agreement (the "Subadvisory Agreement") with Capital Guardian. The Subadviser makes the investment selections for the Portfolio consistent with the guidelines and directions set by the Adviser and the Board of Trustees. For its services under the Subadvisory Agreement, Capital Guardian receives a fee from Diversified. This fee is accrued monthly by multiplying the arithmetic average of the beginning and ending monthly net assets in the Portfolio by the fee schedule and dividing by twelve. The fee is paid on a quarterly basis at an annual rate equal to 0.75% of the first $25 million of average net assets of the Portfolio, 0.60% of the next $25 million of average net assets, 0.425% of the next $50 million of average net assets, and 0.375% of average net assets in excess of $250 million. Capital Guardian furnishes at its own expense all services, facilities and personnel necessary in connection with managing the Portfolio's investments and effecting securities transactions for the Portfolio.

     Capital Guardian was formed in 1968 and is owned by certain of its employees. The principal address of Capital Guardian is 333 South Hope Street, Los Angeles, California 90071. Total assets under management for all international equity clients by Capital Guardian at December 31, 1996 were approximately $21.8 billion, and total assets under management of registered investment companies for which Capital Guardian acts as subadviser were $472 million as of that date. Capital Guardian uses a system of multiple portfolio managers pursuant to which the Portfolio is divided into segments that are assigned to individual portfolio managers. Within investment guidelines, each portfolio manager makes individual decisions as to company, country, industry, timing and percentage based on extensive field research and direct company contact.


     Under the Advisory Agreement with the Trust, Diversified, as Administrator, provides the Trust with general office facilities and supervises the overall administration of the Trust, including, among other responsibilities, the negotiation of contracts and fees with, and the monitoring of performance and billings of, the independent contractors and agents of the Trust; the preparation and filing of all documents required for compliance by the Trust with applicable laws and regulations; providing equipment and clerical personnel necessary for maintaining the organization of the Trust; preparation of certain documents in connection with meetings of Trustees and investors in the Trust; and the maintenance of books and records of the Trust. The Administrator provides persons satisfactory to the Board of Trustees to serve as officers of the Trust. Such officers, as well as certain other employees and Trustees of the Trust, may be directors, officers or employees of Diversified or its affiliates. Diversified receives no additional compensation for providing such administrative services.


     For the fiscal year ended December 31, 1996, the advisory fees paid to the Adviser after any applicable waivers were equal to 0.68% of the Portfolio's average daily net assets.


     The Trust has not retained the services of a distributor, as interests in the Portfolio are offered solely in private placement transactions. See "Management of the Fund" in Part B for additional information about DISC, the Placement Agent of interests in the Portfolio.

     Expenses. The expenses of the Trust include the compensation of its Trustees who are not affiliated with the Adviser or Subadviser; governmental fees; interest charges; taxes; fees and expenses of independent auditors, of legal counsel and of any transfer agent, custodian or registrar of the Trust; insurance premiums; and expenses of calculating the net asset value of, and the net income on, interests in the Portfolio.

     Expenses of the Trust also include expenses connected with the execution, recording and settlement of security transactions; fees and expenses of the Trust's custodian for all services to the Portfolio, including safekeeping of funds and securities and maintaining required books and accounts; expenses of preparing and mailing reports to investors and to governmental officers and commissions; expenses of meetings of investors and Trustees; and the advisory fees payable to the Adviser under the Advisory Agreement.

     For the fiscal year ended December 31, 1996, the total expenses of the Portfolio after any applicable fee waivers and expense reimbursements were equal to 0.90% of the Portfolio's average net assets.


ITEM 6. CAPITAL STOCK AND OTHER SECURITIES.

     The Portfolio is a separate series of the Trust, which is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in one or more series (each a "Series"), including the Portfolio. Currently, the Portfolio is one of thirteen active Series of the Trust. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of the Portfolio (and of no other Series). However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations. Investments in the Portfolio have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth above. For more information regarding the Trustees of the Trust, see "Management of the Fund" in Part B.

     Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio will vote as a separate class, except as to voting of Trustees, as otherwise required by the 1940 Act, or if determined by the Trustees to be a matter which affects all Series. As to any matter which does not affect a particular Series, only investors in the one or more affected Series are entitled to vote. The Portfolio is not required and has no current intention of holding special meetings of investors, but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified number of investors) have the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio (and no other Series) available for distribution to investors.

     The Portfolio determines its net income and realized capital gains, if any, on each Portfolio Business Day (as defined below) and allocates all such income and gain pro rata among the investors in the Portfolio at the time of such determination.

     The "net income" of the Portfolio consists of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the net income of the Portfolio is allocated pro rata among the investors in the Portfolio (and no other Series).

     Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Trust) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

     It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.


     Investor inquiries regarding the Portfolio may be directed to the Placement Agent at Four Manhattanville Road, Purchase, New York 10577, (914) 697-8000.


ITEM 7. PURCHASE OF SECURITIES BEING OFFERED.


     Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See Item 4 above.


     An investment in the Portfolio may be made in U.S. dollars without a sales load at the net asset value next determined after an order is received in "good order" by the Portfolio. There is no minimum initial or subsequent investment in the Portfolio.

     The Trust reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

     Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each day the Advisers are open for business ("Portfolio Business Day"). As of 4:00 p.m., New York time, on each such day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions, which are to be effected as of 4:00 p.m., New York time, on such day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction
(i) the numerator of which is the value of such investor's investment in the Portfolio as of 4:00 p.m., New York time, on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected as of 4:00 p.m., New York time, on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of 4:00 p.m., New York time, on such day, plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of 4:00 p.m., New York time, on the following Portfolio Business Day.

     The Portfolio values its assets based on their current market value when market quotations are available. Where market quotations are not available, assets are valued at fair value as determined in good faith under the direction of the Board of Trustees. Debt obligations with 60 days or less remaining to maturity may be valued by the amortized cost method which the Trust's Trustees have determined to constitute fair value for such securities.

ITEM 8. REDEMPTION OR REPURCHASE.

     An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the Portfolio by the designated cutoff time for each accredited investor. The proceeds of a reduction or withdrawal will be paid by the Portfolio in federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days.

     The Portfolio reserves the right under certain circumstances, such as accommodating requests for substantial withdrawals or liquidations, to pay distributions in kind to investors (i.e., to distribute portfolio securities as opposed to cash). If securities are distributed, an investor could incur brokerage, tax or other charges in converting the securities to cash. In addition, distribution in kind may result in a less diversified portfolio of investments or adversely affect the liquidity of the Portfolio or the investor's portfolio, as the case may be. Investments in the Portfolio may not be transferred.

     The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

ITEM 9. PENDING LEGAL PROCEEDINGS.

     Not applicable.

PART A

DIVERSIFIED INVESTORS PORTFOLIOS - EQUITY GROWTH PORTFOLIO

     Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 4. GENERAL DESCRIPTION OF REGISTRANT.

     Diversified Investors Portfolios (the "Trust") is a diversified, open-end management investment company which was organized as a Trust under the laws of the State of New York on September 1, 1993. Beneficial interests of the Trust are divided into series, thirteen of which are currently active and one of which, Equity Growth Portfolio (the "Portfolio"), is described herein. Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     The investment objective of the Portfolio is to provide a high level of capital appreciation through investment in a diversified portfolio of common stocks with potential for above average growth in earnings and dividends; current income is a secondary objective. The Portfolio seeks to achieve its investment objective by investing in a diversified portfolio of common stocks. Investments will be selected based on their potential for above average growth in earnings and dividends, with current income a secondary consideration. An investment in the Portfolio is neither insured nor guaranteed by the U.S. Government.


     Diversified Investment Advisors, Inc. ("Diversified") is the investment adviser (the "Adviser") of the Portfolio. Chancellor LGT Asset Management, Inc. ("Chancellor") is the subadviser (the "Subadviser") of the Portfolio. The Adviser and Subadviser are referred to herein collectively as the "Advisers". Diversified is also the administrator (the "Administrator") of the Portfolio. Diversified Investors Securities Corp. is the exclusive placement agent ("DISC" or the "Placement Agent") of interests in the Portfolio and the Trust in general.

     The Portfolio seeks to achieve its investment objective by investing primarily in a diversified portfolio of common stocks but may also invest in other types of securities such as preferred stock, convertible and non-convertible bonds and warrants and in foreign securities including American Depositary Receipts. Under normal circumstances, at least 65% of the Portfolio's assets is invested in equity securities. This is a fundamental investment policy and may not be changed without investor approval. Investments will be selected based on their potential for above average growth in earnings and dividends, with current income a secondary consideration. The Portfolio invests primarily in stocks of companies that have a market value of all their issued and outstanding common stock of $10 to $15 billion and preferred stocks and common stocks listed on the New York Stock Exchange (the "NYSE") and on other national securities exchanges and, to a lesser extent, in stocks that are traded over-the-counter. The Portfolio also invests in bonds and short-term obligations as well as securities convertible into common stocks, preferred stocks, debt securities and short-term obligations. The Portfolio allocates its investments among different industries and companies, and changes its portfolio securities for investment considerations and not for trading purposes.

     The investment objective of the Portfolio may be changed without the vote of the holders of a majority of the outstanding voting securities of the Portfolio. There can, of course, be no assurance that the investment objective of the Portfolio will be achieved.

DESCRIPTION OF PORTFOLIO INVESTMENTS

     Additional information about the investment policies of the Portfolio appears in Part B.

     While the Portfolio's policy is to invest its assets primarily in preferred and common stocks with potential for above average growth in earnings and dividends, appreciation may be sought in other types of securities such as convertible and non-convertible bonds and warrants. The Portfolio may vary the percentage of assets invested in any one type of security in accordance with the Adviser's interpretation of economic and market conditions, fiscal and monetary policy, and underlying security values. In selecting stocks, emphasis is placed on investing in companies with medium to large market capitalizations, i.e., the market value of all issued and outstanding common stock of the company equals approximately $10 to $15 billion.


FOREIGN SECURITIES


     The Portfolio's current policy is not to invest more than 25% of its assets in securities of foreign issuers, including investments in sponsored American Depositary Receipts ("ADRs"). ADRs are receipts typically issued by an American bank or trust company evidencing ownership of the underlying foreign securities. The Portfolio's investments in unlisted foreign securities, not including ADRs, are subject to the overall restrictions applicable to investments in illiquid securities. Foreign securities, including ADRs, may represent a greater degree of risk than do securities of domestic issuers due to possible exchange rate fluctuations, possible exchange controls, less publicly available information, more volatile markets, less securities regulation, less favorable tax provisions (including possible withholding taxes), changes in governmental administration or economic or monetary policy (in the United States or abroad), war or expropriation. The Portfolio may invest up to 5% of its assets in closed-end investment companies which primarily hold foreign securities. Forward foreign currency exchange contracts may also be entered into for the purchase or sale of foreign currency solely for hedging purposes against adverse rate changes. A currency exchange contract allows a definite price in dollars to be fixed for foreign securities that have been purchased or sold (but not settled) for the Portfolio. Entering into such exchange contracts may result in the loss of all or a portion of the benefits which otherwise could have been obtained from favorable movements in exchange rates. In addition, entering into such contracts means incurring certain transaction costs and bearing the risk of incurring losses if rates do not move in the direction anticipated.


OPTIONS AND FUTURES CONTRACTS


     The Portfolio may enter into transactions in futures contracts, options on futures contracts, options on securities indexes and options on securities, for the purpose of hedging the Portfolio's securities, which would have the effect of reducing the volatility of an investment in the Portfolio. In general, each such transaction involves the establishment of a position which is expected to move in a direction opposite to that of the security or securities being hedged.

     For example, the Portfolio may sell futures contracts, or purchase put options on futures contracts, securities indexes or securities for the purpose of protecting against an anticipated decline in the value of securities held by the Portfolio. In the event that such decline occurs, and the hedging transaction is successful, the reduced value of portfolio securities will be offset, in whole or in part, by a corresponding gain on the futures or option position. Conversely, when the Portfolio is not fully invested in the securities market, and it expects a significant market advance, it may purchase futures contracts or call options on futures contracts, security indexes or securities in order to gain rapid market exposure that may in part or entirely offset increases in the cost of securities that the Portfolio intends to purchase.

     Part B includes further information about the transactions in futures and option contracts to be entered into by the Portfolio. Gain or loss to the Portfolio on transactions in security index futures or options will depend on price movements in the stock market generally (or in a particular industry or segment of the market), rather than price movements of individual securities. A security index assigns relative values to the securities included in the index and the index fluctuates with changes in the market values of the securities so included. Some security index futures or options are based on broad market indexes, such as the Standard & Poor's 500 or the New York Stock Exchange Composite Index. In contrast, certain exchanges offer futures or options on narrower market indexes, such as the Standard & Poor's 100 or indexes based on an industry or market segment, such as oil and gas stocks. Options on indexes and options on securities are traded on securities exchanges regulated by the Securities and Exchange Commission. Futures contracts and options on futures contracts are traded only on designated contract markets regulated by the Commodity Futures Trading Commission and through a registered futures commission merchant which is a member of such contract market. A commission must be paid on each completed purchase and sale transaction. Transactions on such exchanges are cleared through a clearing corporation, which guarantees performance between the clearing members which are parties to each contract.

     The Portfolio currently does not intend to engage in the writing of options, except for the purpose of terminating an existing position or under the limited circumstances described in Part B. Nevertheless, the Portfolio has the authority to write options and may do so in the future if the Adviser determines that such transactions are in the best interests of the Portfolio.


SHORT TERM INVESTMENTS


     Cash, commercial paper, short-term obligations, repurchase agreements or other forms of debt securities may be held to provide a reserve for future purchases of common stock or securities during periods of unusual market conditions or in order to reduce volatility, or as a temporary defensive measure when the Advisers determine security markets to be overvalued. The Portfolio limits its short-term investments to those U.S. dollar-denominated instruments which are determined by or on behalf of the Board of Trustees of the Trust (the "Board of Trustees") to present minimal credit risks and which are of "high quality" as determined by a major rating service (i.e., rated P-1 by Moody's or A-1 by S&P) or, in the case of instruments which are not rated, are of comparable quality pursuant to procedures established by the Board of Trustees. Investments in high quality short-term instruments may, in many circumstances, result in a lower yield than would be available from investments in instruments with a lower quality or longer term.


REPURCHASE AGREEMENTS AND REVERSE REPURCHASE AGREEMENT


     Repurchase agreements involve the acquisition by the Portfolio of an underlying debt instrument subject to an obligation of the seller to repurchase, and the Portfolio to resell, the instrument at a fixed price usually not more than one week after its purchase. The Portfolio's custodian or a sub-custodian will have custody of securities acquired by the Portfolio under a repurchase agreement.

     Repurchase agreements may be entered into for the Portfolio with sellers, which are usually member banks of the Federal Reserve System or member firms of the New York Stock Exchange (or a subsidiary thereof). Such transactions afford an opportunity for the Portfolio to earn a return on available cash at minimal market risk. Certain costs may be incurred by the Portfolio in connection with the sale of the securities if the seller does not repurchase them in accordance with the repurchase agreement. In addition, if bankruptcy proceedings are commenced with respect to the seller of the securities, realization on the securities by the Portfolio may be delayed or limited. Repurchase agreements are considered collateralized loans under the 1940 Act.


RESTRICTED SECURITIES


     The Portfolio may borrow funds for temporary or emergency purposes, such as meeting larger than anticipated redemption requests, and not for leverage. One means of borrowing is by agreeing to sell portfolio securities to financial institutions such as banks and broker-dealers and to repurchase them at a mutually agreed date and price (a "reverse repurchase agreement"). At the time the Portfolio enters into a reverse repurchase agreement it will place in a segregated custodial account cash, U.S. Government securities or high-grade debt obligations having a value equal to the repurchase price, including accrued interest. Reverse repurchase agreements involve the risk that the market value of the securities sold by the Portfolio may decline below the repurchase price of those securities.


LENDING OF PORTFOLIO SECURITIES


     The Portfolio may purchase securities in the United States that are not registered for sale under federal securities laws but which can be resold to institutions under Rule 144A under the 1933 Act. Provided that a dealer or institutional trading market in such securities exists, these restricted securities are treated as exempt from the Portfolio's 15% limit on illiquid securities. Under the supervision of the Board of Trustees, the Advisers will determine the liquidity of restricted securities and, through reports from the Advisers, the Board of Trustees will monitor trading activity in restricted securities. Because Rule 144A is relatively new, it is not possible to predict how these markets will develop. If institutional trading in restricted securities were to decline, the liquidity of the Portfolio could be adversely affected.

     The Portfolio has the authority to lend portfolio securities to brokers, dealers and other financial organizations. By lending its securities, the Portfolio can increase its income by continuing to receive interest on the loaned securities as well as by either investing the cash collateral in short-term securities or obtaining yield in the form of interest paid when U.S. Government obligations are used as collateral. There may be risks of delay in receiving additional collateral or risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially. The Portfolio will adhere to the following conditions whenever its securities are loaned: (i) the Portfolio must receive at least 100% cash collateral or equivalent securities from the borrower; (ii) the borrower must increase this collateral whenever the market value of the loaned securities including accrued interest exceeds the level of the collateral;
(iii) the Portfolio must be able to terminate the loan at any time; (iv) the Portfolio must receive reasonable interest on the loan, as well as any dividends, interest or other distributions on the loaned securities, and any increase in market value; (v) the Portfolio may pay only reasonable custodian fees in connection with the loan; and (vi) voting rights on the loaned securities may pass to the borrower. However, if a material event adversely affecting the loaned securities were to occur, the Portfolio would terminate the loan and regain the right to vote the securities.


DELAYED DELIVERY TRANSACTIONS


     In order to help ensure the availability of suitable securities for the Portfolio, the Advisers may purchase securities for the Portfolio on a "when-issued" or on a "forward delivery" basis, which means that the obligations would be delivered to the Portfolio at a future date beyond customary settlement time. Under normal circumstances, the Portfolio would take delivery of such securities. In general, the Portfolio would not pay for the securities until they are received, and would not start earning interest on the obligations until the contractual settlement date. While awaiting delivery of the obligations purchased on such basis, the Portfolio would establish a segregated account consisting of cash, cash equivalents or high grade liquid debt securities equal to the amount of its commitments to purchase "when-issued" securities. An increase in the percentage of the Portfolio's assets committed to the purchase of securities on a "when-issued" basis may increase the volatility of its net asset value.


OTHER INVESTMENTS AND INVESTMENT TECHNIQUES


     Changes to the Portfolio's securities generally are made without regard to the length of time a security has been held, or whether a sale would result in the recognition of a profit or loss. Therefore, the rate of portfolio turnover is not a limiting factor to trading when such trading is deemed appropriate. The Portfolio engages in trading if it believes a transaction net of costs (including custodian charges) will help it achieve its investment objective. See the Statement of Additional Information, including the financial statements incorporated by reference therein, for further information. The amount of brokerage commissions and realized capital gains will tend to increase as the level of portfolio activity increases. The primary consideration in placing portfolio security transactions with broker-dealers for execution is to obtain, and maintain the availability of, execution at the most favorable prices and in the most effective manner possible. See "Brokerage Allocation and Other Practices" in Part B.

     As a diversified fund, no more than 5% of the assets of the Portfolio may be invested in the securities of one issuer (other than U.S. Government securities), except that up to 25% of the Portfolio's assets may be invested without regard to this limitation. The Portfolio will not invest more than 25% of its assets in the securities of issuers in any one industry. These are fundamental investment policies of the Portfolio which may not be changed without investor approval. As a nonfundamental operating investment policy, no more than 15% of the Portfolio's net assets may be invested in (i) securities the resale of which is restricted under federal securities laws; and (ii) illiquid or not readily marketable securities (including repurchase agreements maturing in more than seven days).

     Part B a discussion of additional nonfundamental investment policies and a listing of specific investment restrictions which constitute fundamental policies of the Portfolio, and cannot be changed without the approval of the holders of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Portfolio. See "Investment Restrictions" in Part B.

ITEM 5. MANAGEMENT OF THE FUND.


     The Board of Trustees provides broad supervision over the affairs of the Portfolio and the Trust. For further information about the Trustees and officers of the Trust see "Management of the Fund" in Part B. A majority of the Trust's Trustees are not affiliated with the Advisers.


INVESTMENT ADVISERS AND ADMINISTRATOR


     Subject to such policies as the Board of Trustees may determine, and pursuant to an Investment Advisory Agreement with the Portfolio (the "Advisory Agreement"), Diversified, as the Adviser, manages the assets of the Portfolio, including providing general supervision of the Subadviser. For its services under the Advisory Agreement, the Adviser receives from the Portfolio a fee accrued daily and paid monthly at an annual rate equal to 0.62% of the Portfolio's average daily net assets. The Adviser is currently waiving a portion of its investment advisory fee. Investment management decisions of the Adviser are made by committee and not by managers individually. The principal business address of Diversified is Four Manhattanville Road, Purchase, New York 10577.


     Diversified is an indirect, wholly-owned subsidiary of AEGON USA, Inc. ("AEGON"), a financial services holding company whose primary emphasis is life and health insurance and annuity and investment products. AEGON is an indirect, wholly-owned subsidiary of AEGON nv, a Netherlands corporation which is a publicly traded international insurance group. Diversified was incorporated in 1992 for the purpose of acting as investment adviser to the Portfolio and other series of the Trust. Accordingly, the Trust is the first family of investment companies for which Diversified serves as investment adviser. It is the Adviser's responsibility to select, subject to the review and approval of the Board of Trustees, an appropriate subadviser with a distinguished background and to review such subadviser's continued performance.


     Diversified has entered into an Investment Subadvisory Agreement (the "Subadvisory Agreement") with Chancellor. The Subadviser makes the investment selections for the Portfolio consistent with the guidelines and directions set by the Adviser and the Board of Trustees. For its services under the Subadvisory Agreement, Chancellor receives a fee from Diversified. This fee is accrued monthly by multiplying the arithmetic average of the beginning and ending monthly net assets in the Portfolio by the fee schedule and dividing by twelve. The fee is paid on a quarterly basis at an annual rate equal to 0.50% on the first $50,000,000 of average net assets of the Portfolio, 0.30% on the next $75,000,000 in average net assets, 0.25% on the next $75,000,000 in average net assets, and 0.20% on all assets in excess of $200,000,000. Chancellor furnishes at its own expense all services, facilities and personnel necessary in connection with managing the Portfolio's investments and effecting securities transactions for the Portfolio.

     Chancellor was formed in 1996 as a result of the merger between LGT Asset Management, Inc., a wholly-owned subsidiary of Liechtenstein Global Trust AG ("LGT"), and Chancellor Capital Management, Inc., a wholly-owned subsidiary of LGT which was acquired by LTG in 1996. Chancellor is a wholly-owned subsidiary of LGT. LGT is controlled by the Prince of Liechenstein Foundation, which serves as the parent organization for the various business enterprises of the Princely Family of Liechenstein. Total assets under management for all equity growth clients at December 31, 1996 were approximately $2.1 billion, none of which were assets of registered investment companies. The principal business address of Chancellor is 1166 Avenue of the Americas, New York, NY 10036. Investment management decisions of Chancellor are made by committee and not by managers individually.


     Under the Advisory Agreement with the Trust, Diversified, as Administrator, provides the Trust with general office facilities and supervises the overall administration of the Trust, including, among other responsibilities, the negotiation of contracts and fees with, and the monitoring of performance and billings of, the independent contractors and agents of the Trust; the preparation and filing of all documents required for compliance by the Trust with applicable laws and regulations; providing equipment and clerical personnel necessary for maintaining the organization of the Trust; preparation of certain documents in connection with meetings of Trustees and investors in the Trust; and the maintenance of books and records of the Trust. The Administrator provides persons satisfactory to the Board of Trustees to serve as officers of the Trust. Such officers, as well as certain other employees and Trustees of the Trust, may be directors, officers or employees of Diversified or its affiliates. Diversified receives no additional compensation for providing such administrative services.


     For the fiscal year ended December 31, 1996, the advisory fees paid to the Adviser after any applicable waivers were equal to 0.69% of the Portfolio's average daily net assets. The Adviser's annual compensation rate with respect to the Portfolio was reduced to 0.62% of the Portfolio's average daily net assets, effective November 15, 1996.


     The Trust has not retained the services of a distributor, as interests in the Portfolio are offered solely in private placement transactions. See "Management of the Fund" in Part B for additional information about DISC, the Placement Agent of interests in the Portfolio.

     Expenses. The expenses of the Trust include the compensation of its Trustees who are not affiliated with the Adviser or Subadviser; governmental fees; interest charges; taxes; fees and expenses of independent auditors, of legal counsel and of any transfer agent, custodian or registrar of the Trust; insurance premiums; and expenses of calculating the net asset value of, and the net income on, interests in the Portfolio.

     Expenses of the Trust also include expenses connected with the execution, recording and settlement of security transactions; fees and expenses of the Trust's custodian for all services to the Portfolio, including safekeeping of funds and securities and maintaining required books and accounts; expenses of preparing and mailing reports to investors and to governmental officers and commissions; expenses of meetings of investors and Trustees; and the advisory fees payable to the Adviser under the Advisory Agreement.


     For the fiscal year ended December 31, 1996, the total expenses of the Portfolio after any applicable fee waivers and expense reimbursements were equal to 0.73% of the Portfolio's average net assets.


ITEM 6. CAPITAL STOCK AND OTHER SECURITIES.

     The Portfolio is a separate series of the Trust, which is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in one or more series (each a "Series"), including the Portfolio. Currently, the Portfolio is one of thirteen active Series of the Trust. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of the Portfolio (and of no other Series). However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations. Investments in the Portfolio have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth above. For more information regarding the Trustees of the Trust, see "Management of the Fund" in Part B.

     Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio will vote as a separate class, except as to voting of Trustees, as otherwise required by the 1940 Act, or if determined by the Trustees to be a matter which affects all Series. As to any matter which does not affect a particular Series, only investors in the one or more affected Series are entitled to vote. The Portfolio is not required and has no current intention of holding special meetings of investors, but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified number of investors) have the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio (and no other Series) available for distribution to investors.

     The Portfolio determines its net income and realized capital gains, if any, on each Portfolio Business Day (as defined below) and allocates all such income and gain pro rata among the investors in the Portfolio at the time of such determination.

     The "net income" of the Portfolio consists of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the net income of the Portfolio is allocated pro rata among the investors in the Portfolio (and no other Series).

     Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Trust) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

     It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.


     Investor inquiries regarding the Portfolio may be directed to the Placement Agent at Four Manhattanville Road, Purchase, New York 10577, (914) 697-8000.


ITEM 7. PURCHASE OF SECURITIES BEING OFFERED.


     Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See Item 4 above.


     An investment in the Portfolio may be made in U.S. dollars without a sales load at the net asset value next determined after an order is received in "good order" by the Portfolio. There is no minimum initial or subsequent investment in the Portfolio.

     The Trust reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

     Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each day the Advisers are open for business ("Portfolio Business Day"). As of 4:00 p.m., New York time, on each such day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions, which are to be effected as of 4:00 p.m., New York time, on such day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction
(i) the numerator of which is the value of such investor's investment in the Portfolio as of 4:00 p.m., New York time, on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected as of 4:00 p.m., New York time, on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of 4:00 p.m., New York time, on such day, plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of 4:00 p.m., New York time, on the following Portfolio Business Day.

     The Portfolio values its assets based on their current market value when market quotations are available. Where market quotations are not available, assets are valued at fair value as determined in good faith under the direction of the Board of Trustees. Debt obligations with 60 days or less remaining to maturity may be valued by the amortized cost method which the Trust's Trustees have determined to constitute fair value for such securities.

ITEM 8. REDEMPTION OR REPURCHASE.

     An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the Portfolio by the designated cutoff time for each accredited investor. The proceeds of a reduction or withdrawal will be paid by the Portfolio in federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days.

     The Portfolio reserves the right under certain circumstances, such as accommodating requests for substantial withdrawals or liquidations, to pay distributions in kind to investors (i.e., to distribute portfolio securities as opposed to cash). If securities are distributed, an investor could incur brokerage, tax or other charges in converting the securities to cash. In addition, distribution in kind may result in a less diversified portfolio of investments or adversely affect the liquidity of the Portfolio or the investor's portfolio, as the case may be. Investments in the Portfolio may not be transferred.

     The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

ITEM 9. PENDING LEGAL PROCEEDINGS.

     Not applicable.

PART A

DIVERSIFIED INVESTORS PORTFOLIOS - SPECIAL EQUITY PORTFOLIO

     Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 4. GENERAL DESCRIPTION OF REGISTRANT.

     Diversified Investors Portfolios (the "Trust") is a diversified, open-end management investment company which was organized as a Trust under the laws of the State of New York on September 1, 1993. Beneficial interests of the Trust are divided into series, thirteen of which are currently active and one of which, Special Equity Portfolio (the "Portfolio"), is described herein. Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     The investment objective of the Portfolio is to provide a high level of capital appreciation through investment in a diversified portfolio of common stocks of small to medium size companies. The Portfolio seeks to achieve its investment objective by investing primarily in a diversified portfolio of stocks of small to medium size companies which, in the opinion of the Portfolio's investment advisers, will present an opportunity for significant increases in earnings and/or value, without consideration for current income. An investment in the Portfolio is neither insured nor guaranteed by the U.S. Government.

     Diversified Investment Advisors, Inc. ("Diversified") is the investment adviser (the "Adviser") of the Portfolio. Pilgrim Baxter & Associates, ARK Asset Management Co., Inc., Liberty Investment Management Inc., and Westport Asset Management, Inc. are the subadvisers (the "Subadvisers") of the Portfolio. The Adviser and Subadviser are referred to herein collectively as the "Advisers". Diversified is also the administrator (the "Administrator") of the Portfolio. Diversified Investors Securities Corp. is the exclusive placement agent ("DISC" or the "Placement Agent") of interests in the Portfolio and the Trust in general.

     The Portfolio seeks to achieve its investment objective by investing primarily in a diversified portfolio of stocks of small to medium size companies which, in the opinion of the Portfolio's Advisers, will present an opportunity for significant increases in earnings and/or value, without consideration for current income. The Portfolio's primary equity investments are common stocks of small and medium sized U.S. companies with market capitalizations of less than $2 billion. Multiple managers are used to control the volatility often associated with investments in small to medium size companies and to maximize opportunities in positive markets. The Portfolio may also invest in bonds and short-term obligations as well as securities convertible into common stocks, preferred stocks, debt securities and short-term obligations. The Portfolio allocates its investments among different industries and companies, and changes its portfolio securities for investment considerations and not for trading purposes.

     The investment objective of the Portfolio may be changed without the vote of the holders of a majority of the outstanding voting securities of the Portfolio. There can, of course, be no assurance that the investment objective of the Portfolio will be achieved.

DESCRIPTION OF PORTFOLIO INVESTMENTS

     Additional information about the investment policies of the Portfolio appears in Part B.


     While the Portfolio's policy is to invest its assets primarily in common stocks with potential for above average growth in earnings, appreciation may be sought in other types of securities such as preferred stocks, convertible and non-convertible bonds and warrants as well as foreign securities including American Depositary Receipts. The Portfolio may vary the percentage of assets invested in any one type of security in accordance with the Advisers' interpretation of economic and market conditions, fiscal and monetary policy, and underlying security values. In selecting stocks, emphasis is placed on investing in companies with small to medium market capitalizations, i.e., the market value of all issued and outstanding common stock of the company equals up to approximately $1.5 billion. Investing in equity securities of small to medium companies involves risks not typically associated with investment in comparable securities of large companies. Such smaller companies may have narrow product lines and limited financial and managerial resources. Since the market for the equity securities of small companies is often characterized by less information and liquidity than that for the equity securities of large companies, securities of such small companies may be subject to more abrupt or erratic market movements than securities of large companies or market averages in general. Therefore, an investment in the Portfolio may be subject to greater declines in value than an investment in an equity fund investing in the equity securities of large companies.

FOREIGN SECURITIES


     The Portfolio's current policy is not to invest more than 25% of its assets in securities of foreign issuers, including investments in sponsored American Depositary Receipts ("ADRs"). ADRs are receipts typically issued by an American bank or trust company evidencing ownership of the underlying foreign securities. The Portfolio's investments in unlisted foreign securities, not including ADRs, are subject to the overall restrictions applicable to investments in illiquid securities. Foreign securities, including ADRs, may represent a greater degree of risk than do securities of domestic issuers due to possible exchange rate fluctuations, possible exchange controls, less publicly available information, more volatile markets, less securities regulation, less favorable tax provisions (including possible withholding taxes), changes in governmental administration or economic or monetary policy (in the United States or abroad), war or expropriation. The Portfolio may invest up to 5% of its assets in closed-end investment companies which primarily hold foreign securities. Forward foreign currency exchange contracts may also be entered into for the purchase or sale of foreign currency solely for hedging purposes against adverse rate changes. A currency exchange contract allows a definite price in dollars to be fixed for foreign securities that have been purchased or sold (but not settled) for the Portfolio. Entering into such exchange contracts may result in the loss of all or a portion of the benefits which otherwise could have been obtained from favorable movements in exchange rates. In addition, entering into such contracts means incurring certain transaction costs and bearing the risk of incurring losses if rates do not move in the direction anticipated.


OPTIONS AND FUTURES CONTRACTS


     The Portfolio may enter into transactions in futures contracts, options on futures contracts, options on securities indexes and options on securities, for the purpose of hedging the Portfolio's securities, which would have the effect of reducing the volatility of the net asset value of an investment in the Portfolio. In general, each such transaction involves the establishment of a position which is expected to move in a direction opposite to that of the security or securities being hedged.

     For example, the Portfolio may sell futures contracts, or purchase put options on futures contracts, securities indexes or securities for the purpose of protecting against an anticipated decline in the value of securities held by the Portfolio. In the event that such decline occurs, and the hedging transaction is successful, the reduced value of portfolio securities will be offset, in whole or in part, by a corresponding gain on the futures or option position. Conversely, when the Portfolio is not fully invested in the securities market, and it expects a significant market advance, it may purchase futures contracts or call options on futures contracts, security indexes or securities in order to gain rapid market exposure that may in part or entirely offset increases in the cost of securities that the Portfolio intends to purchase.

     Part B includes further information about the transactions in futures and option contracts to be entered into by the Portfolio. Gain or loss to the Portfolio on transactions in security index futures or options will depend on price movements in the stock market generally (or in a particular industry or segment of the market), rather than price movements of individual securities. A security index assigns relative values to the securities included in the index and the index fluctuates with changes in the market values of the securities so included. Some security index futures or options are based on broad market indexes, such as the Standard & Poor's 500 or the New York Stock Exchange Composite Index. In contrast, certain exchanges offer futures or options on narrower market indexes, such as the Standard & Poor's 100 or indexes based on an industry or market segment, such as oil and gas stocks. Options on indexes and options on securities are traded on securities exchanges regulated by the Securities and Exchange Commission. Futures contracts and options on futures contracts are traded only on designated contract markets regulated by the Commodity Futures Trading Commission and through a registered futures commission merchant which is a member of such contract market. A commission must be paid on each completed purchase and sale transaction. Transactions on such exchanges are cleared through a clearing corporation, which guarantees performance between the clearing members which are parties to each contract.

     The Portfolio currently does not intend to engage in the writing of options, except for the purpose of terminating an existing position or under the limited circumstances described in Part B. Nevertheless, the Portfolio has the authority to write options and may do so in the future if the Advisers determine that such transactions are in the best interests of the Portfolio.


SHORT TERM INVESTMENTS


     Cash, commercial paper, short-term obligations, repurchase agreements or other forms of debt securities may be held to provide a reserve for future purchases of common stock or securities during periods of unusual market conditions or in order to reduce volatility, or as a temporary defensive measure when the Advisers determine security markets to be overvalued. The Portfolio limits its short-term investments to those U.S. dollar-denominated instruments which are determined by or on behalf of the Board of Trustees of the Trust (the "Board of Trustees") to present minimal credit risks and which are of "high quality" as determined by a major rating service (i.e., rated P-1 by Moody's or A-1 by S&P) or, in the case of instruments which are not rated, are of comparable quality pursuant to procedures established by the Board of Trustees. Investments in high quality short-term instruments may, in many circumstances, result in a lower yield than would be available from investments in instruments with a lower quality or longer term.


REPURCHASE AGREEMENTS AND REVERSE REPURCHASE AGREEMENTS


     Repurchase agreements involve the acquisition by the Portfolio of an underlying debt instrument subject to an obligation of the seller to repurchase, and the Portfolio to resell, the instrument at a fixed price usually not more than one week after its purchase. The Portfolio's custodian or a sub-custodian will have custody of securities acquired by the Portfolio under a repurchase agreement.

     Repurchase agreements may be entered into for the Portfolio with sellers, which are usually member banks of the Federal Reserve System or member firms of the New York Stock Exchange (or a subsidiary thereof). Such transactions afford an opportunity for the Portfolio to earn a return on available cash at minimal market risk. Certain costs may be incurred by the Portfolio in connection with the sale of the securities if the seller does not repurchase them in accordance with the repurchase agreement. In addition, if bankruptcy proceedings are commenced with respect to the seller of the securities, realization on the securities by the Portfolio may be delayed or limited. Repurchase agreements are considered collateralized loans under the 1940 Act.

     The Portfolio may borrow funds for temporary or emergency purposes, such as meeting larger than anticipated redemption requests, and not for leverage, and by agreeing to sell portfolio securities to financial institutions such as banks and broker-dealers and to repurchase them at a mutually agreed date and price (a "reverse repurchase agreement"). At the time the Portfolio enters into a reverse repurchase agreement it will place in a segregated custodial account cash, U.S. Government securities or high-grade debt obligations having a value equal to the repurchase price, including accrued interest. Reverse repurchase agreements involve the risk that the market value of the securities sold by the Portfolio may decline below the repurchase price of those securities. Reverse repurchase agreements are considered to be borrowings by the Portfolio.


RESTRICTED SECURITIES


     The Portfolio may purchase securities in the United States that are not registered for sale under federal securities laws but which can be resold to institutions under Rule 144A under the 1933 Act. Provided that a dealer or institutional trading market in such securities exists, these restricted securities are treated as exempt from the Portfolio's 15% limit on illiquid securities. Under the supervision of the Board of Trustees, the Advisers will determine the liquidity of restricted securities and, through reports from the Advisers, the Board of Trustees will monitor trading activity in restricted securities. Because Rule 144A is relatively new, it is not possible to predict how these markets will develop. If institutional trading in restricted securities were to decline, the liquidity of the Portfolio could be adversely affected.


LENDING OF PORTFOLIO SECURITIES


     The Portfolio has the authority to lend portfolio securities to brokers, dealers and other financial organizations. By lending its securities, the Portfolio can increase its income by continuing to receive interest on the loaned securities as well as by either investing the cash collateral in short-term securities or obtaining yield in the form of interest paid when U.S. Government obligations are used as collateral. There may be risks of delay in receiving additional collateral or risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially. The Portfolio will adhere to the following conditions whenever its securities are loaned: (i) the Portfolio must receive at least 100% cash collateral or equivalent securities from the borrower; (ii) the borrower must increase this collateral whenever the market value of the loaned securities including accrued interest exceeds the level of the collateral;
(iii) the Portfolio must be able to terminate the loan at any time; (iv) the Portfolio must receive reasonable interest on the loan, as well as any dividends, interest or other distributions on the loaned securities, and any increase in market value; (v) the Portfolio may pay only reasonable custodian fees in connection with the loan; and (vi) voting rights on the loaned securities may pass to the borrower. However, if a material event adversely affecting the loaned securities were to occur, the Portfolio would terminate the loan and regain the right to vote the securities.


DELAYED DELIVERY TRANSACTIONS


     In order to help ensure the availability of suitable securities for the Portfolio, the Advisers may purchase securities for the Portfolio on a "when-issued" or on a "forward delivery" basis, which means that the obligations would be delivered to the Portfolio at a future date beyond customary settlement time. Under normal circumstances, the Portfolio would take delivery of such securities. In general, the Portfolio would not pay for the securities until they are received, and would not start earning interest on the obligations until the contractual settlement date. While awaiting delivery of the obligations purchased on such basis, the Portfolio would establish a segregated account consisting of cash, cash equivalents or high grade liquid debt securities equal to the amount of its commitments to purchase "when-issued" securities. An increase in the percentage of the Portfolio's assets committed to the purchase of securities on a "when-issued" basis may increase the volatility of its net asset value.


OTHER INVESTMENTS AND INVESTMENT TECHNIQUES


     Changes to the Portfolio's securities generally are made without regard to the length of time a security has been held, or whether a sale would result in the recognition of a profit or loss. Therefore, the rate of portfolio turnover is not a limiting factor to trading when such trading is deemed appropriate. The Portfolio engages in trading if it believes a transaction net of costs (including custodian charges) will help it achieve its investment objective. See the Statement of Additional Information, including the financial statements incorporated by reference therein, for further information. The amount of brokerage commissions and realized capital gains will tend to increase as the level of portfolio activity increases. The primary consideration in placing portfolio security transactions with broker-dealers for execution is to obtain, and maintain the availability of, execution at the most favorable prices and in the most effective manner possible. See "Brokerage Allocation and Other Practices" in Part B.

     As a diversified fund, no more than 5% of the assets of the Portfolio may be invested in the securities of one issuer (other than U.S. Government securities), except that up to 25% of the Portfolio's assets may be invested without regard to this limitation. The Portfolio will not invest more than 25% of its assets in the securities of issuers in any one industry. These are fundamental investment policies of the Portfolio which may not be changed without investor approval. As a nonfundamental operating investment policy, no more than 15% of the Portfolio's net assets may be invested in (i) securities the resale of which is restricted under federal securities laws; and (ii) illiquid or not readily marketable securities (including repurchase agreements maturing in more than seven days).

     Part B includes a discussion of additional nonfundamental investment policies and a listing of specific investment restrictions which constitute fundamental policies of the Portfolio, and cannot be changed without the approval of the holders of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Portfolio. See "Investment Restrictions" in Part B.

ITEM 5. MANAGEMENT OF THE FUND.


     The Board of Trustees provides broad supervision over the affairs of the Portfolio and the Trust. For further information about the Trustees and officers of the Trust see "Management of the Fund" in Part B. A majority of the Trust's Trustees are not affiliated with the Advisers.


INVESTMENT ADVISERS AND ADMINISTRATOR


     Subject to such policies as the Board of Trustees may determine, and pursuant to an Investment Advisory Agreement with the Portfolio (the "Advisory Agreement"), Diversified, as the Adviser, manages the assets of the Portfolio, including providing general supervision of the Subadviser. For its services under the Advisory Agreement, the Adviser receives from the Portfolio a fee accrued daily and paid monthly at an annual rate equal to 0.80% of the Portfolio's average daily net assets. The Adviser is currently waiving a portion of its investment advisory fee. Investment management decisions of the Adviser are made by committee and not by managers individually. The principal business address of Diversified is Four Manhattanville Road, Purchase, New York 10577.

     Diversified is an indirect, wholly-owned subsidiary of AEGON USA, Inc. ("AEGON"), a financial services holding company whose primary emphasis is life and health insurance and annuity and investment products. AEGON is an indirect, wholly-owned subsidiary of AEGON nv, a Netherlands corporation which is a publicly traded international insurance group. Diversified was incorporated in 1992 for the purpose of acting as investment adviser to the Portfolio and other series of the Trust. Accordingly, the Trust is the first family of investment companies for which Diversified serves as investment adviser. It is the Adviser's responsibility to select, subject to the review and approval of the Board of Trustees, an appropriate subadviser or subadvisers with a distinguished background and to review such subadviser's continued performance.


     Diversified has entered into Investment Subadvisory Agreements with each of the Subadvisers (the "Subadvisory Agreements"). The Subadvisers make the day-to-day investment selections for the Portfolio consistent with the guidelines and directions set by Diversified and the Board of Trustees. For its services under the Subadvisory Agreement, each of the Subadvisers receives a fee from Diversified. This fee is accrued monthly by multiplying the arithmetic average of the beginning and ending monthly net assets in the Portfolio by the fee schedule and dividing by twelve. The fee is paid on a quarterly basis at an annual rate equal to 0.50% of the Portfolio's average net assets under management by each of the Subadvisers. The Subadvisers furnish at their own expense all services, facilities and personnel necessary in connection with managing the Portfolio's investments and effecting securities transactions for the Portfolio.


     There are four Subadvisers:


     * ARK Asset Management Co., Inc. ("Ark") was formed in July 1989 and is owned by C. Charles Hetzel, Henry Breck, Colman M. Brandt and Jay Mermelstein, employees of ARK Asset Holdings, Inc. Assets under management for all small capitalization clients at December 31, 1996 equaled approximately $1.9 billion, $75 million of which were assets of registered investment companies. The principal business address of Ark is 55 Water Street, New York, New York 10004. The following person is primarily responsible for the day-to-day management of the Special Equity Portfolio on behalf of Ark (the inception date of such person's responsibility for the Portfolio and such person's business experience for the past five years is indicated parenthetically): Ronald Weiner, Vice Chairman and Portfolio Manager (since 1994, employed by Ark since 1986; previously employed at Lehman Management Co., Inc. as Senior Vice President and Senior Portfolio Manager, Specialy Growth Equity Management, 1989-1995).

     * Liberty Investment Management ("Liberty"), a division of Goldman Sachs Asset Management ("GSAM"), was established in January 1997 when Goldman, Sachs and Co. acquired Liberty Investment Management, Inc. GSAM is a separate operating division of Goldman, Sachs & Co., a worldwide investment banking firm. Total assets under management for all equity clients of Liberty at January 27, 1997 were approximately $37.8 billion, $5.2 billion of which were assets of registered investment companies. The principal business address of Liberty is 2502 Rocky Point Drive, Suite 500, Tampa, Florida 33607. The following persons are primarily responsible for the day-to-day management of the Special Equity Portfolio on behalf of Liberty (the inception date of each person's responsibility for the Portfolio and such person's business experience for the past five years is indicated parenthetically): Herbert E. Ehlers, Managing Director (since 1994, employed by Liberty or its predecessor Liberty Investment Management, Inc. since 1988) and Timothy G. Ebright, Portfolio Manager (since 1994, employed by Liberty or its predecessor Liberty or its predessor Liberty Investment Management, Inc. since 1988).

     * Pilgrim Baxter & Associates, Ltd. ("Pilgrim") was formed in 1995 is and owned by United Asset Management, Inc., a publicly owned corporation. Pilgrim succeeded to certain of the investment management businesses and acquired the corporate name of Pilgrim Baxter & Associates, Ltd. in April 1996. Total assets under management for all equity clients at December 31, 1996 were approximately $3.2 billion, $463.7 million of which were assets of registered investment companies. The principal business address of Pilgrim is 1255 Drummers Lanes, Wayne, Pennsylvania 19087. The following person is primarily responsible for the day-to-day management of the Special Equity Portfolio on behalf of Pilgrim (the inception date of such person's responsibility for the Portfolio and such person's business experience for the past five years is indicated parenthetically): John Force, Portfolio Manager (since 1994, employed by Pilgrim since 1992).


     * Westport Asset Management, Inc. ("Westport") was formed in July 1983 and is owned by Andrew J. Knuth and Ronald H. Oliver, employees of Westport. Total assets under management for all equity clients at December 31, 1996 equaled approximately $860 million, $278 million of which were assets of registered investment companies. The principal business address of Westport is 253 Riverside Avenue, Westport, Connecticut 06880. The following person is primarily responsible for the day-to-day management of the Special Equity Portfolio on behalf of Westport (the inception date of such person's responsibility for the Portfolio and such person's business experience for the past five years is indicated parenthetically): Andrew Knuth, Portfolio Manager (since 1994, employed by Westport since 1983).


     Under the Advisory Agreement with the Trust, Diversified, as Administrator, provides the Trust with general office facilities and supervises the overall administration of the Trust, including, among other responsibilities, the negotiation of contracts and fees with, and the monitoring of performance and billings of, the independent contractors and agents of the Trust; the preparation and filing of all documents required for compliance by the Trust with applicable laws and regulations; providing equipment and clerical personnel necessary for maintaining the organization of the Trust; preparation of certain documents in connection with meetings of Trustees and investors in the Trust; and the maintenance of books and records of the Trust. The Administrator provides persons satisfactory to the Board of Trustees to serve as officers of the Trust. Such officers, as well as certain other employees and Trustees of the Trust, may be directors, officers or employees of Diversified or its affiliates. Diversified receives no additional compensation for providing such administrative services.


     For the fiscal year ended December 31, 1996, the advisory fees paid to the Adviser after any applicable waivers were equal to 0.79% of the Portfolio's average daily net assets.


     The Trust has not retained the services of a distributor, as interests in the Portfolio are offered solely in private placement transactions. See "Management of the Fund" in Part B for additional information about DISC, the Placement Agent of interests in the Portfolio.

     Expenses. The expenses of the Trust include the compensation of its Trustees who are not affiliated with the Adviser or Subadviser; governmental fees; interest charges; taxes; fees and expenses of independent auditors, of legal counsel and of any transfer agent, custodian or registrar of the Trust; insurance premiums; and expenses of calculating the net asset value of, and the net income on, interests in the Portfolio.

     Expenses of the Trust also include expenses connected with the execution, recording and settlement of security transactions; fees and expenses of the Trust's custodian for all services to the Portfolio, including safekeeping of funds and securities and maintaining required books and accounts; expenses of preparing and mailing reports to investors and to governmental officers and commissions; expenses of meetings of investors and Trustees; and the advisory fees payable to the Adviser under the Advisory Agreement.


     For the fiscal year ended December 31, 1996, the total expenses of the Portfolio after any applicable fee waivers and expense reimbursements were equal to 0.85% of the Portfolio's average net assets.

ITEM 6. CAPITAL STOCK AND OTHER SECURITIES.

     The Portfolio is a separate series of the Trust, which is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in one or more series (each a "Series"), including the Portfolio. Currently, the Portfolio is one of thirteen active Series of the Trust. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of the Portfolio (and of no other Series). However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations. Investments in the Portfolio have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth above. For more information regarding the Trustees of the Trust, see "Management of the Fund" in Part B.

     Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio will vote as a separate class, except as to voting of Trustees, as otherwise required by the 1940 Act, or if determined by the Trustees to be a matter which affects all Series. As to any matter which does not affect a particular Series, only investors in the one or more affected Series are entitled to vote. The Portfolio is not required and has no current intention of holding special meetings of investors, but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified number of investors) have the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio (and no other Series) available for distribution to investors.

     The Portfolio determines its net income and realized capital gains, if any, on each Portfolio Business Day (as defined below) and allocates all such income and gain pro rata among the investors in the Portfolio at the time of such determination.

     The "net income" of the Portfolio consists of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the net income of the Portfolio is allocated pro rata among the investors in the Portfolio (and no other Series).

     Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Trust) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

     It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

     Investor inquiries regarding the Portfolio may be directed to the Placement Agent at Four Manhattanville Road, Purchase, New York, 10577, (914) 697-8000.


ITEM 7. PURCHASE OF SECURITIES BEING OFFERED.


     Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See Item 4 above.


     An investment in the Portfolio may be made in U.S. dollars without a sales load at the net asset value next determined after an order is received in "good order" by the Portfolio. There is no minimum initial or subsequent investment in the Portfolio.

     The Trust reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

     Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each day the Advisers are open for business ("Portfolio Business Day"). As of 4:00 p.m., New York time, on each such day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions, which are to be effected as of 4:00 p.m., New York time, on such day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction
(i) the numerator of which is the value of such investor's investment in the Portfolio as of 4:00 p.m., New York time, on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected as of 4:00 p.m., New York time, on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of 4:00 p.m., New York time, on such day, plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of 4:00 p.m., New York time, on the following Portfolio Business Day.

     The Portfolio values its assets based on their current market value when market quotations are available. Where market quotations are not available, assets are valued at fair value as determined in good faith under the direction of the Board of Trustees. Debt obligations with 60 days or less remaining to maturity may be valued by the amortized cost method which the Trust's Trustees have determined to constitute fair value for such securities.

ITEM 8. REDEMPTION OR REPURCHASE.

     An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the Portfolio by the designated cutoff time for each accredited investor. The proceeds of a reduction or withdrawal will be paid by the Portfolio in federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days.

     The Portfolio reserves the right under certain circumstances, such as accommodating requests for substantial withdrawals or liquidations, to pay distributions in kind to investors (i.e., to distribute portfolio securities as opposed to cash). If securities are distributed, an investor could incur brokerage, tax or other charges in converting the securities to cash. In addition, distribution in kind may result in a less diversified portfolio of investments or adversely affect the liquidity of the Portfolio or the investor's portfolio, as the case may be. Investments in the Portfolio may not be transferred.

     The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

ITEM 9. PENDING LEGAL PROCEEDINGS.

     Not applicable.

PART A

DIVERSIFIED INVESTORS PORTFOLIOS - INTERMEDIATE GOVERNMENT BOND PORTFOLIO

     Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 4. GENERAL DESCRIPTION OF REGISTRANT.

     Diversified Investors Portfolios (the "Trust") is a diversified, open-end management investment company which was organized as a Trust under the laws of the State of New York on September 1, 1993. Beneficial interests of the Trust are divided into series, thirteen of which are currently active and one of which, Intermediate Government Bond Portfolio (the "Portfolio"), is described herein. Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     The investment objective of the Portfolio is to provide as high a level of current income as is consistent with the preservation of capital. The Portfolio seeks to accomplish this objective by investing in high quality U.S. Government securities with intermediate maturities and high quality short-term obligations. An investment in the Portfolio is neither insured nor guaranteed by the U.S. Government.

     Diversified Investment Advisors, Inc. ("Diversified") is the investment adviser (the "Adviser") of the Portfolio. 1740 Advisers, Inc. ("1740 Advisers") is the subadviser (the "Subadviser") of the Portfolio. The Adviser and Subadviser are referred to herein collectively as the "Advisers". Diversified is also the administrator (the "Administrator") of the Portfolio. Diversified Investors Securities Corp. is the exclusive placement agent ("DISC" or the "Placement Agent") of interests in the Portfolio and the Trust in general.

     The Portfolio pursues its investment objective by investing in high quality U.S. Government obligations, including U.S. Government agency obligations, including collateralized mortgage obligations guaranteed by those agencies, and high quality short-term obligations (including repurchase agreements and reverse repurchase agreements).

     The Advisers attempt to maintain the Portfolio's "duration" between one and five years, which means that the Portfolio's overall sensitivity to interest rates should be similar to that of bonds and notes with remaining average maturities from one to five years. The Portfolio's dollar-weighted average maturity (or dollar-weighted average life in the case of mortgage-backed securities) may be longer than five years from time to time, but will not exceed ten years under normal conditions. The Portfolio may hold individual securities with remaining maturities of up to thirty years.

     Since the value of fixed income securities generally fluctuates inversely with changes in interest rates, the duration of the Portfolio will vary to reflect the Advisers' assessments of prospective changes in interest rates, so that the Portfolio may benefit from relative price appreciation when interest rates decline and may protect capital value when interest rates rise. The success of this strategy will depend on the Advisers' ability to manage the

Portfolio through changes in interest rates, and there is a risk that the value of the securities held by the Portfolio will decline.

     The investment objective of the Portfolio may be changed without the vote of the holders of a majority of the outstanding voting securities of the Portfolio. There can, of course, be no assurance that the investment objective of the Portfolio will be achieved.

DESCRIPTION OF PORTFOLIO INVESTMENTS

     Additional information about the investment policies of the Portfolio appears in Part B.


U.S. GOVERNMENT AND AGENCY SECURITIES


     The Portfolio may invest in U.S. Government securities. U.S. Government securities are securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities. U.S. Government securities have varying degrees of government backing. They may be backed by the credit of the government as a whole or only by the issuing agency. For example, securities issued by certain agencies are supported only by the credit of the agency that issued them, and not by the U.S. Government. Securities issued by the Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association are supported by the agency's right to borrow money from the U.S. Treasury under certain circumstances. U.S. Treasury bonds, notes and bills, and some agency securities, such as those issued by the Government National Mortgage Association, are backed by the full faith and credit of the U.S. Government as to payment of principal and interest and are the highest quality government securities. There is no assurance that the U.S. Government will support such obligations of its agencies unless it is required to do so by law. The Portfolio itself, and an investment therein, are not guaranteed by the U.S. Government. For additional information on U.S. Government securities, see Part B.

     The Portfolio may invest a portion of its assets in short-term U.S. Government securities with remaining maturities of one year or less and repurchase agreements relating thereto. When the Advisers believe market conditions warrant a temporary defensive position, the Portfolio may invest up to 100% of its assets in these instruments.


SHORT-TERM INSTRUMENTS


     Cash, commercial paper, short-term obligations, repurchase agreements or other forms of debt securities may be held to provide a reserve for future purchases of securities during periods of unusual market conditions or in order to reduce volatility, or as a temporary defensive measure when the Advisers determine security markets to be overvalued. The Portfolio limits its short-term investments to those U.S. dollar-denominated instruments which are determined by or on behalf of the Board of Trustees of the Trust (the "Board of Trustees") to present minimal credit risks and which are of "high quality" as determined by a major rating service [i.e., rated P-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Corporation)] or, in the case of instruments which are not rated, are of comparable quality pursuant to procedures established by the Board of Trustees. Investments in high quality short-term instruments may, in many circumstances, result in a lower yield than would be available from investments in instruments with a lower quality or longer term.


REPURCHASE AGREEMENTS AND REVERSE REPURCHASE AGREEMENTS


     Repurchase agreements involve the acquisition by the Portfolio of an underlying debt instrument subject to an obligation of the seller to repurchase, and the Portfolio to resell, the instrument at a fixed price usually not more than one week after its purchase. The Portfolio's custodian or a sub-custodian will have custody of securities acquired by the Portfolio under a repurchase agreement.

     Repurchase agreements may be entered into for the Portfolio with sellers, which are usually member banks of the Federal Reserve System or member firms of the New York Stock Exchange (or a subsidiary thereof). Such transactions afford an opportunity for the Portfolio to earn a return on available cash at minimal market risk. Certain costs may be incurred by the Portfolio in connection with the sale of the securities if the seller does not repurchase them in accordance with the repurchase agreement. In addition, if bankruptcy proceedings are commenced with respect to the seller of the securities, realization on the securities by the Portfolio may be delayed or limited. Repurchase agreements are considered collateralized loans under the 1940 Act.

     The Portfolio may borrow funds for temporary or emergency purposes, such as meeting larger than anticipated withdrawal and/or liquidation requests, and not for leverage. One means of borrowing is by agreeing to sell portfolio securities to financial institutions such as banks and broker-dealers and to repurchase them at a mutually agreed date and price (a "reverse repurchase agreement"). At the time the Portfolio enters into a reverse repurchase agreement it will place in a segregated custodial account cash, U.S. Government securities or high-grade debt obligations having a value equal to the repurchase price, including accrued interest. Reverse repurchase agreements involve the risk that the market value of the securities sold by the Portfolio may decline below the repurchase price of those securities.


RESTRICTED SECURITIES


     The Portfolio may purchase securities in the United States that are not registered for sale under federal securities laws but which can be resold to institutions under Rule 144A under the 1933 Act. Provided that a dealer or institutional trading market in such securities exists, these restricted securities are treated as exempt from the Portfolio's 15% limit on illiquid securities. Under the supervision of the Board of Trustees, the Advisers determine the liquidity of restricted securities and, through reports from the Advisers, the Board of Trustees will monitor trading activity in restricted securities. Because Rule 144A is relatively new, it is not possible to predict how these markets will develop. If institutional trading in restricted securities were to decline, the liquidity of the Portfolio could be adversely affected.


OPTIONS AND FUTURES CONTRACTS


     The Portfolio may buy and sell options and futures contracts to manage its exposure to changing interest rates and security prices. Some options and futures strategies, including selling futures, buying puts, and writing calls, hedge the Portfolio's investments against price fluctuations. Other strategies, including buying futures, writing puts and buying calls, tend to increase market exposure. The Portfolio may invest in options (including over-the-counter options) and futures contracts based on any type of security or index related to its investments.

     Options and futures can be volatile investments, and involve certain risks. If the Advisers apply a hedge at an inappropriate time or judges interest rates incorrectly, options and futures strategies may lower the Portfolio's return. The costs of hedging are not reflected in the Portfolio's yield but are reflected in the Portfolio's total return. The Portfolio could also experience losses if its options and futures positions were poorly correlated with its other investments, or if it could not close out its positions because of an illiquid secondary market.

     The Portfolio currently does not intend to engage in the writing of options, except for the purpose of terminating an existing position or under the limited circumstances described in Part B. Nevertheless, the Portfolio has the authority to write options and may do so in the future if the Advisers determine that such transactions are in the best interests of the Portfolio.

LENDING OF PORTFOLIO SECURITIES


     The Portfolio has the authority to lend portfolio securities to brokers, dealers and other financial organizations. By lending its securities, the Portfolio can increase its income by continuing to receive interest on the loaned securities as well as by either investing the cash collateral in short-term securities or obtaining yield in the form of interest paid when U.S. Government obligations are used as collateral. There may be risks of delay in receiving additional collateral or risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially. The Portfolio will adhere to the following conditions whenever its securities are loaned: (i) the Portfolio must receive at least 100% cash collateral or equivalent securities from the borrower; (ii) the borrower must increase this collateral whenever the market value of the loaned securities including accrued interest exceeds the level of the collateral;
(iii) the Portfolio must be able to terminate the loan at any time; (iv) the Portfolio must receive reasonable interest on the loan, as well as any dividends, interest or other distributions on the loaned securities, and any increase in market value; (v) the Portfolio may pay only reasonable custodian fees in connection with the loan; and (vi) voting rights on the loaned securities may pass to the borrower. However, if a material event adversely affecting the loaned securities were to occur, the Portfolio would terminate the loan and regain the right to vote the securities.


DELAYED DELIVERY TRANSACTIONS


     In order to help ensure the availability of suitable securities for the Portfolio, the Advisers may purchase securities for the Portfolio on a "when-issued" or on a "forward delivery" basis, which means that the obligations would be delivered to the Portfolio at a future date beyond customary settlement time. Under normal circumstances, the Portfolio would take delivery of such securities. In general, the Portfolio would not pay for the securities until they are received, and would not start earning interest on the obligations until the contractual settlement date. While awaiting delivery of the obligations purchased on such basis, the Portfolio would establish a segregated account consisting of cash, cash equivalents or high grade liquid debt securities equal to the amount of its commitments to purchase "when-issued" securities. An increase in the percentage of the Portfolio's assets committed to the purchase of securities on a "when-issued" basis may increase the volatility of its net asset value.


OTHER INVESTMENTS AND INVESTMENT TECHNIQUES


     The Portfolio may, in each case up to 5% of the Portfolio's assets, also utilize the following investments and investment techniques and practices: investments in foreign securities, options on futures contracts, foreign currency exchange transactions and options on foreign currencies. See Part B for further information.

     Changes to the Portfolio's securities generally are made without regard to the length of time a security has been held, or whether a sale would result in the recognition of a profit or loss. Therefore, the rate of portfolio turnover is not a limiting factor to trading when such trading is deemed appropriate. The Portfolio engages in trading if it believes a transaction net of costs (including custodian charges) will help it achieve its investment objective. See the Statement of Additional Information, including the financial statements incorporated by reference therein, for further information. The amount of brokerage commissions and realized capital gains will tend to increase as the level of portfolio activity increases. The primary consideration in placing portfolio security transactions with broker-dealers for execution is to obtain, and maintain the availability of, execution at the most favorable prices and in the most effective manner possible. See "Brokerage Allocation and Other Practices" in Part B.


     As a diversified fund, no more than 5% of the assets of the Portfolio may be invested in the securities of one issuer (other than U.S. Government securities), except that up to 25% of the Portfolio's assets may be invested without regard to this limitation. The Portfolio will not invest more than 25% of its assets in the securities of issuers in any one industry. These are fundamental investment policies of the Portfolio which may not be changed without investor approval. As a nonfundamental operating investment policy, no more than 15% of the Portfolio's net assets may be invested in (i) securities the resale of which is restricted under federal securities laws; and (ii) illiquid or not readily marketable securities (including repurchase agreements maturing in more than seven days[, over-the-counter options and assets used to cover over-the-counter options]). Additional fundamental and operating investment policies of the Portfolio are contained in Part B.

ITEM 5. MANAGEMENT OF THE FUND.



     The Board of Trustees provides broad supervision over the affairs of the Portfolio and the Trust. For further information about the Trustees and officers of the Trust see "Management of the Fund" in Part B. A majority of the Trust's Trustees are not affiliated with the Advisers.


INVESTMENT ADVISERS AND ADMINISTRATOR


     Subject to such policies as the Board of Trustees may determine, and pursuant to an Investment Advisory Agreement with the Portfolio (the "Advisory Agreement"), Diversified, as the Adviser, manages the assets of the Portfolio, including providing general supervision of the Subadviser. For its services under the Advisory Agreement, the Adviser receives from the Portfolio a fee accrued daily and paid monthly at an annual rate equal to 0.35% of the Portfolio's average daily net assets. The Adviser is currently waiving a portion of its investment advisory fee. Investment management decisions of the Adviser are taken by committee and not by managers individually. The principal business address of Diversified is Four Manhattanville Road, Purchase, New York 10577.


     Diversified is an indirect, wholly-owned subsidiary of AEGON USA, Inc. ("AEGON"), a financial services holding company whose primary emphasis is life and health insurance and annuity and investment products. AEGON is an indirect, wholly-owned subsidiary of AEGON nv, a Netherlands corporation which is a publicly traded international insurance group. Diversified was incorporated in 1992 for the purpose of acting as investment adviser to the Portfolio and other series of the Trust. Accordingly, the Trust is the first family of investment companies for which Diversified serves as investment adviser. It is the Adviser's responsibility to select, subject to the review and approval of the Board of Trustees, an appropriate subadviser with a distinguished background and to review such subadviser's continued performance.

     Diversified has entered into an Investment Subadvisory Agreement (the "Subadvisory Agreement") with Capital Management Group, a division of 1740 Advisers. The Subadviser makes the investment selections for the Portfolio consistent with the guidelines and directions set by the Adviser and the Board of Trustees. For its services under the Subadvisory Agreement, Capital Management Group receives a fee from Diversified accrued daily and paid monthly at an annual rate equal to 0.15% of the Portfolio's average daily net assets. The Subadviser furnishes at its own expense all services, facilities and personnel necessary in connection with managing the Portfolio's investments and effecting securities transactions for the Portfolio.


     1740 Advisers is a subsidiary of The Mutual Life Insurance Company of New York. Its address is 1740 Broadway, New York, New York 10019. Total assets under management by Capital Management Group as of December 31, 1996 were approximately $890 million, all of which were assets of registered investment companies. The following person is primarily responsible for the day-to-day management of the Portfolio (the inception date of such person's responsibility for the Portfolio and such person's business experience for the past five years is indicated parenthetically): Gregory Staples, Vice President (since 1996, employed by Capital Management Group since 1987).

     Under the Advisory Agreement with the Trust, Diversified, as Administrator, provides the Trust with general office facilities and supervises the overall administration of the Trust, including, among other responsibilities, the negotiation of contracts and fees with, and the monitoring of performance and billings of, the independent contractors and agents of the Trust; the preparation and filing of all documents required for compliance by the Trust with applicable laws and regulations; providing equipment and clerical personnel necessary for maintaining the organization of the Trust; preparation of certain documents in connection with meetings of Trustees and investors in the Trust; and the maintenance of books and records of the Trust. The Administrator provides persons satisfactory to the Board of Trustees to serve as officers of the Trust. Such officers, as well as certain other employees and Trustees of the Trust, may be directors, officers or employees of Diversified or its affiliates. Diversified receives no additional compensation for providing such administrative services.


     For the fiscal year ended December 31, 1996, the advisory fees paid to the Adviser after any applicable waivers were equal to 0.32% of the Portfolio's average daily net assets.


     The Trust has not retained the services of a distributor, as interests in the Portfolio are offered solely in private placement transactions. See "Management of the Fund" in Part B for additional information about DISC, the Placement Agent of interests in the Portfolio.

     Expenses. The expenses of the Trust include the compensation of its Trustees who are not affiliated with the Adviser or Subadviser; governmental fees; interest charges; taxes; fees and expenses of independent auditors, of legal counsel and of any transfer agent, custodian or registrar of the Trust; insurance premiums; and expenses of calculating the net asset value of, and the net income on, interests in the Portfolio.

     Expenses of the Trust also include expenses connected with the execution, recording and settlement of security transactions; fees and expenses of the Trust's custodian for all services to the Portfolio, including safekeeping of funds and securities and maintaining required books and accounts; expenses of preparing and mailing reports to investors and to governmental officers and commissions; expenses of meetings of investors and Trustees; and the advisory fees payable to the Adviser under the Advisory Agreement.


     For the fiscal year ended December 31, 1996, the total expenses of the Portfolio after any applicable fee waivers and expense reimbursements were equal to 0.40% of the Portfolio's average net assets.


ITEM 6. CAPITAL STOCK AND OTHER SECURITIES.

     The Portfolio is a separate series of the Trust, which is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in one or more series (each a "Series"), including the Portfolio. Currently, the Portfolio is one of thirteen active Series of the Trust. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of the Portfolio (and of no other Series). However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations. Investments in the Portfolio have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth above. For more information regarding the Trustees of the Trust, see "Management of the Fund" in Part B.

     Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio will vote as a separate class, except as to voting of Trustees, as otherwise required by the 1940 Act, or if determined by the Trustees to be a matter which affects all Series. As to any matter which does not affect a particular Series, only investors in the one or more affected Series are entitled to vote. The Portfolio is not required and has no current intention of holding special meetings of investors, but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified number of investors) have the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio (and no other Series) available for distribution to investors.

     The Portfolio determines its net income and realized capital gains, if any, on each Portfolio Business Day (as defined below) and allocates all such income and gain pro rata among the investors in the Portfolio at the time of such determination.

     The "net income" of the Portfolio consists of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the net income of the Portfolio is allocated pro rata among the investors in the Portfolio (and no other Series).

     Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Trust) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

     It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.


     Investor inquiries regarding the Portfolio may be directed to the Placement Agent at Four Manhattanville Road, Purchase, New York 10577, (914) 697-8000.


ITEM 7. PURCHASE OF SECURITIES BEING OFFERED.


     Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See Item 4 above.


     An investment in the Portfolio may be made in U.S. dollars without a sales load at the net asset value next determined after an order is received in "good order" by the Portfolio. There is no minimum initial or subsequent investment in the Portfolio.

     The Trust reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

     Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each day the Advisers are open for business ("Portfolio Business

Day"). As of 4:00 p.m., New York time, on each such day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions, which are to be effected as of 4:00 p.m., New York time, on such day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction
(i) the numerator of which is the value of such investor's investment in the Portfolio as of 4:00 p.m., New York time, on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected as of 4:00 p.m., New York time, on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of 4:00 p.m., New York time, on such day, plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of 4:00 p.m., New York time, on the following Portfolio Business Day.

     The Portfolio values its assets based on their current market value when market quotations are available. Where market quotations are not available, assets are valued at fair value as determined in good faith under the direction of the Board of Trustees. Debt obligations with 60 days or less remaining to maturity may be valued by the amortized cost method which the Trust's Trustees have determined to constitute fair value for such securities.

ITEM 8. REDEMPTION OR REPURCHASE.

     An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the Portfolio by the designated cutoff time for each accredited investor. The proceeds of a reduction or withdrawal will be paid by the Portfolio in federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days.

     The Portfolio reserves the right under certain circumstances, such as accommodating requests for substantial withdrawals or liquidations, to pay distributions in kind to investors (i.e., to distribute portfolio securities as opposed to cash). If securities are distributed, an investor could incur brokerage, tax or other charges in converting the securities to cash. In addition, distribution in kind may result in a less diversified portfolio of investments or adversely affect the liquidity of the Portfolio or the investor's portfolio, as the case may be. Investments in the Portfolio may not be transferred.

     The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

ITEM 9. PENDING LEGAL PROCEEDINGS.

     Not applicable.

PART A

DIVERSIFIED INVESTORS PORTFOLIOS - HIGH-YIELD BOND PORTFOLIO

     Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 4. GENERAL DESCRIPTION OF REGISTRANT.

     Diversified Investors Portfolios (the "Trust") is a diversified, open-end management investment company which was organized as a Trust under the laws of the State of New York on September 1, 1993. Beneficial interests of the Trust are divided into series, thirteen of which are currently active and one of which, High-Yield Bond Portfolio (the "Portfolio"), is described herein. Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.


     The investment objective of the Portfolio is to seek a high level of current income. The Portfolio pursues its investment objective by investing in a diversified portfolio consisting primarily of high-yielding, fixed-income and zero coupon securities, such as bonds, debentures and notes, convertible securities and preferred stocks. The Portfolio may invest all or a substantial portion of its assets in lower-rated debt securities, commonly referred to as "junk bonds". Such investments may include foreign securities and obligations issued or guaranteed by the U.S. government, any of its states or territories, any foreign government or any of their respective subdivisions, agencies or instrumentalities. An investment in the Portfolio is neither insured nor guaranteed by the U.S. Government.


     Diversified Investment Advisors, Inc. ("Diversified") is the investment adviser (the "Adviser") of the Portfolio. Delaware Investment Advisors, a division of Delaware Management Company, Inc. ("Delaware"), is the subadviser (the "Subadviser") of the Portfolio. The Adviser and Subadviser are referred to herein collectively as the "Advisers". Diversified is also the administrator (the "Administrator") of the Portfolio. Diversified Investors Securities Corp. is the exclusive placement agent ("DISC" or the "Placement Agent") of interests in the Portfolio and the Trust in general.

     The Portfolio normally will invest at least 65% of its assets in high-yielding, income producing debt securities and preferred stocks, including convertible and zero coupon securities. Zero coupon securities are debt securities that pay no cash income but are sold at substantial discounts from their fact value. Certain zero coupon securities also are sold at substantial discounts but provide for the commencement of regular interest payments at a deferred date. The Portfolio may invest up to 35% of its assets in equity securities, including common stocks, warrants and rights.

     Lower-rated debt securities usually are defined as securities rated Ba or lower by Moody's or BB or lower by S&P. Lower-rated debt securities are considered speculative and involve greater risk of default or price changes due to changes in the issuer's creditworthiness than higher-rated securities and are more sensitive to changes in the issuer's capacity to pay. Investing in lowerrated debt securities is an aggressive approach to income investing. The 1980s saw a dramatic increase in the use of lower-rated debt securities to finance highly leveraged corporate acquisitions and restructurings. Past experience may not provide an accurate indication of future performance of lower-rated debt securities, especially during period of economic recession. In fact, from 1989 to 1991, the percentage of lower-rated debt securities that defaulted rose significantly above prior levels.

     Lower-rated debt securities may be thinly traded, which can adversely affect the prices at which they can be sold and can result in high transaction costs. If market quotations are not available, these lower-rated debt securities will be valued in accordance with standards set by the Board of Trustees, including the use of outside pricing services. Judgment plays a greater role in valuing lower-rated debt securities than securities for which more extensive quotations and last-sale information are available. Adverse publicity and changing investor perceptions may affect the ability of outside pricing services used by the Portfolio to value its portfolio securities, and the Portfolio's ability to dispose of the lower-rated bonds. The market prices of lower-rated debt securities may decline significantly in periods of general economic difficulty, which may follow periods of rising interest rates. During an economic downturn or a prolonged period of rising interest rates, the ability of issuers of lower-rated debt to service their payment obligations, meet projected goals, or obtain additional financing may be impaired. The Portfolio may choose, at its own expense or in conjunction with others, to pursue litigation or otherwise exercise its rights as a security holder to seek to protect the interests of security holders if it determines this to be in the interest of Portfolio investors.

     The considerations discussed above for lower-rated debt securities also are applicable to lower quality unrated debt instruments of all types, including loans and other direct indebtedness of businesses with poor credit standing. Unrated debt instruments are not necessarily of lower quality than rated securities but they may not be attractive to as many buyers.

     The investment objective of the Portfolio may be changed without the vote of the holders of a majority of the outstanding voting securities of the Portfolio. There can, of course, be no assurance that the investment objective of the Portfolio will be achieved.

DESCRIPTION OF PORTFOLIO INVESTMENTS

     Additional information about the investment policies of the Portfolio appears in Part B.


SHORT-TERM INSTRUMENTS


     Cash, commercial paper, short-term obligations, repurchase agreements, bank certificates of deposit or other forms of debt securities may be held to provide a reserve for future purchases of securities during periods of unusual market conditions or in order to reduce volatility, or as a temporary defensive measure when the Advisers determine security markets to be overvalued. The Portfolio limits its short-term investments to those U.S. dollar-denominated instruments which are determined by or on behalf of the Board of Trustees of the Trust (the "Board of Trustees") to present minimal credit risks and which are of "high quality" as determined by a major rating service (i.e., rated P-1 by Moody's or A-1 by S&P) or, in the case of instruments which are not rated, are of comparable quality pursuant to procedures established by the Board of Trustees. Investments in high quality short-term instruments may, in many circumstances, result in a lower yield than would be available from investments in instruments with a lower quality or longer term.


REPURCHASE AGREEMENTS AND REVERSE REPURCHASE AGREEMENTS


     Repurchase agreements involve the acquisition by the Portfolio of an underlying debt instrument subject to an obligation of the seller to repurchase, and the Portfolio to resell, the instrument at a fixed price usually not more than one week after its purchase. The Portfolio's custodian or a sub-custodian will have custody of securities acquired by the Portfolio under a repurchase agreement.

     Repurchase agreements may be entered into for the Portfolio with sellers, which are usually member banks of the Federal Reserve System or member firms of the New York Stock Exchange (or a subsidiary thereof). Such transactions afford an opportunity for the Portfolio to earn a return on available cash at minimal market risk. Certain costs may be incurred by the Portfolio in connection with the sale of the securities if the seller does not repurchase them in accordance with the repurchase agreement. In addition, if bankruptcy proceedings are commenced with respect to the seller of the securities, realization on the securities by the Portfolio may be delayed or limited. Repurchase agreements are considered collateralized loans under the 1940 Act.

     The Portfolio may borrow funds for temporary or emergency purposes, such as meeting larger than anticipated redemption requests, and not for leverage. One means of borrowing is by agreeing to sell portfolio securities to financial institutions such as banks and broker-dealers and to repurchase them at a mutually agreed date and price (a "reverse repurchase agreement"). At the time the Portfolio enters into a reverse repurchase agreement it will place in a segregated custodial account cash, U.S. Government securities or high-grade debt obligations having a value equal to the repurchase price, including accrued interest. Reverse repurchase agreements involve the risk that the market value of the securities sold by the Portfolio may decline below the repurchase price of those securities.


RESTRICTED SECURITIES


     The Portfolio may purchase securities in the United States that are not registered for sale under federal securities laws but which can be resold to institutions under Rule 144A under the 1933 Act. Provided that a dealer or institutional trading market in such securities exists, these restricted securities are treated as exempt from the Portfolio's 15% limit on illiquid securities. Under the supervision of the Board of Trustees, the Advisers determine the liquidity of restricted securities and, through reports from the Advisers, the Board of Trustees will monitor trading activity in restricted securities. Because Rule 144A is relatively new, it is not possible to predict how these markets will develop. If institutional trading in restricted securities were to decline, the liquidity of the Portfolio could be adversely affected.


OPTIONS AND FUTURES CONTRACTS


     The Portfolio may buy and sell options and futures contracts to manage its exposure to changing interest rates and security prices. Some options and futures strategies, including selling futures, buying puts, and writing calls, hedge the Portfolio's investments against price fluctuations. Other strategies, including buying futures, writing puts and buying calls, tend to increase market exposure. The Portfolio may invest in options (including over-the-counter options) and futures contracts based on any type of security or index related to its investments.

     Options and futures can be volatile investments, and involve certain risks. If the Advisers apply a hedge at an inappropriate time or judge interest rates incorrectly, options and futures strategies may lower an investor's return. An investor could also experience losses if the Portfolio's options and futures positions were poorly correlated with its other investments, or if it could not close out its positions because of an illiquid secondary market.

     The Portfolio currently does not intend to engage in the writing of options, except for the purpose of terminating an existing position or under the limited circumstances described in Part B. Nevertheless, the Portfolio has the authority to write options and may do so in the future if the Advisers determine that such transactions are in the best interests of the Portfolio.

DELAYED DELIVERY TRANSACTIONS


     In order to help ensure the availability of suitable securities for the Portfolio, the Advisers may purchase securities for the Portfolio on a "when-issued" or on a "forward delivery" basis, which means that the obligations would be delivered to the Portfolio at a future date beyond customary settlement time. Under normal circumstances, the Portfolio would take delivery of such securities. In general, the Portfolio would not pay for the securities until they are received, and would not start earning interest on the obligations until the contractual settlement date. While awaiting delivery of the obligations purchased on such basis, the Portfolio would establish a segregated account consisting of cash, cash equivalents or high grade liquid debt securities equal to the amount of its commitments to purchase "when-issued" securities. An increase in the percentage of the Portfolio's assets committed to the purchase of securities on a "when-issued" basis may increase the volatility of its net asset value.


LENDING OF PORTFOLIO SECURITIES


     The Portfolio has the authority to lend portfolio securities to brokers, dealers and other financial organizations. By lending its securities, the Portfolio can increase its income by continuing to receive interest on the loaned securities as well as by either investing the cash collateral in short-term securities or obtaining yield in the form of interest paid when U.S. Government obligations are used as collateral. There may be risks of delay in receiving additional collateral or risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially. The Portfolio will adhere to the following conditions whenever its securities are loaned: (i) the Portfolio must receive at least 100% cash collateral or equivalent securities from the borrower; (ii) the borrower must increase this collateral whenever the market value of the loaned securities including accrued interest exceeds the level of the collateral;
(iii) the Portfolio must be able to terminate the loan at any time; (iv) the Portfolio must receive reasonable interest on the loan, as well as any dividends, interest or other distributions on the loaned securities, and any increase in market value; (v) the Portfolio may pay only reasonable custodian fees in connection with the loan; and (vi) voting rights on the loaned securities may pass to the borrower. However, if a material event adversely affecting the loaned securities were to occur, the Portfolio would terminate the loan and regain the right to vote the securities.


OTHER INVESTMENTS AND INVESTMENT TECHNIQUES


     The Portfolio may, in each case up to 5% of the Portfolio's assets, also utilize the following investments and investment techniques and practices: options on futures contracts, and options on foreign currencies. See Part B for further information.

     Changes to the Portfolio's securities generally are made without regard to the length of time a security has been held, or whether a sale would result in the recognition of a profit or loss. Therefore, the rate of portfolio turnover is not a limiting factor to trading when such trading is deemed appropriate. The Portfolio engages in trading if it believes a transaction net of costs (including custodian charges) will help it achieve its investment objective. The amount of brokerage commissions and realized capital gains will tend to increase as the level of portfolio activity increases. The primary consideration in placing portfolio security transactions with broker-dealers for execution is to obtain, and maintain the availability of, execution at the most favorable prices and in the most effective manner possible. See "Brokerage Allocation and Other Practices" in Part B.

     As a diversified fund, no more than 5% of the assets of the Portfolio may be invested in the securities of one issuer (other than U.S. Government securities), except that up to 25% of the Portfolio's assets may be invested without regard to this limitation. The Portfolio will not invest more than 25% of its assets in the securities of issuers in any one industry. These are fundamental investment policies of the Portfolio which may not be changed without investor approval. As a nonfundamental operating investment policy, no more than 15% of the Portfolio's net assets may be invested in (i) securities the resale of which is restricted under federal securities laws; and (ii) illiquid or not readily marketable securities (including repurchase agreements maturing in more than seven days, over-the-counter options and assets used to cover over-the-counter options). Additional fundamental and operating investment policies of the Portfolio are contained in Part B.

ITEM 5. MANAGEMENT OF THE FUND.


     The Board of Trustees provides broad supervision over the affairs of the Portfolio and the Trust. For further information about the Trustees and officers of the Trust see "Management of the Fund" in Part B. A majority of the Trust's Trustees are not affiliated with the Advisers.


INVESTMENT ADVISERS AND ADMINISTRATOR


     Subject to such policies as the Board of Trustees may determine, and pursuant to an Investment Advisory Agreement with the Portfolio (the "Advisory Agreement"), Diversified, as the Adviser, manages the assets of the Portfolio, including providing general supervision of the Subadviser. For its services under the Advisory Agreement, the Adviser receives from the Portfolio a fee accrued daily and paid monthly at an annual rate equal to 0.55% of the Portfolio's average daily net assets. The Adviser is currently waiving a portion of its investment advisory fee. Investment management decisions of Diversified are made by committee and not by managers individually. The principal business address of Diversified is Four Manhattanville Road, Purchase, New York 10577.


     Diversified is an indirect, wholly-owned subsidiary of AEGON USA, Inc. ("AEGON"), a financial services holding company whose primary emphasis is life and health insurance and annuity and investment products. AEGON is an indirect, wholly-owned subsidiary of AEGON nv, a Netherlands corporation which is a publicly traded international insurance group. Diversified was incorporated in 1992 for the purpose of acting as investment adviser to the Portfolio and other series of the Trust. Accordingly, the Trust is the first family of investment companies for which Diversified serves as investment adviser. It is the Adviser's responsibility to select, subject to the review and approval of the Board of Trustees, an appropriate subadviser with a distinguished background and to review such subadviser's continued performance.


     Diversified has entered into an Investment Subadvisory Agreement (the "Subadvisory Agreement") with Delaware. Delaware makes the investment selections for the Portfolio consistent with the guidelines and directions set by the Adviser and the Board of Trustees. For its services under the Subadvisory Agreement, Delaware receives a fee from Diversified. This fee is calculated by multiplying the arithmetic average of the beginning and ending monthly net assets in the Portfolio by the fee schedule and dividing by twelve. The fee is paid on a quarterly basis at an annual rate equal to 0.40% on the first $20,000,000 in average net assets of the Portfolio, 0.30% on the next $20,000,000 in average net assets, and 0.20% on average net assets in excess of $40,000,000. Delaware furnishes at its own expense all services, facilities and personnel necessary in connection with managing the Portfolio's investments and effecting securities transactions for the Portfolio.

     Delaware was formed in February 1985 and is owned by Lincoln National Corp. Total assets under management for all high-yield bond clients at December 31, 1996 were approximately $1.9 billion, $1.3 billion of which were assets of registered investment companies. The principal business address of Delaware is 2005 Market Street, Philadelphia, Pennsylvania 19103. The following person is primarily responsible for the day-to-day management of the Portfolio (the inception date of such person's responsibility for the Portfolio and such person's business experience for the past five years is indicated parenthetically): Paul Matlack, Vice President/Senior Portfolio Manager (since 1996, employed by Delaware since 1989).

     Under the Advisory Agreement with the Trust, Diversified, as Administrator, provides the Trust with general office facilities and supervises the overall administration of the Trust, including, among other responsibilities, the negotiation of contracts and fees with, and the monitoring of performance and billings of, the independent contractors and agents of the Trust; the preparation and filing of all documents required for compliance by the Trust with applicable laws and regulations; providing equipment and clerical personnel necessary for maintaining the organization of the Trust; preparation of certain documents in connection with meetings of Trustees and investors in the Trust; and the maintenance of books and records of the Trust. The Administrator provides persons satisfactory to the Board of Trustees to serve as officers of the Trust. Such officers, as well as certain other employees and Trustees of the Trust, may be directors, officers or employees of Diversified or its affiliates. Diversified receives no additional compensation for providing such administrative services.


     For the fiscal year ended December 31, 1996, the advisory fees paid to the Adviser after any applicable waivers were equal to 0% of the Portfolio's average daily net assets.


     The Trust has not retained the services of a distributor, as interests in the Portfolio are offered solely in private placement transactions. See "Management of the Fund" in Part B for additional information about DISC, the Placement Agent of interests in the Portfolio.

     Expenses. The expenses of the Trust include the compensation of its Trustees who are not affiliated with the Adviser or Subadviser; governmental fees; interest charges; taxes; fees and expenses of independent auditors, of legal counsel and of any transfer agent, custodian or registrar of the Trust; insurance premiums; and expenses of calculating the net asset value of, and the net income on, interests in the Portfolio.

     Expenses of the Trust also include expenses connected with the execution, recording and settlement of security transactions; fees and expenses of the Trust's custodian for all services to the Portfolio, including safekeeping of funds and securities and maintaining required books and accounts; expenses of preparing and mailing reports to investors and to governmental officers and commissions; expenses of meetings of investors and Trustees; and the advisory fees payable to the Adviser under the Advisory Agreement.


     For the fiscal year ended December 31, 1996, the total expenses of the Portfolio after any applicable fee waivers and expense reimbursements were equal to 0.60% of the Portfolio's average net assets.


ITEM 6. CAPITAL STOCK AND OTHER SECURITIES.

     The Portfolio is a separate series of the Trust, which is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in one or more series (each a "Series"), including the Portfolio. Currently, the Portfolio is one of thirteen active Series of the Trust. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of the Portfolio (and of no other Series). However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations. Investments in the Portfolio have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth below. For more information regarding the Trustees of the Trust, see "Management of the Fund" in Part B.

     Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio will vote as a separate class, except as to voting of Trustees, as otherwise required by the 1940 Act, or if determined by the Trustees to be a matter which affects all Series. As to any matter which does not affect a particular Series, only investors in the one or more affected Series are entitled to vote. The Portfolio is not required and has no current intention of holding special meetings of investors, but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified number of investors) have the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio (and no other Series) available for distribution to investors.

     The Portfolio determines its net income and realized capital gains, if any, on each Portfolio Business Day (as defined below) and allocates all such income and gain pro rata among the investors in the Portfolio at the time of such determination.

     The "net income" of the Portfolio shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the net income of the Portfolio is allocated pro rata among the investors in the Portfolio (and no other Series).

     Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Trust) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

     It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.


     Investor inquiries regarding the Portfolio may be directed to the Placement Agent at Four Manhattanville Road, Purchase, New York 10577, (914) 697-8000.


ITEM 7. PURCHASE OF SECURITIES BEING OFFERED.


     Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See Item 4 above.


     An investment in the Portfolio may be made in U.S. dollars without a sales load at the net asset value next determined after an order is received in "good order" by the Portfolio. There is no minimum initial or subsequent investment in the Portfolio.

     The Trust reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

     Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each day the Advisers are open for business ("Portfolio

Business Day"). As of 4:00 p.m., New York time, on each such day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions, which are to be effected as of 4:00 p.m., New York time, on such day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction
(i) the numerator of which is the value of such investor's investment in the Portfolio as of 4:00 p.m., New York time, on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected as of 4:00 p.m., New York time, on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of 4:00 p.m., New York time, on such day, plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of 4:00 p.m., New York time, on the following Portfolio Business Day.

     The Portfolio values its assets based on their current market value when market quotations are available. Where market quotations are not available, assets are valued at fair value as determined in good faith under the direction of the Board of Trustees. Debt obligations with 60 days or less remaining to maturity may be valued by the amortized cost method which the Trust's Trustees have determined to constitute fair value for such securities.

ITEM 8. REDEMPTION OR REPURCHASE.

     An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the Portfolio by the designated cutoff time for each accredited investor. The proceeds of a reduction or withdrawal will be paid by the Portfolio in federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days.

     The Portfolio reserves the right under certain circumstances, such as accommodating requests for substantial withdrawals or liquidations, to pay distributions in kind to investors (i.e., to distribute portfolio securities as opposed to cash). If securities are distributed, an investor could incur brokerage, tax or other charges in converting the securities to cash. In addition, distribution in kind may result in a less diversified portfolio of investments or adversely affect the liquidity of the Portfolio or the investor's portfolio, as the case may be. Investments in the Portfolio may not be transferred.

     The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

ITEM 9. PENDING LEGAL PROCEEDINGS.

     Not applicable.

PART A

DIVERSIFIED INVESTORS PORTFOLIOS - EQUITY VALUE PORTFOLIO

     Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 4. GENERAL DESCRIPTION OF REGISTRANT.

     Diversified Investors Portfolios (the "Trust") is a diversified, open-end management investment company which was organized as a Trust under the laws of the State of New York on September 1, 1993. Beneficial interests of the Trust are divided into series, thirteen of which are currently active and one of which, Equity Value Portfolio (the "Portfolio"), is described herein. Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     The investment objective of the Portfolio is to provide a high total investment return through investment in a diversified portfolio of common stocks. An investment in the Portfolio is neither insured nor guaranteed by the U.S. Government.

     Diversified Investment Advisors, Inc. ("Diversified") is the investment adviser (the "Adviser") of the Portfolio. Ark Asset Management Co., Inc. ("Ark") is the subadviser (the "Subadviser") of the Portfolio. The Adviser and Subadviser are referred to herein collectively as the "Advisers". Diversified is also the administrator (the "Administrator") of the Portfolio. Diversified Investors Securities Corp. is the exclusive placement agent ("DISC" or the "Placement Agent") of interests in the Portfolio and the Trust in general.


     The Portfolio seeks to achieve its investment objective by investing primarily in a diversified portfolio of stocks of companies, which, in the opinion of the Advisers, are trading at low valuations relative to market and/or historical levels. The stocks tend to have relatively low price/earnings ratios and/or relatively low price/book value ratios. Low price/earnings ratios or price/book value ratios means that the stock is less expensive than average relative to the company's earnings or book value, respectively. The Portfolio invests primarily in common stocks listed on the New York Stock Exchange (the "NYSE") and on other national securities exchanges and, to a lesser extent, in stocks that are traded over-the-counter. The Portfolio may also invest in bonds and short-term obligations as well as securities convertible into common stocks, preferred stocks, debt securities and short-term obligations. The Portfolio allocates its investments among different industries and companies, and changes its portfolio securities for investment considerations and not for trading purposes.


     The investment objective of the Portfolio may be changed without the vote of the holders of a majority of the outstanding voting securities of the Portfolio. There can, of course, be no assurance that the investment objective of the Portfolio will be achieved.

DESCRIPTION OF PORTFOLIO INVESTMENTS

     Additional information about the investment policies of the Portfolio appears in Part B.

     The Portfolio's policy is to invest in a broad list of equity and fixed income securities, including short-term obligations. The list may be diversified not only by companies and industries, but also by type of security. Some fixed income securities may also have a call on common stock by means of a conversion privilege or attached warrants. The Portfolio may vary the percentage of assets invested in any one type of security in accordance with the Advisers' interpretation of economic and market conditions, fiscal and monetary policy, and underlying security values.

FOREIGN SECURITIES

     The Portfolio's current policy is not to invest more than 25% of its assets in securities of foreign issuers, including investments in sponsored American Depositary Receipts ("ADRs"). ADRs are receipts typically issued by an American bank or trust company evidencing ownership of the underlying foreign securities. The Advisers do not intend to concentrate more than 25% of such foreign investments in any one type of instrument or in any foreign country. The Portfolio's investments in unlisted foreign securities, not including ADRs, are subject to the overall restrictions applicable to investments in illiquid securities. Foreign securities, including ADRs, may represent a greater degree of risk than do securities of domestic issuers due to possible exchange rate fluctuations, possible exchange controls, less publicly available information, more volatile markets, less securities regulation, less favorable tax provisions (including possible withholding taxes), changes in governmental administration or economic or monetary policy (in the United States or abroad), war or expropriation. The Portfolio may invest up to 5% of its assets in closed-end investment companies which primarily hold foreign securities. Forward foreign currency exchange contracts may also be entered into for the purchase or sale of foreign currency solely for hedging purposes against adverse rate changes. A currency exchange contract allows a definite price in dollars to be fixed for foreign securities that have been purchased or sold (but not settled) for the Portfolio. Entering into such exchange contracts may result in the loss of all or a portion of the benefits which otherwise could have been obtained from favorable movements in exchange rates. In addition, entering into such contracts means incurring certain transaction costs and bearing the risk of incurring losses if rates do not move in the direction anticipated.

OPTIONS AND FUTURES CONTRACTS

     The Portfolio may enter into transactions in futures contracts, options on futures contracts, options on securities indexes and options on securities, for the purpose of hedging the Portfolio's securities, which would have the effect of reducing the volatility of an investment in the Portfolio. In general, each such transaction involves the establishment of a position which is expected to move in a direction opposite to that of the security or securities being hedged.

     For example, the Portfolio may sell futures contracts, or purchase put options on futures contracts, securities indexes or securities for the purpose of protecting against an anticipated decline in the value of securities held by the Portfolio. In the event that such decline occurs, and the hedging transaction is successful, the reduced value of portfolio securities will be offset, in whole or in part, by a corresponding gain on the futures or option position. Conversely, when the Portfolio is not fully invested in the securities market, and it expects a significant market advance, it may purchase futures contracts or call options on futures contracts, security indexes or securities in order to gain rapid market exposure that may in part or entirely offset increases in the cost of securities that the Portfolio intends to purchase.

     Part B includes further information about the transactions in futures and option contracts to be entered into by the Portfolio. Gains or losses to the Portfolio on transactions in security index futures or options will depend on price movements in the stock market generally (or in a particular industry or segment of the market), rather than price movements of individual securities. A security index assigns relative values to the securities included in the index and the index fluctuates with changes in the market values of the securities so included. Some security index futures or options are based on broad market indexes, such as the Standard & Poor's 500 or the New York Stock Exchange Composite Index. In contrast, certain exchanges offer futures or options on narrower market indexes, such as the Standard & Poor's 100 or indexes based on an industry or market segment, such as oil and gas stocks. Options on indexes and options on securities are traded on securities exchanges regulated by the Securities and Exchange Commission. Futures contracts and options on futures contracts are traded only on designated contract markets regulated by the Commodity Futures Trading Commission and through a registered futures commission merchant which is a member of such contract market. A commission must be paid on each completed purchase and sale transaction. Transactions on such exchanges are cleared through a clearing corporation, which guarantees performance between the clearing members which are parties to each contract.

     The Portfolio currently does not intend to engage in the writing of options, except for the purpose of terminating an existing position or under the limited circumstances described in Part B. Nevertheless, the Portfolio has the authority to write options and may do so in the future if the Advisers determine that such transactions are in the best interests of the Portfolio.

SHORT TERM INVESTMENTS

     Cash, commercial paper, short-term obligations, repurchase agreements or other forms of debt securities may be held to provide a reserve for future purchases of common stock or securities during periods of unusual market conditions or in order to reduce volatility, or as a temporary defensive measure when the Advisers determine security markets to be overvalued. The Portfolio limits its short-term investments to those U.S. dollar-denominated instruments which are determined by or on behalf of the Board of Trustees of the Trust (the "Board of Trustees") to present minimal credit risks and which are of "high quality" as determined by a major rating service (i.e., rated P-1 by Moody's or A-1 by S&P) or, in the case of instruments which are not rated, are of comparable quality pursuant to procedures established by the Board of Trustees. Investments in high quality short-term instruments may, in many circumstances, result in a lower yield than would be available from investments in instruments with a lower quality or longer term.

REPURCHASE AGREEMENTS AND REVERSE REPURCHASE AGREEMENTS

     Repurchase agreements involve the acquisition by the Portfolio of an underlying debt instrument subject to an obligation of the seller to repurchase, and the Portfolio to resell, the instrument at a fixed price usually not more than one week after its purchase. The Portfolio's custodian or a sub-custodian will have custody of securities acquired by the Portfolio under a repurchase agreement.

     Repurchase agreements may be entered into for the Portfolio with sellers, which are usually member banks of the Federal Reserve System or member firms of the New York Stock Exchange (or a subsidiary thereof). Such transactions afford an opportunity for the Portfolio to earn a return on available cash at minimal market risk. Certain costs may be incurred by the Portfolio in connection with the sale of the securities if the seller does not repurchase them in accordance with the repurchase agreement. In addition, if bankruptcy proceedings are commenced with respect to the seller of the securities, realization on the securities by the Portfolio may be delayed or limited. Repurchase agreements are considered collateralized loans under the 1940 Act.

     The Portfolio may borrow funds for temporary or emergency purposes, such as meeting larger than anticipated redemption requests, and not for leverage. One means of borrowing is by agreeing to sell portfolio securities to financial institutions such as banks and broker-dealers and to repurchase them at a mutually agreed date and price (a "reverse repurchase agreement"). At the time the Portfolio enters into a reverse repurchase agreement it will place in a segregated custodial account cash, U.S. Government securities or high-grade debt obligations having a value equal to the repurchase price, including accrued interest. Reverse repurchase agreements involve the risk that the market value of the securities sold by the Portfolio may decline below the repurchase price of those securities.

RESTRICTED SECURITIES


     The Portfolio may purchase securities in the United States that are not registered for sale under federal securities laws but which can be resold to institutions under Rule 144A under the 1933 Act. Provided that a dealer or institutional trading market in such securities exists, these restricted securities are treated as exempt from the Portfolio's 15% limit on illiquid securities. Under the supervision of the Board of Trustees, the Advisers will determine the liquidity of restricted securities and, through reports from the Advisers, the Board of Trustees will monitor trading activity in restricted securities. Because Rule 144A is relatively new, it is not possible to predict how these markets will develop. If institutional trading in restricted securities were to decline, the liquidity of the Portfolio could be adversely affected.

DELAYED DELIVERY TRANSACTIONS

     In order to help ensure the availability of suitable securities for the Portfolio, the Advisers may purchase securities for the Portfolio on a "when-issued" or on a "forward delivery" basis, which means that the obligations would be delivered to the Portfolio at a future date beyond customary settlement time. Under normal circumstances, the Portfolio would take delivery of such securities. In general, the Portfolio would not pay for the securities until they are received, and would not start earning interest on the obligations until the contractual settlement date. While awaiting delivery of the obligations purchased on such basis, the Portfolio would establish a segregated account consisting of cash, cash equivalents or high grade liquid debt securities equal to the amount of its commitments to purchase "when-issued" securities. An increase in the percentage of the Portfolio's assets committed to the purchase of securities on a "when-issued" basis may increase the volatility of its net asset value.

LENDING OF PORTFOLIO SECURITIES

     The Portfolio has the authority to lend portfolio securities to brokers, dealers and other financial organizations. By lending its securities, the Portfolio can increase its income by continuing to receive income on the loaned securities as well as by either investing the cash collateral in short-term securities or obtaining yield in the form of interest paid when U.S. Government obligations are used as collateral. There may be risks of delay in receiving additional collateral or risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially. The Portfolio will adhere to the following conditions whenever its securities are loaned: (i) the Portfolio must receive at least 100% cash collateral or equivalent securities from the borrower; (ii) the borrower must increase this collateral whenever the market value of the loaned securities including accrued interest exceeds the level of the collateral; (iii) the Portfolio must be able to terminate the loan at any time; (iv) the Portfolio must receive reasonable interest on the loan, as well as any dividends, interest or other distributions on the loaned securities, and any increase in market value; (v) the Portfolio may pay only reasonable custodian fees in connection with the loan; and (vi) voting rights on the loaned securities may pass to the borrower. However, if a material event adversely affecting the loaned securities were to occur, the Portfolio would terminate the loan and regain the right to vote the securities.

OTHER INVESTMENTS AND INVESTMENT TECHNIQUES


     Changes to the Portfolio's securities generally are made without regard to the length of time a security has been held, or whether a sale would result in the recognition of a profit or loss. Therefore, the rate of portfolio turnover is not a limiting factor to trading when such trading is deemed appropriate. The Portfolio engages in trading if it believes a transaction net of costs (including custodian charges) will help it achieve its investment objective. See the Statement of Additional Information, including the financial statements incorporated by reference therein, for further information. The amount of brokerage commissions and realized capital gains will tend to increase as the level of portfolio activity increases. The primary consideration in placing portfolio security transactions with broker-dealers for execution is to obtain, and maintain the availability of, execution at the most favorable prices and in the most effective manner possible. See "Brokerage Allocation and Other Practices" in Part B.

     As a diversified fund, no more than 5% of the assets of the Portfolio may be invested in the securities of one issuer (other than U.S. Government securities), except that up to 25% of the Portfolio's assets may be invested without regard to this limitation. The Portfolio will not invest more than 25% of its assets in the securities of issuers in any one industry. These are fundamental investment policies of the Portfolio which may not be changed without investor approval. As a nonfundamental operating investment policy, no more than 15% of the Portfolio's net assets may be invested in (i) securities the resale of which is restricted under federal securities laws; and (ii) illiquid or not readily marketable securities (including repurchase agreements maturing in more than seven days).

     Part B includes a discussion of additional nonfundamental investment policies and a listing of specific investment restrictions which constitute fundamental policies of the Portfolio, and cannot be changed without the approval of the holders of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Portfolio. See "Investment Restrictions" in Part B.

ITEM 5. MANAGEMENT OF THE FUND.


     The Board of Trustees provides broad supervision over the affairs of the Portfolio and the Trust. For further information about the Trustees and officers of the Trust see "Management of the Fund" in Part B. A majority of the Trust's Trustees are not affiliated with the Advisers.


INVESTMENT ADVISERS AND ADMINISTRATOR


     Subject to such policies as the Board of Trustees may determine, and pursuant to an Investment Advisory Agreement with the Portfolio (the "Advisory Agreement"), Diversified, as the Adviser, manages the assets of the Portfolio, including providing general supervision of the Subadviser. For its services under the Advisory Agreement, the Adviser receives from the Portfolio a fee accrued daily and paid monthly at an annual rate equal to 0.57% of the Portfolio's average daily net assets. The Adviser is currently waiving a portion of its investment advisory fee. Investment management decisions of the Adviser are made by committee and not by managers individually. The principal business address of Diversified is Four Manhattanville Road, Purchase, New York 10577.


     Diversified is an indirect, wholly-owned subsidiary of AEGON USA, Inc. ("AEGON"), a financial services holding company whose primary emphasis is life and health insurance and annuity and investment products. AEGON is an indirect, wholly-owned subsidiary of AEGON nv, a Netherlands corporation which is a publicly traded international insurance group. Diversified was incorporated in 1992 for the purpose of acting as investment adviser to the Portfolio and other series of the Trust. Accordingly, the Trust is the first family of investment companies for which Diversified serves as investment adviser. It is the Adviser's responsibility to select, subject to the review and approval of the Board of Trustees, an appropriate subadviser with a distinguished background and to review such subadviser's continued performance.


     Diversified has entered into an Investment Subadvisory Agreement (the "Subadvisory Agreement") with Ark Asset Management Co., Inc. Ark Asset Management Co., Inc. makes the investment selections for the Portfolio consistent with the guidelines and directions set by the Adviser and the Board of Trustees. For its services under the Subadvisory Agreement, Ark Asset Management Co., Inc. receives a fee from Diversified. This fee is accrued monthly by multiplying the arithmetic average of the beginning and ending monthly net assets in the Portfolio by the fee schedule and dividing by twelve. This fee is paid on a quarterly basis at an annual rate equal to 0.45% on the first $100,000,000 in average net assets of the Portfolio, 0.40% on the next $50,000,000 in average net assets, and 0.35% on the next $50,000,000 in average net assets; when the Portfolio achieves $200,000,000 in average net assets, the rate shall be 0.40% on average net assets up to $200,000,000 and 0.35% on average net assets in excess of $200,000,000 so long as the Portfolio continues to have more than $200,000,000 in average net assets. Ark Asset Management Co., Inc. furnishes at its own expense all services, facilities and personnel necessary in connection with managing the Portfolio's investments and effecting securities transactions for the Portfolio.

     Ark Asset Management Co., Inc. was formed in July 1989 and is owned by certain employees of Ark Asset Holdings, Inc. Its address is 55 Water Street, New York, NY 10041. Total assets under management by Ark Asset Management Co., Inc. for equity value clients as of December 31, 1996 were approximately $14.4 billion, $150 million of which were assets of registered investment companies. Investment management decisions of Ark Asset Management Co., Inc. are made by committee and not by managers individually.


     Under the Advisory Agreement with the Trust, Diversified, as Administrator, provides the Trust with general office facilities and supervises the overall administration of the Trust, including, among other responsibilities, the negotiation of contracts and fees with, and the monitoring of performance and billings of, the independent contractors and agents of the Trust; the preparation and filing of all documents required for compliance by the Trust with applicable laws and regulations; providing equipment and clerical personnel necessary for maintaining the organization of the Trust; preparation of certain documents in connection with meetings of Trustees and investors in the Trust; and the maintenance of books and records of the Trust. The Administrator provides persons satisfactory to the Board of Trustees to serve as officers of the Trust. Such officers, as well as certain other employees and Trustees of the Trust, may be directors, officers or employees of Diversified or its affiliates. Diversified receives no additional compensation for providing such administrative services.


     For the fiscal year ended December 31, 1996, the advisory fees paid to the Adviser on an annual basis after any applicable waivers were equal to 0.10% of the Portfolio's average daily net assets.


     The Trust has not retained the services of a distributor, as interests in the Portfolio are offered solely in private placement transactions. See "Management of the Fund" in Part B for additional information about DISC, the Placement Agent of interests in the Portfolio.

     Expenses. The expenses of the Trust include the compensation of its Trustees who are not affiliated with the Adviser or Subadviser; governmental fees; interest charges; taxes; fees and expenses of independent auditors, of legal counsel and of any transfer agent, custodian or registrar of the Trust; insurance premiums; and expenses of calculating the net asset value of, and the net income on, interests in the Portfolio.

     Expenses of the Trust also include expenses connected with the execution, recording and settlement of security transactions; fees and expenses of the Trust's custodian for all services to the Portfolio, including safekeeping of funds and securities and maintaining required books and accounts; expenses of preparing and mailing reports to investors and to governmental officers and commissions; expenses of meetings of investors and Trustees; and the advisory fees payable to the Adviser under the Advisory Agreement.


     For the fiscal year ended December 31, 1996, the total expenses of the Portfolio on an annual basis after any applicable fee waivers and expense reimbursements were equal to 0.60% of the Portfolio's average net assets.

ITEM 6. CAPITAL STOCK AND OTHER SECURITIES.

     The Portfolio is a separate series of the Trust, which is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in one or more series (each a "Series"), including the Portfolio. Currently, the Portfolio is one of thirteen active Series of the Trust. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of the Portfolio (and of no other Series). However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations. Investments in the Portfolio have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth above. For more information regarding the Trustees of the Trust, see "Management of the Fund" in Part B.

     Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio will vote as a separate class, except as to voting of Trustees, as otherwise required by the 1940 Act, or if determined by the Trustees to be a matter which affects all Series. As to any matter which does not affect a particular Series, only investors in the one or more affected Series are entitled to vote. The Portfolio is not required and has no current intention of holding special meetings of investors, but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote.

     Changes in fundamental policies will be submitted to investors for approval. Investors under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified number of investors) have the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio (and no other Series) available for distribution to investors.

     The Portfolio determines its net income and realized capital gains, if any, on each Portfolio Business Day (as defined below) and allocates all such income and gain pro rata among the investors in the Portfolio at the time of such determination.

     The "net income" of the Portfolio consists of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the net income of the Portfolio is allocated pro rata among the investors in the Portfolio (and no other Series).

     Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Trust) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

     It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.


     Investor inquiries regarding the Portfolio may be directed to the Placement Agent at Four Manhattanville Road, Purchase, New York 10577, (914) 697-8000.


ITEM 7. PURCHASE OF SECURITIES BEING OFFERED.


     Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See Item 4 above.


     An investment in the Portfolio may be made in U.S. dollars without a sales load at the net asset value next determined after an order is received in "good order" by the Portfolio. There is no minimum initial or subsequent investment in the Portfolio.

     The Trust reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

     Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each day the Advisers are open for business ("Portfolio Business Day"). As of 4:00 p.m., New York time, on each such day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions, which are to be effected as of 4:00 p.m., New York time, on such day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction
(i) the numerator of which is the value of such investor's investment in the Portfolio as of 4:00 p.m., New York time, on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected as of 4:00 p.m., New York time, on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of 4:00 p.m., New York time, on such day, plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of 4:00 p.m., New York time, on the following Portfolio Business Day.

     The Portfolio values its assets based on their current market value when market quotations are available. Where market quotations are not available, assets are valued at fair value as determined in good faith under the direction of the Board of Trustees. Debt obligations with 60 days or less remaining to maturity may be valued by the amortized cost method which the Trust's Trustees have determined to constitute fair value for such securities.

ITEM 8. REDEMPTION OR REPURCHASE.

     An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the Portfolio by the designated cutoff time for each accredited investor. The proceeds of a reduction or withdrawal will be paid by the Portfolio in federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days. The Portfolio reserves the right under certain circumstances, such as accommodating requests for substantial withdrawals or liquidations, to pay distributions in kind to investors (i.e., to distribute portfolio securities as opposed to cash). If securities are distributed, an investor could incur brokerage, tax or other charges in converting the securities to cash. In addition, distribution in kind may result in a less diversified portfolio of investments or adversely affect the liquidity of the Portfolio or the investor's portfolio, as the case may be.
Investments in the Portfolio may not be transferred.

     The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

ITEM 9. PENDING LEGAL PROCEEDINGS.

     Not applicable.

PART A

DIVERSIFIED INVESTORS PORTFOLIOS - AGGRESSIVE EQUITY PORTFOLIO

     Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 4. GENERAL DESCRIPTION OF REGISTRANT.

     Diversified Investors Portfolios (the "Trust") is a diversified, open-end management investment company which was organized as a Trust under the laws of the State of New York on September 1, 1993. Beneficial interests of the Trust are divided into series, thirteen of which are currently active and one of which, Aggressive Equity Portfolio (the "Portfolio"), is described herein. Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     The investment objective of the Portfolio is to provide a high level of capital appreciation through investment in a diversified portfolio of common stocks of small to medium size companies. The Aggressive Equity Fund is designed for investors in search of substantial long-term growth who can accept above-average stock market risk and little or no current income. An investment in the Portfolio is neither insured nor guaranteed by the U.S. Government.

     Diversified Investment Advisors, Inc. ("Diversified") is the investment adviser (the "Adviser") of the Portfolio. McKinley Capital Management, Inc. ("MCKinley"), is the subadviser (the "Subadviser") of the Portfolio. The Adviser and Subadviser are referred to herein collectively as the "Advisers". Diversified is also the administrator (the "Administrator") of the Portfolio. Diversified Investors Securities Corp. is the exclusive placement agent ("DISC" or the "Placement Agent") of interests in the Portfolio and the Trust in general.

     The Portfolio seeks to achieve its investment objective by investing primarily in a diversified portfolio of stocks of small to medium size companies which, in the opinion of the Advisers, will present an opportunity for significant increases in earnings, revenue and/or value, without consideration for current income. The Portfolio's primary equity investments are common stocks of small and medium sized U.S. companies. The Portfolio also invests in bonds and short-term obligations as well as securities convertible into common stocks, preferred stocks, debt securities and short-term obligations. The Portfolio allocates its investments among different industries and companies, and changes its portfolio securities for investment considerations and not for trading purposes.

     The investment objective of the Portfolio may be changed without the vote of the holders of a majority of the outstanding voting securities of the Portfolio. There can, of course, be no assurance that the investment objective of the Portfolio will be achieved.

DESCRIPTION OF PORTFOLIO INVESTMENTS

     Additional information about the investment policies of the Portfolio appears in Part B.

     While the Aggressive Equity Portfolio's policy is to invest its assets primarily in common stocks with potential for above average growth in earnings and/or revenue, appreciation may be sought in other types of securities such as preferred stocks, convertible and non-convertible bonds, warrants and foreign securities including American Depositary Receipts. The Aggressive Equity Portfolio may vary the percentage of assets invested in any one type of security in accordance with the Advisers' interpretation of economic and market conditions, fiscal and monetary policy, and underlying securities values.


     In selecting stocks, emphasis is placed on investing in companies with consistent, above-average and accelerating profitability and growth. These companies tend to have higher price/earnings ratios which means that the stock is more expensive than average relative to the company's earnings. Investing in equity securities of small to medium companies involves risks not typically associated with investment in comparable securities of large companies. Such smaller and medium companies may have narrow product lines and limited financial and managerial resources. Since the market for the equity securities of small and medium companies is often characterized by less information and liquidity than that for the equity securities of large companies, securities of such small and medium companies or market averages in general. Therefore, an investment in the Aggressive Equity Fund may be subject to greater declines in value than an investment in an equity fund investing in the equity securities of large companies.

FOREIGN SECURITIES

     The Portfolio's current policy is not to invest more than 25% of its assets in securities of foreign issuers, including investments in sponsored American Depositary Receipts ("ADRs"). ADRs are receipts typically issued by an American bank or trust company evidencing ownership of the underlying foreign securities. The Advisers do not intend to concentrate more than 25% of such foreign instruments in any one type of instrument or in any foreign country. The Portfolio's investments in unlisted foreign securities, not including ADRs, are subject to the overall restrictions applicable to investments in illiquid securities. Foreign securities, including ADRs, may represent a greater degree of risk than do securities of domestic issuers due to possible exchange rate fluctuations, possible exchange controls, less publicly available information, more volatile markets, less securities regulation, less favorable tax provisions (including possible withholding taxes), changes in governmental administration or economic or monetary policy (in the United States or abroad), war or expropriation. The Portfolio may invest up to 5% of its assets in closed-end investment companies which primarily hold foreign securities. Forward foreign currency exchange contracts may also be entered into for the purchase or sale of foreign currency solely for hedging purposes against adverse rate changes. A currency exchange contract allows a definite price in dollars to be fixed for foreign securities that have been purchased or sold (but not settled) for the Portfolio. Entering into such exchange contracts may result in the loss of all or a portion of the benefits which otherwise could have been obtained from favorable movements in exchange rates. In addition, entering into such contracts means incurring certain transaction costs and bearing the risk of incurring losses if rates do not move in the direction anticipated.

OPTIONS AND FUTURES CONTRACTS

     The Portfolio may enter into transactions in futures contracts, options on futures contracts, options on securities indexes and options on securities, for the purpose of hedging the Portfolio's securities, which would have the effect of reducing the volatility of an investment in the Portfolio. In general, each such transaction involves the establishment of a position which is expected to move in a direction opposite to that of the security or securities being hedged.

     For example, the Portfolio may sell futures contracts, or purchase put options on futures contracts, securities indexes or securities for the purpose of protecting against an anticipated decline in the value of securities held by the Portfolio. In the event that such decline occurs, and the hedging transaction is successful, the reduced value of portfolio securities will be offset, in whole or in part, by a corresponding gain on the futures or option position. Conversely, when the Portfolio is not fully invested in the securities market, and it expects a significant market advance, it may purchase futures contracts or call options on futures contracts, security indexes or securities in order to gain rapid market exposure that may in part or entirely offset increases in the cost of securities that the Portfolio intends to purchase.

     Part B includes further information about the transactions in futures and option contracts to be entered into by the Portfolio. Gain or loss to the Portfolio on transactions in security index futures or options will depend on price movements in the stock market generally (or in a particular industry or segment of the market), rather than price movements of individual securities. A security index assigns relative values to the securities included in the index and the index fluctuates with changes in the market values of the securities so included. Some security index futures or options are based on broad market indexes, such as the Standard & Poor's 500 or the New York Stock Exchange Composite Index. In contrast, certain exchanges offer futures or options on narrower market indexes, such as the Standard & Poor's 100 or indexes based on an industry or market segment, such as oil and gas stocks. Options on indexes and options on securities are traded on securities exchanges regulated by the Securities and Exchange Commission. Futures contracts and options on futures contracts are traded only on designated contract markets regulated by the Commodity Futures Trading Commission and through a registered futures commission merchant which is a member of such contract market. A commission must be paid on each completed purchase and sale transaction. Transactions on such exchanges are cleared through a clearing corporation, which guarantees performance between the clearing members which are parties to each contract.

     The Portfolio currently does not intend to engage in the writing of options, except for the purpose of terminating an existing position or under the limited circumstances described in Part B. Nevertheless, the Portfolio has the authority to write options and may do so in the future if the Advisers determine that such transactions are in the best interests of the Portfolio.

SHORT TERM INSTRUMENTS

     Cash, commercial paper, short-term obligations, repurchase agreements or other forms of debt securities may be held to provide a reserve for future purchases of common stock or securities during periods of unusual market conditions or in order to reduce volatility, or as a temporary defensive measure when the Advisers determine security markets to be overvalued. The Portfolio limits its short-term investments to those U.S. dollar-denominated instruments which are determined by or on behalf of the Board of Trustees of the Trust (the "Board of Trustees") to present minimal credit risks and which are of "high quality" as determined by a major rating service (i.e., rated P-1 by Moody's or A-1 by S&P) or, in the case of instruments which are not rated, are of comparable quality pursuant to procedures established by the Board of Trustees. Investments in high quality short-term instruments may, in many circumstances, result in a lower yield than would be available from investments in instruments with a lower quality or longer term.

REPURCHASE AGREEMENTS AND REVERSE REPURCHASE AGREEMENTS

     Repurchase agreements involve the acquisition by the Portfolio of an underlying debt instrument subject to an obligation of the seller to repurchase, and the Portfolio to resell, the instrument at a fixed price usually not more than one week after its purchase. The Portfolio's custodian or a sub-custodian will have custody of securities acquired by the Portfolio under a repurchase agreement.

     Repurchase agreements may be entered into for the Portfolio with sellers, which are usually member banks of the Federal Reserve System or member firms of the New York Stock Exchange (or a subsidiary thereof). Such transactions afford an opportunity for the Portfolio to earn a return on available cash at minimal market risk. Certain costs may be incurred by the Portfolio in connection with the sale of the securities if the seller does not repurchase them in accordance with the repurchase agreement. In addition, if bankruptcy proceedings are commenced with respect to the seller of the securities, realization on the securities by the Portfolio may be delayed or limited. Repurchase agreements are considered collateralized loans under the 1940 Act.

     The Portfolio may borrow funds for temporary or emergency purposes, such as meeting larger than anticipated redemption requests, and not for leverage. One means of borrowing is by agreeing to sell portfolio securities to financial institutions such as banks and broker-dealers and to repurchase them at a mutually agreed date and price (a "reverse repurchase agreement"). At the time the Portfolio enters into a reverse repurchase agreement it will place in a segregated custodial account cash, U.S. Government securities or high-grade debt obligations having a value equal to the repurchase price, including accrued interest. Reverse repurchase agreements involve the risk that the market value of the securities sold by the Portfolio may decline below the repurchase price of those securities.


RESTRICTED SECURITIES


     The Portfolio may purchase securities in the United States that are not registered for sale under federal securities laws but which can be resold to institutions under Rule 144A under the 1933 Act. Provided that a dealer or institutional trading market in such securities exists, these restricted securities are treated as exempt from the Portfolio's 15% limit on illiquid securities. Under the supervision of the Board of Trustees, the Advisers will determine the liquidity of restricted securities and, through reports from the Advisers, the Board of Trustees will monitor trading activity in restricted securities. Because Rule 144A is relatively new, it is not possible to predict how these markets will develop. If institutional trading in restricted securities were to decline, the liquidity of the Portfolio could be adversely affected.

DELAYED DELIVERY TRANSACTIONS

     In order to help ensure the availability of suitable securities for the Portfolio, the Advisers may purchase securities for the Portfolio on a "when-issued" or on a "forward delivery" basis, which means that the obligations would be delivered to the Portfolio at a future date beyond customary settlement time. Under normal circumstances, the Portfolio would take delivery of such securities. In general, the Portfolio would not pay for the securities until they are received, and would not start earning interest on the obligations until the contractual settlement date. While awaiting delivery of the obligations purchased on such basis, the Portfolio would establish a segregated account consisting of cash, cash equivalents or high grade liquid debt securities equal to the amount of its commitments to purchase "when-issued" securities. An increase in the percentage of the Portfolio's assets committed to the purchase of securities on a "when-issued" basis may increase the volatility of its net asset value.

LENDING OF PORTFOLIO SECURITIES

     The Portfolio has the authority to lend portfolio securities to brokers, dealers and other financial organizations. By lending its securities, the Portfolio can increase its income by continuing to receive interest on the loaned securities as well as by either investing the cash collateral in short-term securities or obtaining yield in the form of interest paid when U.S. Government obligations are used as collateral. There may be risks of delay in receiving additional collateral or risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially. The Portfolio will adhere to the following conditions whenever its securities are loaned: (i) the Portfolio must receive at least 100% cash collateral or equivalent securities from the borrower; (ii) the borrower must increase this collateral whenever the market value of the loaned securities including accrued interest exceeds the level of the collateral;
(iii) the Portfolio must be able to terminate the loan at any time; (iv) the Portfolio must receive reasonable interest on the loan, as well as any dividends, interest or other distributions on the loaned securities, and any increase in market value; (v) the Portfolio may pay only reasonable custodian fees in connection with the loan; and (vi) voting rights on the loaned securities may pass to the borrower. However, if a material event adversely affecting the loaned securities were to occur, the Portfolio would terminate the loan and regain the right to vote the securities.

OTHER INVESTMENTS AND INVESTMENT TECHNIQUES

     Changes to the Portfolio's securities generally are made without regard to the length of time a security has been held, or whether a sale would result in the recognition of a profit or loss. Therefore, the rate of portfolio turnover is not a limiting factor to trading when such trading is deemed appropriate. The Portfolio engages in trading if it believes a transaction net of costs (including custodian charges) will help it achieve its investment objective. See the Statement of Additional Information, including the financial statements incorporated by reference therein, for further information. The amount of brokerage commissions and realized capital gains will tend to increase as the level of portfolio activity increases. The primary consideration in placing portfolio security transactions with broker-dealers for execution is to obtain, and maintain the availability of, execution at the most favorable prices and in the most effective manner possible. See "Brokerage Allocation and Other Practices" in Part B.

     As a diversified fund, no more than 5% of the assets of the Portfolio may be invested in the securities of one issuer (other than U.S. Government securities), except that up to 25% of the Portfolio's assets may be invested without regard to this limitation. The Portfolio will not invest more than 25% of its assets in the securities of issuers in any one industry. These are fundamental investment policies of the Portfolio which may not be changed without investor approval. As a nonfundamental operating investment policy, no more than 15% of the Portfolio's net assets may be invested in (i) securities the resale of which is restricted under federal securities laws; and (ii) illiquid or not readily marketable securities (including repurchase agreements maturing in more than seven days).

     Part B includes a discussion of additional nonfundamental investment policies and a listing of specific investment restrictions which constitute fundamental policies of the Portfolio, and cannot be changed without the approval of the holders of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Portfolio. See "Investment Restrictions" in Part B.

ITEM 5. MANAGEMENT OF THE FUND.


     The Board of Trustees provides broad supervision over the affairs of the Portfolio and the Trust. For further information about the Trustees and officers of the Trust see "Management of the Fund" in Part B. A majority of the Trust's Trustees are not affiliated with the Advisers.


INVESTMENT ADVISERS AND ADMINISTRATOR


     Subject to such policies as the Board of Trustees may determine, and pursuant to an Investment Advisory Agreement with the Portfolio (the "Advisory Agreement"), Diversified, as the Adviser, manages the assets of the Portfolio, including providing general supervision of the Subadviser. For its services under the Advisory Agreement, the Adviser receives from the Portfolio a fee accrued daily and paid monthly at an annual rate equal to 0.97% of the Portfolio's average daily net assets. The Adviser is currently waiving a portion of its investment advisory fee. Investment management decisions of the Adviser are made by committee and not by managers individually. The principal business address of Diversified is Four Manhattanville Road, Purchase, New York 10577.


     Diversified is an indirect, wholly-owned subsidiary of AEGON USA, Inc. ("AEGON"), a financial services holding company whose primary emphasis is life and health insurance and annuity and investment products. AEGON is an indirect, wholly-owned subsidiary of AEGON nv, a Netherlands corporation which is a publicly traded international insurance group. Diversified was incorporated in 1992 for the purpose of acting as investment adviser to the Portfolio and other series of the Trust. Accordingly, the Trust is the first family of investment companies for which Diversified serves as investment adviser. It is the Adviser's responsibility to select, subject to the review and approval of the Board of Trustees, an appropriate subadviser with a distinguished background and to review such subadviser's continued performance.


     Diversified has entered into an Investment Subadvisory Agreement (the "Subadvisory Agreement") with McKinley Capital Management Inc. McKinley Capital Management Inc. makes the investment selections for the Portfolio consistent with the guidelines and directions set by the Adviser and the Board of Trustees. For its services under the Subadvisory Agreement, McKinley Capital Management Inc. receives a fee from Diversified. This fee is accrued monthly by multiplying the arithmetic average of the beginning and ending monthly net assets in the Portfolio by the fee schedule and dividing by twelve. This fee is paid on a quarterly basis at an annual rate equal to 0.90% on the first $10,000,000 in average net assets of the Portfolio, 0.80% on the next $15,000,000 in average net assets, 0.60% on the next $25,000,000 in average net assets, 0.40% on the next $50,000,000 in average net assets, and 0.35% on average net assets in excess of $100,000,000. McKinley Capital Management Inc. furnishes at its own expense all services, facilities and personnel necessary in connection with managing the Portfolio's investments and effecting securities transactions for the Portfolio.

     McKinley Capital Management Inc. was formed in March 1991 and is owned by Robert Gillam. Its address is 3301 C Street, Anchorage, Alaska 99502. Total assets under management by McKinley Capital Management Inc. as of December 31, 1996 were approximately $814 million, $16 million of which were assets of registered investment companies. The following person is primarily responsible for the day-to-day management of the Portfolio (the inception date of such person's responsibility for the Portfolio and such person's business experience for the past five years is indicated parenthetically): Robert Gilliam, Portfolio Manager (since 1996, employed by McKinley since 1991).


     Under the Advisory Agreement with the Trust, Diversified, as Administrator, provides the Trust with general office facilities and supervises the overall administration of the Trust, including, among other responsibilities, the negotiation of contracts and fees with, and the monitoring of performance and billings of, the independent contractors and agents of the Trust; the preparation and filing of all documents required for compliance by the Trust with applicable laws and regulations; providing equipment and clerical personnel necessary for maintaining the organization of the Trust; preparation of certain documents in connection with meetings of Trustees and investors in the Trust; and the maintenance of books and records of the Trust. The Administrator provides persons satisfactory to the Board of Trustees to serve as officers of the Trust. Such officers, as well as certain other employees and Trustees of the Trust, may be directors, officers or employees of Diversified or its affiliates. Diversified receives no additional compensation for providing such administrative services.


     For the fiscal year ended December 31, 1996, the advisory fees paid to the Adviser on an annual basis after any applicable waivers were equal to 0.37% of the Portfolio's average daily net assets.


     The Trust has not retained the services of a distributor, as interests in the Portfolio are offered solely in private placement transactions. See "Management of the Fund" in Part B for additional information about DISC, the Placement Agent of interests in the Portfolio.

     Expenses. The expenses of the Trust include the compensation of its Trustees who are not affiliated with the Adviser or Subadviser; governmental fees; interest charges; taxes; fees and expenses of independent auditors, of legal counsel and of any transfer agent, custodian or registrar of the Trust; insurance premiums; and expenses of calculating the net asset value of, and the net income on, interests in the Portfolio.

     Expenses of the Trust also include expenses connected with the execution, recording and settlement of security transactions; fees and expenses of the Trust's custodian for all services to the Portfolio, including safekeeping of funds and securities and maintaining required books and accounts; expenses of preparing and mailing reports to investors and to governmental officers and commissions; expenses of meetings of investors and Trustees; and the advisory fees payable to the Adviser under the Advisory Agreement.


     For the fiscal year ended December 31, 1996, the total expenses of the Portfolio on an annual basis after any applicable fee waivers and expense reimbursements were equal to 1.00% of the Portfolio's average net assets.


ITEM 6. CAPITAL STOCK AND OTHER SECURITIES.

     The Portfolio is a separate series of the Trust, which is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in one or more series (each a "Series"), including the Portfolio. Currently, the Portfolio is one of thirteen active Series of the Trust. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of the Portfolio (and of no other Series). However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations. Investments in the Portfolio have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth above. For more information regarding the Trustees of the Trust, see "Management of the Fund" in Part B.

     Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio will vote as a separate class, except as to voting of Trustees, as otherwise required by the 1940 Act, or if determined by the Trustees to be a matter which affects all Series. As to any matter which does not affect a particular Series, only investors in the one or more affected Series are entitled to vote. The Portfolio is not required and has no current intention of holding special meetings of investors, but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified number of investors) have the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio (and no other Series) available for distribution to investors.

     The Portfolio determines its net income and realized capital gains, if any, on each Portfolio Business Day (as defined below) and allocates all such income and gain pro rata among the investors in the Portfolio at the time of such determination.

     The "net income" of the Portfolio consists of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the net income of the Portfolio is allocated pro rata among the investors in the Portfolio (and no other Series).

     Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Trust) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

     It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.


     Investor inquiries regarding the Portfolio may be directed to the Placement Agent at Four Manhattanville Road, Purchase, New York 10577, (914) 697-8000.


ITEM 7. PURCHASE OF SECURITIES BEING OFFERED.


     Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See Item 4 above.


     An investment in the Portfolio may be made in U.S. dollars without a sales load at the net asset value next determined after an order is received in "good order" by the Portfolio. There is no minimum initial or subsequent investment in the Portfolio.

     The Trust reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

     Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each day the Advisers are open for business ("Portfolio Business Day"). As of 4:00 p.m., New York time, on each such day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions, which are to be effected as of 4:00 p.m., New York time, on such day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction
(i) the numerator of which is the value of such investor's investment in the Portfolio as of 4:00 p.m., New York time, on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected as of 4:00 p.m., New York time, on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of 4:00 p.m., New York time, on such day, plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of 4:00 p.m., New York time, on the following Portfolio Business Day.

     The Portfolio values its assets based on their current market value when market quotations are available. Where market quotations are not available, assets are valued at fair value as determined in good faith under the direction of the Board of Trustees. Debt obligations with 60 days or less remaining to maturity may be valued by the amortized cost method which the Trust's Trustees have determined to constitute fair value for such securities.

ITEM 8. REDEMPTION OR REPURCHASE.

     An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the Portfolio by the designated cutoff time for each accredited investor. The proceeds of a reduction or withdrawal will be paid by the Portfolio in federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days. The Portfolio reserves the right under certain circumstances, such as accommodating requests for substantial withdrawals or liquidations, to pay distributions in kind to investors (i.e., to distribute portfolio securities as opposed to cash). If securities are distributed, an investor could incur brokerage, tax or other charges in converting the securities to cash. In addition, distribution in kind may result in a less diversified portfolio of investments or adversely affect the liquidity of the Portfolio or the investor's portfolio, as the case may be.
Investments in the Portfolio may not be transferred.

     The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

ITEM 9. PENDING LEGAL PROCEEDINGS.

     Not applicable.

PART B

ITEM 10. COVER PAGE.

Not Applicable.

ITEM 11. TABLE OF CONTENTS.

General Information and History  .....................................     B-1
Investment Objectives and Policies ...................................     B-1
Management of the Fund ...............................................     B-27
Control Persons and Principal Holders of Securities ..................     B-28
Investment Advisory and Other Services ...............................     B-29
Brokerage Allocation and Other Practices .............................     B-32
Capital Stock and Other Securities ...................................     B-32
Purchase, Redemption and Pricing of Securities Being Offered .........     B-34
Tax Status ...........................................................     B-36
Underwriters .........................................................     B-37
Calculations of Performance Data .....................................     B-37
Financial Statements .................................................     B-37

ITEM 12. GENERAL INFORMATION AND HISTORY.

Not applicable.

ITEM 13. INVESTMENT OBJECTIVES AND POLICIES.


     Part A contains additional information about the investment objective and policies of each of Money Market Portfolio, High Quality Bond Portfolio, Government/Corporate Bond Portfolio, Balanced Portfolio, Equity Income Portfolio, Growth & Income Portfolio, Equity Growth Portfolio, Special Equity Portfolio, Intermediate Government Bond Portfolio, High-Yield Bond Portfolio, International Equity Portfolio, Equity Value Portfolio and Aggressive Equity Portfolio (each a "Portfolio and collectively the "Portfolios"), the thirteen active series of Diversified Investors Portfolios (the "Trust"). There can, of course, be no assurance that a Portfolio will achieve its investment objective. This Part B should only be read in conjunction with Part A of this Registration Statement.


     The approval of the investors in a Portfolio is not required to change any of the investment policies of the Portfolio discussed herein or in Part A of this Registration Statement, unless otherwise indicated.

     The Trust is an open-end diversified management investment company which was organized as a trust under the laws of the State of New York on September 1, 1993. Beneficial interests in the Trust will be issued in private placement transactions in each of the Portfolios.

     As of the date hereof, there are no other active series of the Trust. However, additional series may be added from time to time.

     The investment adviser of each Portfolio is Diversified Investment Advisors, Inc. ("Diversified" or the "Adviser"). The subadviser (the "Subadviser") of each Portfolio is set forth in the table below.

PORTFOLIO                                  PORTFOLIO SUBADVISER


Money Market Portfolio                     Capital Management Group
High Quality Bond Portfolio                Merganser Capital Management Corp.
Intermediate Government Bond Portfolio     Capital Management Group
Government/Corporate Bond Portfolio        Capital Management Group
High-Yield Bond Portfolio                  Delaware Investment Advisors
Balanced Portfolio                         Institutional Capital Corporation
Equity Income Portfolio                    Asset Management Group
Equity Value Portfolio                     Ark Asset Management, Inc.
Growth & Income Portfolio                  Putnam Advisory Company, Inc.
Equity Growth Portfolio                    Chancellor LGT Asset Management, Inc.
Special Equity Portfolio                   (1)
Aggressive Equity Portfolio                McKinley Capital Management, Inc.
International Equity Portfolio             Capital Guardian Trust Company

----------------------
(1) Special Equity Portfolio has four Subadvisers: Pilgrim Baxter & Associates; Ark Asset Management Co., Inc.; Liberty Investment Management, Inc.; and Westport Asset Management, Inc.


     As to each Portfolio, the Adviser and its Subadviser or Subadvisers are referred to herein collectively as the "Advisers."

BANK OBLIGATIONS

     Domestic commercial banks organized under federal law are supervised and examined by the Comptroller of the Currency and are required to be members of the Federal Reserve System. Domestic banks organized under state law are supervised and examined by state banking authorities but are members of the Federal Reserve System only if they elect to join. In addition, state banks are subject to federal examination and to a substantial body of federal law and regulation. As a result of federal or state laws and regulations, domestic banks, among other things, generally are required to maintain specified levels of reserves, are limited in the amounts which they can loan to a single borrower, and are subject to other regulations designed to promote financial soundness. However, not all of such laws and regulations apply to the foreign branches of domestic banks.


     Obligations of foreign branches and subsidiaries of domestic banks and domestic and foreign branches of foreign banks, such as certificates of deposit ("CDs") and time deposits ("TDs"), may be general obligations of the parent banks in addition to the issuing branch, or may be limited by the terms of a specific obligation and governmental regulation. Such obligations are subject to different risks than are those of domestic banks. These risks include foreign economic and political developments, foreign governmental restrictions that may adversely affect payment of principal and interest on the obligations, foreign exchange controls and foreign withholding and other taxes on interest income. These foreign branches and subsidiaries are not necessarily subject to the same or similar regulatory requirements that apply to domestic banks, such as mandatory reserve requirements, loan limitations, and accounting, auditing and financial record keeping requirements. In addition, less information may be publicly available about a foreign branch of a domestic bank or about a foreign bank than about a domestic bank.

     Obligations of United States branches of foreign banks may be general obligations of the parent bank in addition to the issuing branch, or may be limited by the terms of a specific obligation and by federal or state regulation as well as governmental action in the country in which the foreign bank has its head office. A domestic branch of a foreign bank with assets in excess of $1 billion may be subject to reserve requirements imposed by the Federal Reserve System or by the state in which the branch is located if the branch is licensed in that state.

     In addition, branches licensed by the Comptroller of the Currency and branches licensed by certain states may be required to: (1) pledge to the regulator, by depositing assets with a designated bank within the state, a certain percentage of their assets as fixed from time to time by the appropriate regulatory authority; and (2) maintain assets within the state in an amount equal to a specified percentage of the aggregate amount of liabilities of the foreign bank payable at or through all of its agencies or branches within the state.

     In view of the foregoing factors associated with the purchase of CDs and TDs issued by foreign branches of domestic banks, by foreign subsidiaries of domestic banks, by foreign branches of foreign banks or by domestic branches of foreign banks, the Advisers carefully evaluate such investments on a case-by-case basis.

U.S. GOVERNMENT AND AGENCY SECURITIES

     Securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities include U.S. Treasury securities, which differ only in their interest rates, maturities and times of issuance. Treasury Bills have initial maturities of one year or less; Treasury Notes have initial maturities of one to ten years; and Treasury Bonds generally have initial maturities of greater than ten years. Some obligations issued or guaranteed by U.S. Government agencies and instrumentalities, for example, Government National Mortgage Association pass-through certificates, are supported by the full faith and credit of the U.S. Treasury; others, such as those of the Federal Home Loan Banks, by the right of the issuer to borrow from the Treasury; others, such as those issued by the Federal National Mortgage Association, by discretionary authority of the U.S. Government to purchase certain obligations of the agency or instrumentality; and others, such as those issued by the Student Loan Marketing Association, only by the credit of the agency or instrumentality. While the U.S. Government provides financial support to such U.S. Government-sponsored agencies or instrumentalities, no assurance can be given that it will always do so, since it is not so obligated by law. A Portfolio will invest in such securities only when the Advisers are satisfied that the credit risk with respect to the issuer is minimal.

COMMERCIAL PAPER

     Commercial paper consists of short-term (usually from 1 to 270 days) unsecured promissory notes issued by corporations in order to finance their current operations. A variable amount master demand note (which is a type of commercial paper) represents a direct borrowing arrangement involving periodically fluctuating rates of interest under an agreement between a commercial paper issuer and an institutional lender pursuant to which the lender may determine to invest varying amounts.

     The Portfolios may purchase three types of commercial paper, as classified by exemption from registration under the Securities Act of 1933, as amended (the "1933 Act"). The three types include open market, privately placed, and letter of credit commercial paper. Trading of such commercial paper is conducted primarily by institutional investors through investment dealers or directly through the issuers. Individual investor participation in the commercial paper market is very limited.

     Open Market. "Open market" commercial paper refers to the commercial paper of any industrial, commercial, or financial institution which is openly traded, including directly issued paper. "Open market" paper's 1933 Act exemption is under Section 3(a)(3) which limits the use of proceeds to current transactions, limits maturities to 270 days and requires that the paper contain no provision for automatic rollovers.

     Privately Placed. "Privately placed" commercial paper relies on the exemption from registration provided by Section 4(2), which exempts transactions by an issuer not involving any public offering. The commercial paper may only be offered to a limited number of accredited investors. "Privately placed" commercial paper has no maturity restriction.

     Letter of Credit. "Letter of credit" commercial paper is exempt from registration under Section 3(a)(2) of the 1933 Act. It is backed by an irrevocable or unconditional commitment by a bank to provide funds for repayment of the notes. Unlike "open market" and "privately placed" commercial paper, "letter of credit" paper has no limitations on purchases.

VARIABLE RATE AND FLOATING RATE SECURITIES

     The Portfolios may purchase floating and variable rate demand notes and bonds, which are obligations ordinarily having stated maturities in excess of 397 days, but which permit the holder to demand payment of principal at any time, or at specified intervals not exceeding 397 days, in each case upon not more than 30 days' notice. Variable rate demand notes include master demand notes which are obligations that permit a Portfolio to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the Portfolio, as lender, and the borrower. The interest rates on these notes fluctuate from time to time. The issuer of such obligations normally has a corresponding right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days' notice to the holders of such obligations. The interest rate on a floating rate demand obligation is based on a known lending rate, such as a bank's prime rate, and is adjusted automatically each time such rate is adjusted. The interest rate on a variable rate demand obligation is adjusted automatically at specified intervals. Frequently, such obligations are collateralized by letters of credit or other credit support arrangements provided by banks. Because these obligations are direct lending arrangements between the lender and borrower, it is not contemplated that such instruments generally will be traded, and there generally is no established secondary market for these obligations, although they are redeemable at face value. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, a Portfolio's right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and a Portfolio may invest in obligations which are not so rated only if the Advisers determine that at the time of investment the obligations are of comparable quality to the other obligations in which the Portfolio may invest. The Advisers, on behalf of a Portfolio, will consider on an ongoing basis the creditworthiness of the issuers of the floating and variable rate demand obligations held by the Portfolio. The Portfolios will not invest more than 15% (10% in the case of the Money Market Portfolio) of the value of their net assets in floating or variable rate demand obligations as to which they cannot exercise the demand feature on not more than seven days' notice if there is no secondary market available for these obligations, and in other securities that are not readily marketable. See "Investment Restrictions" below.

PARTICIPATION INTERESTS

     A Portfolio may purchase from financial institutions participation interests in securities in which such Portfolio may invest. A participation interest gives a Portfolio an undivided interest in the security in the proportion that the Portfolio's participation interest bears to the total principal amount of the security. These instruments may have fixed, floating or variable rates of interest, with remaining maturities of 13 months or less. If the participation interest is unrated, or has been given a rating below that which is permissible for purchase by the Portfolio, the participation interest will be backed by an irrevocable letter of credit or guarantee of a bank, or the payment obligation otherwise will be collateralized by U.S. Government securities, or, in the case of unrated participation interests, the Advisers must have determined that the instrument is of comparable quality to those instruments in which a Portfolio may invest. For certain participation interests, a Portfolio will have the right to demand payment, on not more than seven days' notice, for all or any part of the Portfolio's participation interest in the security, plus accrued interest. As to these instruments, a Portfolio intends to exercise its right to demand payment only upon a default under the terms of the security, as needed to provide liquidity to meet redemptions, or to maintain or improve the quality of its investment portfolio. A Portfolio will not invest more than 15% (10% in the case of the Money Market Portfolio) of its net assets in participation interests that do not have this demand feature, and in other securities that are not readily marketable. See "Investment Restrictions" below.

ILLIQUID SECURITIES

     Historically, illiquid securities have included securities subject to contractual or legal restrictions on resale because they have not been registered under the 1933 Act, securities which are otherwise not readily marketable and repurchase agreements having a maturity of longer than seven days. Securities which have not been registered under the 1933 Act are referred to as private placements or restricted securities and are purchased directly from the issuer or in the secondary market. Mutual funds do not typically hold a significant amount of these restricted or other illiquid securities because of the potential for delays on resale and uncertainty in valuation. Limitations on resale may have an adverse effect on the marketability of portfolio securities and a mutual fund might be unable to dispose of restricted or other illiquid securities promptly or at reasonable prices and might thereby experience difficulty satisfying redemptions within seven days. A mutual fund might also have to register such restricted securities in order to dispose of them which, if possible at all, would result in additional expense and delay. Adverse market conditions could impede such a public offering of securities.

     In recent years, however, a large institutional market has developed for certain securities that are not registered under the 1933 Act, including repurchase agreements, commercial paper, foreign securities, municipal securities and corporate bonds and notes. Institutional investors depend on an efficient institutional market in which the unregistered security can be readily resold or on an issuer's ability to honor a demand for repayment. The fact that there are contractual or legal restrictions on resale of such investments to the general public or to certain institutions may not be indicative of their liquidity.

     The Securities and Exchange Commission (the "SEC") has recently adopted Rule 144A, which allows a broader institutional trading market for securities otherwise subject to restriction on their resale to the general public. Rule 144A establishes a "safe harbor" from the registration requirements of the 1933 Act for resales of certain securities to qualified institutional buyers.

     The Advisers will monitor the liquidity of Rule 144A securities for each Portfolio under the supervision of the Board of Trustees of the Trust (the "Board of Trustees"). In reaching liquidity decisions, the Advisers will consider, among other things, the following factors: (1) the frequency of trades and quotes for the security, (2) the number of dealers and other potential purchasers wishing to purchase or sell the security, (3) dealer undertakings to make a market in the security and (4) the nature of the security and of the marketplace trades (e.g., the time needed to dispose of the security, the method of soliciting offers and the mechanics of the transfer).

UNSECURED PROMISSORY NOTES

     A Portfolio also may purchase unsecured promissory notes ("Notes") which are not readily marketable and have not been registered under the 1933 Act, provided such investments are consistent with the Portfolio's investment objective. The Notes purchased by the Portfolio will have remaining maturities of 13 months or less and will be deemed by the Board of Trustees to present minimal credit risks. The Portfolio will invest no more than 15% (10% in the case of the Money Market Portfolio) of its net assets in such Notes and in other securities that are not readily marketable (which securities would include floating and variable rate demand obligations as to which the Portfolio cannot exercise the demand feature described above and as to which there is no secondary market). See "Investment Restrictions" below.

REPURCHASE AGREEMENTS AND REVERSE REPURCHASE AGREEMENTS

     Repurchase agreements are agreements by which a person purchases a security and simultaneously commits to resell that security to the seller (which is usually a member bank of the Federal Reserve System or a member firm of the New York Stock Exchange (the "NYSE") (or a subsidiary thereof)) at an agreed-upon date within a number of days (usually not more than seven) from the date of purchase. The resale price reflects the purchase price plus an agreed-upon market rate of interest which is unrelated to the coupon rate or maturity of the purchased security. A repurchase agreement involves the obligation of the seller to pay the agreed-upon price, which obligation is in effect collateralized by the value of the underlying security, usually U.S. Government or government agency issues. Under the Investment Company Act of 1940, as amended (the "1940 Act"), repurchase agreements may be considered to be loans by the buyer. A Portfolio's risk is limited to the ability of the seller to pay the agreed upon amount on the delivery date. If the seller defaults, the underlying security constitutes collateral for the seller's obligation to pay although a Portfolio may incur certain costs in liquidating this collateral and in certain cases may not be permitted to liquidate this collateral. All repurchase agreements entered into by the Portfolios are fully collateralized, with such collateral being marked to market daily.

     The Portfolios may borrow funds for temporary or emergency purposes, such as meeting larger than anticipated redemption requests, and not for leverage. One means of borrowing is by agreeing to sell portfolio securities to financial institutions such as banks and broker-dealers and to repurchase them at a mutually agreed date and price (a "reverse repurchase agreement"). At the time a Portfolio enters into a reverse repurchase agreement it will place in a segregated custodial account cash, U.S. Government securities or high-grade debt obligations having a value equal to the repurchase price, including accrued interest. Reverse repurchase agreements involve the risk that the market value of the securities sold by the Portfolio may decline below the repurchase price of those securities.

FOREIGN SECURITIES - ALL PORTFOLIOS

     The Portfolios may invest their assets in securities of foreign issuers. Investing in securities issued by companies whose principal business activities are outside the United States may involve significant risks not present in domestic investments. For example, there is generally less publicly available information about foreign companies, particularly those not subject to the disclosure and reporting requirements of the U.S. securities laws. Foreign issuers are generally not bound by uniform accounting, auditing and financial reporting requirements comparable to those applicable to domestic issuers. Investments in foreign securities also involve the risk of possible adverse changes in investment or exchange control regulations, expropriation or confiscatory taxation, brokerage or other taxation, limitation on the removal of funds or other assets of a Portfolio, political or financial instability or diplomatic and other developments which would affect such investments. Further, economies of particular countries or areas of the world may differ favorably or unfavorably from the economy of the United States.

     It is anticipated that in most cases the best available market for foreign securities would be on exchanges or in over-the-counter markets located outside the United States. Foreign stock markets, while growing in volume and sophistication, are generally not as developed as those in the United States, and securities of some foreign issuers (particularly those located in developing countries) may be less liquid and more volatile than securities of comparable U.S. companies. Foreign security trading practices, including those involving securities settlement where a Portfolio's assets may be released prior to receipt of payment, may expose a Portfolio to increased risk in the event of a failed trade or the insolvency of a foreign broker-dealer. In addition, foreign brokerage commissions are generally higher than commissions on securities traded in the United States and may be non-negotiable. In general, there is less overall governmental supervision and regulation of foreign securities exchanges, brokers and listed companies than in the United States.

FOREIGN SECURITIES - MONEY MARKET PORTFOLIO

     The Money Market Portfolio may invest in the following foreign securities:
(i) U.S. dollar-denominated obligations of foreign branches and subsidiaries of domestic banks and foreign banks (such as Eurodollar CDs, which are U.S. dollar-denominated CDs issued by branches of foreign and domestic banks located outside the United States; Eurodollar TDs ("ETDs"), which are U.S. dollar-denominated deposits in a foreign branch of a foreign or domestic bank; and Canadian TDs, which are essentially the same as ETDs except they are issued by branches of major Canadian banks), (ii) high quality, U.S. dollar-denominated short-term bonds and notes (including variable amount master demand notes) issued by foreign corporations, (including Canadian commercial paper, which is commercial paper issued by a Canadian corporation or a Canadian counterpart of a U.S. corporation, and Europaper, which is U.S. dollar-denominated commercial paper of a foreign issuer) and (iii) U.S. dollar-denominated obligations issued or guaranteed by one or more foreign governments or any of their political subdivisions, agencies or instrumentalities that are determined by the Advisers to be of comparable quality to the other obligations in which the Money Market Portfolio may invest. Such securities also include debt obligations of supranational entities. Supranational entities include international organizations designated or supported by governmental entities to promote economic reconstruction or development and international banking institutions and related government agencies. Examples include the International Bank for Reconstruction and Development (the World Bank), the European Coal and Steel Community, the Asian Development Bank and the InterAmerican Development Bank.

FOREIGN SECURITIES - PORTFOLIOS OTHER THAN MONEY MARKET PORTFOLIO


     Each Portfolio's policy is to invest not more than 5% of a Portfolio's assets in closed-end investment companies which primarily hold foreign securities. Investments in such companies may entail the risk that the market value of such investments may be substantially less than their net asset value and that there would be duplication of investment management and other fees and expenses. Securities of foreign issuers include investments in sponsored American Depositary Receipts ("ADRs"). ADRs are depositary receipts for securities of foreign issuers and provide an alternative method for a Portfolio to make foreign investments. These securities will not be denominated in the same currency as the securities into which they may be converted. Generally, ADRs, in registered form, are designed for use in U.S. securities markets. ADRs are receipts typically issued by a U.S. bank or trust company evidencing ownership of the underlying securities.


     The Portfolios may invest in foreign securities that impose restrictions on transfer within the United States or to United States persons. Although securities subject to such transfer restrictions may be marketable abroad, they may be less liquid than foreign securities of the same class that are not subject to such restrictions.

FORWARD FOREIGN CURRENCY EXCHANGE CONTRACTS

     Because some Portfolios may buy and sell securities denominated in currencies other than the U.S. dollar and receive interest, dividends and sale proceeds in currencies other than the U.S. dollar, the Portfolios from time to time may enter into foreign currency exchange transactions to convert to and from different foreign currencies and to convert foreign currencies to and from the U.S. dollar. The Portfolios either enter into these transactions on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market or use forward contracts to purchase or sell foreign currencies.

     A forward foreign currency exchange contract is an obligation by a Portfolio to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract. Forward foreign currency exchange contracts establish an exchange rate at a future date. These contracts are transferable in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. A forward foreign currency exchange contract generally has no deposit requirement and is traded at a net price without commission. A Portfolio maintains with its custodian a segregated account of high grade liquid assets in an amount at least equal to its obligations under each forward foreign currency exchange contract. Neither spot transactions nor forward foreign currency exchange contracts eliminate fluctuations in the prices of the Portfolio's securities or in foreign exchange rates, or prevent loss if the prices of these securities should decline.

     The Portfolios may enter into foreign currency hedging transactions in an attempt to protect against changes in foreign currency exchange rates between the trade and settlement dates of specific securities transactions or changes in foreign currency exchange rates that would adversely affect a portfolio position or an anticipated investment position. Since consideration of the prospect for currency parities will be incorporated into the Advisers' long-term investment decisions, the Portfolios will not routinely enter into foreign currency hedging transactions with respect to security transactions; however, the Advisers believe that it is important to have the flexibility to enter into foreign currency hedging transactions when they determine that the transactions would be in a Portfolio's best interest. Although these transactions tend to minimize the risk of loss due to a decline in the value of the hedged currency, at the same time they tend to limit any potential gain that might be realized should the value of the hedged currency increase. The precise matching of the forward contract amounts and the value of the securities involved will not generally be possible because the future value of such securities in foreign currencies will change as a consequence of market movements in the value of such securities between the date the forward contract is entered into and the date it matures. The projection of currency market movements is extremely difficult, and the successful execution of a hedging strategy is highly uncertain.

     While these contracts are not presently regulated by the Commodity Futures Trading Commission ("CFTC"), the CFTC may in the future assert authority to regulate forward contracts. In such event a Portfolio's ability to utilize forward contracts in the manner set forth in Part A may be restricted. Forward contracts may reduce the potential gain from a positive change in the relationship between the U.S. dollar and foreign currencies. Unanticipated changes in currency prices may result in poorer overall performance for a Portfolio than if it had not entered into such contracts. The use of foreign currency forward contracts may not eliminate fluctuations in the underlying U.S. dollar equivalent value of the prices of or rates of return on a Portfolio's foreign currency denominated portfolio securities and the use of such techniques will subject the Portfolio to certain risks.

     The matching of the increase in value of a forward contract and the decline in the U.S. dollar equivalent value of the foreign currency denominated asset that is the subject of the hedge generally will not be precise. In addition, a Portfolio may not always be able to enter into foreign currency forward contracts at attractive prices and this will limit a Portfolio's ability to use such contract to hedge or cross-hedge its assets. Also, with regard to a Portfolio's use of cross-hedges, there can be no assurance that historical correlations between the movement of certain foreign currencies relative to the U.S. dollar will continue. Thus, at any time poor correlation may exist between movements in the exchange rates of the foreign currencies underlying a Portfolio's cross- hedges and the movements in the exchange rates of the foreign currencies in which the Portfolio's assets that are the subject of such cross-hedges are denominated.

GUARANTEED INVESTMENT CONTRACTS

     The Portfolios may invest in guaranteed investment contracts ("GICs") issued by insurance companies. Pursuant to such contracts, a Portfolio makes cash contributions to a deposit fund of the insurance company's general account. The insurance company then credits to the fund guaranteed interest. The GICs provide that this guaranteed interest will not be less than a certain minimum rate. The insurance company may assess periodic charges against a GIC for expenses and service costs allocable to it, and the charges will be deducted from the value of the deposit fund. Because a Portfolio may not receive the principal amount of a GIC from the insurance company on seven days' notice or less, the GIC is considered an illiquid investment and, together with other instruments in a Portfolio which are not readily marketable, will not exceed 15% (10% in the case of the Money Market Portfolio) of the Portfolio's net assets. The term of a GIC will be 13 months or less. In determining average weighted portfolio maturity, a GIC will be deemed to have a maturity equal to the longer of the period of time remaining until the next readjustment of the guaranteed interest rate or the period of time remaining until the principal amount can be recovered from the issuer through demand.

WHEN-ISSUED SECURITIES

     The Portfolios may purchase securities on a "when-issued" or on a "forward delivery" basis. It is expected that, under normal circumstances, the Portfolios would take delivery of such securities. When a Portfolio commits to purchase a security on a "when-issued" or on a "forward delivery" basis, the Portfolio establishes procedures consistent with the relevant policies of the SEC. Since those policies currently recommend that an amount of a Portfolio's assets equal to the amount of the purchase be held aside or segregated to be used to pay for the commitment, the Portfolio expects always to have cash, cash equivalents, or high quality debt securities sufficient to cover any commitments or to limit any potential risk. However, although a Portfolio does not intend to make such purchases for speculative purposes and intends to adhere to the provisions of SEC policies, purchases of securities on such bases may involve more risk than other types of purchases. For example, a Portfolio may have to sell assets which have been set aside in order to meet redemptions. Also, if a Portfolio determines it is advisable as a matter of investment strategy to sell the "when-issued" or "forward delivery" securities, a Portfolio would be required to meet its obligations from the then available cash flow or the sale of securities, or, although it would not normally expect to do so, from the sale of the "when- issued" or "forward delivery" securities themselves (which may have a value greater or less than the Portfolio's payment obligation).

ZERO COUPON OBLIGATIONS

     A Portfolio may acquire zero coupon obligations when consistent with its investment objective and policies. Such obligations have greater price volatility than coupon obligations and will not result in payment of interest until maturity. Since dividend income is accrued throughout the term of the zero coupon obligation but is not actually received until maturity, a Portfolio may have to sell other securities to pay said accrued dividends prior to maturity of the zero coupon obligation.

FUTURES CONTRACTS AND OPTIONS ON FUTURES CONTRACTS - PORTFOLIOS OTHER THAN MONEY MARKET PORTFOLIO

     General. The successful use of such instruments draws upon the Advisers' skill and experience with respect to such instruments. Should interest or exchange rates move in an unexpected manner, a Portfolio may not achieve the anticipated benefits of futures contracts or options on futures contracts or may realize losses and thus will be in a worse position than if such strategies had not been used. In addition, the correlation between movements in the price of futures contracts or options on futures contracts and movements in the price of the securities and currencies hedged or used for cover will not be perfect and could produce unanticipated losses.

     Futures Contracts. A Portfolio may enter into contracts for the purchase or sale for future delivery of fixed-income securities or foreign currencies, or contracts based on financial indices including any index of U.S. Government securities, foreign government securities or corporate debt securities. U.S. futures contracts have been designed by exchanges which have been designated "contracts markets" by the CFTC, and must be executed through a futures commission merchant, or brokerage firm, which is a member of the relevant contract market. Futures contracts trade on a number of exchange markets, and, through their clearing corporations, the exchanges guarantee performance of the contracts as between the clearing members of the exchange. A Portfolio may enter into futures contracts which are based on debt securities that are backed by the full faith and credit of the U.S. Government, such as long-term U.S. Treasury Bonds, Treasury Notes, Government National Mortgage Association modified pass-through mortgage-backed securities and three-month U.S. Treasury Bills. A Portfolio may also enter into futures contracts which are based on bonds issued by entities other than the U.S. Government.

     Purchases or sales of stock index futures contracts are used to attempt to protect the Portfolio's current or intended stock investments from broad fluctuations in stock prices. For example, the Portfolio may sell stock index futures contracts in anticipation of or during a decline in the market value of the Portfolio's securities that might otherwise result. If such decline occurs, the loss in value of portfolio securities may be offset, in whole or part, by gains on the futures position. When a Portfolio is not fully invested in the securities market and anticipates a significant market advance, it may purchase stock index futures contracts in order to gain rapid market exposure that may, in part or entirely, offset increases in the cost of securities that the Portfolio intends to purchase. As such purchases are made, the corresponding positions in stock index futures contracts will be closed out, in a substantial majority of these transactions, the Portfolio will purchase such securities upon termination of the futures position; but under unusual market conditions, a long futures position may be terminated without a related purchase of securities.

     At the same time a futures contract is purchased or sold, the Portfolio must allocate cash or securities as a deposit payment ("initial deposit"). It is expected that the initial deposit would be approximately 1/2% to 5% of a contract's face value. Daily thereafter, the futures contract is valued and the payment of "variation margin" may be required, since each day the Portfolio would provide or receive cash that reflects any decline or increase in the contract's value.

     At the time of delivery of securities pursuant to such a contract, adjustments are made to recognize differences in value arising from the delivery of securities with a different interest rate from that specified in the contract. In some (but not many) cases, securities called for by a futures contract may not have been issued when the contract was written.

     Although futures contracts by their terms call for the actual delivery or acquisition of securities, in most cases the contractual obligation is fulfilled before the date of the contract without having to make or take delivery of the securities. The offsetting of a contractual obligation is accomplished by buying (or selling, as the case may be) on a commodities exchange an identical futures contract calling for delivery in the same month. Such a transaction, which is effected through a member of an exchange, cancels the obligation to make or take delivery of the securities. Since all transactions in the futures market are made, offset or fulfilled through a clearinghouse associated with the exchange on which the contracts are traded, a Portfolio will incur brokerage fees when it purchases or sells futures contracts.

     The purpose of the acquisition or sale of a futures contract, in the case of a Portfolio which holds or intends to acquire fixed-income securities, is to attempt to protect the Portfolio from fluctuations in interest or foreign exchange rates without actually buying or selling fixed-income securities or foreign currencies. For example, if interest rates were expected to increase, a Portfolio might enter into futures contracts for the sale of debt securities. Such a sale would have much the same effect as selling an equivalent value of the debt securities owned by the Portfolio. If interest rates did increase, the value of the debt security in a Portfolio would decline, but the value of the futures contracts to the Portfolio would increase at approximately the same rate, thereby keeping the net asset value of the Portfolio from declining as much as it otherwise would have. The Portfolio could accomplish similar results by selling debt securities and investing in bonds with short maturities when interest rates are expected to increase. However, since the futures market is more liquid than the cash market, the use of futures contracts as an investment technique allows a Portfolio to maintain a defensive position without having to sell its portfolio securities.

     Similarly, when it is expected that interest rates may decline, futures contracts may be purchased to attempt to hedge against anticipated purchases of debt securities at higher prices. Since the fluctuations in the value of futures contracts should be similar to those of debt securities, a Portfolio could take advantage of the anticipated rise in the value of debt securities without actually buying them until the market had stabilized. At that time, the futures contracts could be liquidated and the Portfolio could then buy debt securities on the cash market. To the extent a Portfolio enters into futures contracts for this purpose, the assets in the segregated asset account maintained to cover the Portfolio's obligations with respect to such futures contracts will consist of cash, cash equivalents or high quality liquid debt securities from its portfolio in an amount equal to the difference between the fluctuating market value of such futures contracts and the aggregate value of the initial and variation margin payments made by the Portfolio with respect to such futures contracts.

     The ordinary spreads between prices in the cash and futures market, due to differences in the nature of those markets, are subject to distortions. First, all participants in the futures market are subject to initial deposit and variation margin requirements. Rather than meeting additional variation margin requirements, investors may close futures contracts through offsetting transactions which could distort the normal relationship between the cash and futures markets. Second, the liquidity of the futures market depends on participants entering into offsetting transactions rather than making or taking delivery. To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced, thus producing distortion. Third, from the point of view of speculators, the margin deposit requirements in the futures market are less onerous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market may cause temporary price distortions. Due to the possibility of distortion, a correct forecast of general interest rate trends by the Advisers may still not result in a successful transaction.

     In addition, futures contracts entail risks. Although the Advisers believe that use of such contracts will benefit the Portfolios, if the Advisers' investment judgment about the general direction of interest rates is incorrect, a Portfolio's overall performance would be poorer than if it had not entered into any such contract. For example, if a Portfolio has hedged against the possibility of an increase in interest rates which would adversely affect the price of debt securities held by it and interest rates decrease instead, the Portfolio will lose part or all of the benefit of the increased value of its debt securities which it has hedged because it will have offsetting losses in its futures positions. In addition, in such situations, if a Portfolio has insufficient cash, it may have to sell debt securities to meet daily variation margin requirements. Such sales of bonds may be, but will not necessarily be, at increased prices which reflect the rising market. A Portfolio may have to sell securities at a time when it may be disadvantageous to do so.

     Options on Futures Contracts. The Portfolios intend to purchase and write options on futures contracts for hedging purposes. The purchase of a call option on a futures contract is similar in some respects to the purchase of a call option on an individual security. Depending on the pricing of the option compared to either the price of the futures contract upon which it is based or the price of the underlying debt securities, it may or may not be less risky than ownership of the futures contract or underlying debt securities. As with the purchase of futures contracts, when a Portfolio is not fully invested it may purchase a call option on a futures contract to hedge against a market advance due to declining interest rates.

     The writing of a call option on a futures contract constitutes a partial hedge against declining prices of the security or foreign currency which is deliverable upon exercise of the futures contract. If the futures price at expiration of the option is below the exercise price, a Portfolio will retain the full amount of the option premium which provides a partial hedge against any decline that may have occurred in the Portfolio's portfolio holdings. The writing of a put option on a futures contract constitutes a partial hedge against increasing prices of the security or foreign currency which is deliverable upon exercise of the futures contract. If the futures price at expiration of the option is higher than the exercise price, the Portfolio will retain the full amount of the option premium which provides a partial hedge against any increase in the price of securities which the Portfolio intends to purchase. If a put or call option the Portfolio has written is exercised, the Portfolio will incur a loss which will be reduced by the amount of the premium it receives. Depending on the degree of correlation between changes in the value of its portfolio securities and changes in the value of its futures positions, the Portfolio's losses from existing options on futures may to some extent be reduced or increased by changes in the value of portfolio securities.

     The purchase of a put option on a futures contract is similar in some respects to the purchase of protective put options on portfolio securities. For example, a Portfolio may purchase a put option on a futures contract to hedge its portfolio against the risk of rising interest rates.

     The amount of risk a Portfolio assumes when it purchases an option on a futures contract is the premium paid for the option plus related transaction costs. In addition to the correlation risks discussed above, the purchase of an option also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the option purchased.

     The Board of Trustees has adopted the requirement that futures contracts and options on futures contracts be used either (i) as a hedge without regard to any quantitative limitation, or (ii) for other purposes to the extent that immediately thereafter the aggregate amount of margin deposits on all (non-hedge) futures contracts of the Portfolio and premiums paid on outstanding (non-hedge) options on futures contracts owned by the Portfolio does not exceed 5% of the market value of the total assets of the Portfolio. In addition, the aggregate market value of the outstanding futures contracts purchased by the Portfolio may not exceed 50% of the market value of the total assets of the Portfolio. Neither of these restrictions will be changed by the Board of Trustees without considering the policies and concerns of the various applicable federal and state regulatory agencies.

     Options on Foreign Currencies. A Portfolio may purchase and write options on foreign currencies for hedging purposes in a manner similar to that in which futures contracts on foreign currencies, or forward contracts, will be utilized. For example, a decline in the dollar value of a foreign currency in which portfolio securities are denominated will reduce the dollar value of such securities, even if their value in the foreign currency remains constant. In order to protect against such diminutions in the value of portfolio securities, the Portfolio may purchase put options on the foreign currency. If the value of the currency does decline, a Portfolio will have the right to sell such currency for a fixed amount in dollars and will thereby offset, in whole or in part, the adverse effect on its portfolio which otherwise would have resulted.

     Conversely, where a rise in the dollar value of a currency in which securities to be acquired are denominated is projected, thereby increasing the cost of such securities, the Portfolio may purchase call options thereon. The purchase of such options could offset, at least partially, the effects of the adverse movements in exchange rates. As in the case of other types of options, however, the benefit to the Portfolio deriving from purchases of foreign currency options will be reduced by the amount of the premium and related transaction costs. In addition, where currency exchange rates do not move in the direction or to the extent anticipated, the Portfolio could sustain losses on transactions in foreign currency options which would require it to forego a portion or all of the benefits of advantageous changes in such rates.

     A Portfolio may write options on foreign currencies for the same types of hedging purposes. For example, where a Portfolio anticipates a decline in the dollar value of foreign currency denominated securities due to adverse fluctuations in exchange rates it could, instead of purchasing a put option, write a call option on the relevant currency. If the expected decline occurs, the options will most likely not be exercised, and the diminution in value of portfolio securities will be offset by the amount of the premium received.

     Similarly, instead of purchasing a call option to hedge against an anticipated increase in the dollar cost of securities to be acquired, the Portfolio could write a put option on the relevant currency which, if rates move in the manner projected, will expire unexercised and allow the Portfolio to hedge such increased cost up to the amount of the premium. As in the case of other types of options, however, the writing of a foreign currency option will constitute only a partial hedge up to the amount of the premium, and only if rates move in the expected direction. If this does not occur, the option may be exercised and the Portfolio would be required to purchase or sell the underlying currency at a loss which may not be offset by the amount of the premium. Through the writing of options on foreign currencies, the Portfolio also may be required to forego all or a portion of the benefits which might otherwise have been obtained from favorable movements in exchange rates.

     The Portfolios intend to write covered call options on foreign currencies. A call option written on a foreign currency by a Portfolio is "covered" if the Portfolio owns the underlying foreign currency covered by the call or has an absolute and immediate right to acquire that foreign currency without additional cash consideration (or for additional cash consideration held in a segregated account by its custodian) upon conversion or exchange of other foreign currency held in its portfolio. A call option is also covered if the Portfolio has a call on the same foreign currency and in the same principal amount as the call written where the exercise price of the call held (a) is equal to or less than the exercise price of the call written or (b) is greater than the exercise price of the call written if the difference is maintained by the Portfolio in cash, U.S. Government securities and other high quality liquid debt securities in a segregated account with its custodian.

     The Portfolios also intend to write call options on foreign currencies that are not covered for cross-hedging purposes. A call option on a foreign currency is for cross-hedging purposes if it is not covered, but is designed to provide a hedge against a decline in the U.S. dollar value of a security which the Portfolio owns or has the right to acquire and which is denominated in the currency underlying the option due to an adverse change in the exchange rate. In such circumstances, the Portfolio collateralizes the option by maintaining in a segregated account with its custodian, cash or U.S. Government securities or other high quality liquid debt securities in an amount not less than the value of the underlying foreign currency in U.S. dollars marked to market daily.

     Additional Risks of Options on Futures Contracts, Forward Contracts and Options on Foreign Currencies. Unlike transactions entered into by a Portfolio in futures contracts, options on foreign currencies and forward contracts are not traded on contract markets regulated by the CFTC or (with the exception of certain foreign currency options) by the SEC. To the contrary, such instruments are traded through financial institutions acting as market-makers, although foreign currency options are also traded on certain national securities exchanges, such as the Philadelphia Stock Exchange and the Chicago Board Options Exchange, subject to SEC regulation. Similarly, options on currencies may be traded over-the-counter. In an over-the-counter trading environment, many of the protections afforded to exchange participants will not be available. For example, there are no daily price fluctuation limits, and adverse market movements could therefore continue to an unlimited extent over a period of time.

     Although the purchaser of an option cannot lose more than the amount of the premium plus related transaction costs, this entire amount could be lost. Moreover, the option writer and a trader of forward contracts could lose amounts substantially in excess of their initial investments, due to the margin and collateral requirements associated with such positions.

     Options on foreign currencies traded on national securities exchanges are within the jurisdiction of the SEC, as are other securities traded on such exchanges. As a result, many of the protections provided to traders on organized exchanges will be available with respect to such transactions. In particular, all foreign currency option positions entered into on a national securities exchange are cleared and guaranteed by the Options Clearing Corporation ("OCC"), thereby reducing the risk of counterparty default. Further, a liquid secondary market in options traded on a national securities exchange may be more readily available than in the over-the-counter market, potentially permitting a Portfolio to liquidate open positions at a profit prior to exercise or expiration, or to limit losses in the event of adverse market movements.

     The purchase and sale of exchange-traded foreign currency options, however, is subject to the risks of the availability of a liquid secondary market described above, as well as the risks regarding adverse market movements, margining of options written, the nature of the foreign currency market, possible intervention by governmental authorities and the effects of other political and economic events. In addition, exchange-traded options on foreign currencies involve certain risks not presented by the over-the-counter market. For example, exercise and settlement of such options must be made exclusively through the OCC, which has established banking relationships in applicable foreign countries for this purpose. As a result, the OCC may, if it determines that foreign governmental restrictions or taxes would prevent the orderly settlement of foreign currency option exercises, or would result in undue burdens on the OCC or its clearing member, impose special procedures on exercise and settlement, such as technical changes in the mechanics of delivery of currency, the fixing of dollar settlement prices or prohibitions on exercise.

     As in the case of forward contracts, certain options on foreign currencies are traded over-the-counter and involve liquidity and credit risks which may not be present in the case of exchange-traded currency options. A Portfolio's ability to terminate over-the-counter options will be more limited than with exchange-traded options. It is also possible that broker-dealers participating in over-the-counter options transactions will not fulfill their obligations. Until such time as the staff of the SEC changes its position, each Portfolio will treat purchased over-the-counter options and assets used to cover written over-the-counter options as illiquid securities. With respect to options written with primary dealers in U.S. Government securities pursuant to an agreement requiring a closing purchase transaction at a formula price, the amount of illiquid securities may be calculated with reference to the repurchase formula.

     In addition, futures contracts, options on futures contracts, forward contracts and options on foreign currencies may be traded on foreign exchanges. Such transactions are subject to the risk of governmental actions affecting trading in or the prices of foreign currencies or securities. The value of such positions also could be adversely affected by (i) other complex foreign political and economic factors, (ii) lesser availability than in the United States of data on which to make trading decisions, (iii) delays in the Portfolio's ability to act upon economic events occurring in foreign markets during nonbusiness hours in the United States, (iv) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States, and (v) lesser trading volume.

OPTIONS ON SECURITIES - PORTFOLIOS OTHER THAN MONEY MARKET PORTFOLIO

     The Portfolios may write (sell) covered call and put options to a limited extent on its portfolio securities ("covered options"). However, a Portfolio may forgo the benefits of appreciation on securities sold or may pay more than the market price on securities acquired pursuant to call and put options written by the Portfolio.

     When a Portfolio writes a covered call option, it gives the purchaser of the option the right to buy the underlying security at the price specified in the option (the "exercise price") by exercising the option at any time during the option period. If the option expires unexercised, the Portfolio will realize income in an amount equal to the premium received for writing the option. If the option is exercised, a decision over which a Portfolio has no control, the Portfolio must sell the underlying security to the option holder at the exercise price. By writing a covered call option, a Portfolio forgoes, in exchange for the premium less the commission ("net premium"), the opportunity to profit during the option period from an increase in the market value of the underlying security above the exercise price.

     When a Portfolio writes a covered put option, it gives the purchaser of the option the right to sell the underlying security to the Portfolio at the specified exercise price at any time during the option period. If the option expires unexercised, the Portfolio will realize income in the amount of the premium received for writing the option. If the put option is exercised, a decision over which a Portfolio has no control, the Portfolio must purchase the underlying security from the option holder at the exercise price. By writing a covered put option, a Portfolio, in exchange for the net premium received, accepts the risk of a decline in the market value of the underlying security below the exercise price. A Portfolio will only write put options involving securities for which a determination is made at the time the option is written that the Portfolio wishes to acquire the securities at the exercise price.

     A Portfolio may terminate its obligation as the writer of a call or put option by purchasing an option with the same exercise price and expiration date as the option previously written. This transaction is called a "closing purchase transaction." Where a Portfolio cannot effect a closing purchase transaction, it may be forced to incur brokerage commissions or dealer spreads in selling securities it receives or it may be forced to hold underlying securities until an option is exercised or expires.

     When a Portfolio writes an option, an amount equal to the net premium received by the Portfolio is included in the liability section of the Portfolio's statement of assets and liabilities as a deferred credit. The amount of the deferred credit will be subsequently marked to market to reflect the current market value of the option written. The current market value of a traded option is the last sale price or, in the absence of a sale, the mean between the closing bid and asked price. If an option expires on its stipulated expiration date or if the Portfolio enters into a closing purchase transaction, the Portfolio will realize a gain (or loss if the cost of a closing purchase transaction exceeds the premium received when the option was sold), and the deferred credit related to such option will be eliminated. If a call option is exercised, the Portfolio will realize a gain or loss from the sale of the underlying security and the proceeds of the sale will be increased by the premium originally received. The writing of covered call options may be deemed to involve the pledge of the securities against which the option is being written. Securities against which call options are written will be segregated on the books of the custodian for the Portfolio.

     A Portfolio may purchase call and put options on any securities in which it may invest. A Portfolio would normally purchase a call option in anticipation of an increase in the market value of such securities. The purchase of a call option would entitle the Portfolio, in exchange for the premium paid, to purchase a security at a specified price during the option period. A Portfolio would ordinarily have a gain if the value of the securities increased above the exercise price sufficiently to cover the premium and would have a loss if the value of the securities remained at or below the exercise price during the option period.

     A Portfolio would normally purchase put options in anticipation of a decline in the market value of securities in its portfolio ("protective puts") or securities of the type in which it is permitted to invest. The purchase of a put option would entitle a Portfolio, in exchange for the premium paid, to sell a security, which may or may not be held in the Portfolio's portfolio, at a specified price during the option period. The purchase of protective puts is designed merely to offset or hedge against a decline in the market value of the

Portfolio's portfolio securities. Put options also may be purchased by a Portfolio for the purpose of affirmatively benefiting from a decline in the price of securities which the Portfolio does not own. A Portfolio would ordinarily recognize a gain if the value of the securities decreased below the exercise price sufficiently to cover the premium and would recognize a loss if the value of the securities remained at or above the exercise price. Gains and losses on the purchase of protective put options would tend to be offset by countervailing changes in the value of underlying portfolio securities.

     The Portfolios have adopted certain other nonfundamental policies concerning option transactions which are discussed below. A Portfolio's activities in options may also be restricted by the requirements of the Internal Revenue Code of 1986, as amended (the "Code"), for qualification as a regulated investment company.

     The hours of trading for options on securities may not conform to the hours during which the underlying securities are traded. To the extent that the option markets close before the markets for the underlying securities, significant price and rate movements can take place in the underlying securities markets that cannot be reflected in the option markets. It is impossible to predict the volume of trading that may exist in such options, and there can be no assurance that viable exchange markets will develop or continue.

     The Portfolios may engage in over-the-counter options transactions with broker-dealers who make markets in these options. At present, approximately ten broker-dealers, including several of the largest primary dealers in U.S. Government securities, make these markets. The ability to terminate over-the-counter option positions is more limited than with exchange-traded option positions because the predominant market is the issuing broker rather than an exchange, and may involve the risk that broker-dealers participating in such transactions will not fulfill their obligations. To reduce this risk, the Portfolios will purchase such options only from broker-dealers who are primary government securities dealers recognized by the Federal Reserve Bank of New York and who agree to (and are expected to be capable of) entering into closing transactions, although there can be no guarantee that any such option will be liquidated at a favorable price prior to expiration. The Advisers will monitor the creditworthiness of dealers with whom a Portfolio enters into such options transactions under the general supervision of the Trustees.

OPTIONS ON SECURITIES INDICES - PORTFOLIOS OTHER THAN MONEY MARKET PORTFOLIO

     In addition to options on securities, the Portfolios may also purchase and write (sell) call and put options on securities indices. Such options give the holder the right to receive a cash settlement during the term of the option based upon the difference between the exercise price and the value of the index. Such options will be used for the purposes described above under "Options on Securities."

     Options on securities indices entail risks in addition to the risks of options on securities. The absence of a liquid secondary market to close out options positions on securities indices is more likely to occur, although the Portfolios generally will only purchase or write such an option if the Advisers believe the option can be closed out.

     Use of options on securities indices also entails the risk that trading in such options may be interrupted if trading in certain securities included in the index is interrupted. The Portfolios will not purchase such options unless the Advisers believe the market is sufficiently developed such that the risk of trading in such options is no greater than the risk of trading in options on securities.

     Price movements in the Portfolios' securities may not correlate precisely with movements in the level of an index and, therefore, the use of options on indices cannot serve as a complete hedge. Because options on securities indices require settlement in cash, the Advisers may be forced to liquidate portfolio securities to meet settlement obligations.

SHORT SALES "AGAINST THE BOX" - PORTFOLIOS OTHER THAN MONEY MARKET PORTFOLIO

     In a short sale, a fund sells a borrowed security and has a corresponding obligation to the lender to return the identical security. A Portfolio may engage in short sales only if at the time of the short sale it owns or has the right to obtain, at no additional cost, an equal amount of the security being sold short. This investment technique is known as a short sale "against the box".

     In a short sale, the seller does not immediately deliver the securities sold and is said to have a short position in those securities until delivery occurs. If a Portfolio engages in a short sale, the collateral for the short position will be maintained by its custodian or qualified sub-custodian. While the short sale is open, a Portfolio maintains in a segregated account an amount of securities equal in kind and amount to the securities sold short or securities convertible into or exchangeable for such equivalent securities. These securities constitute the Portfolio's long position.

     The Portfolios will not engage in short sales against the box for investment purposes. A Portfolio may, however, make a short sale as a hedge, when it believes that the price of a security may decline, causing a decline in the value of a security (or a security convertible or exchangeable for such security), or when a Portfolio wants to sell the security at an attractive current price, but also wishes to defer recognition of gain or loss for federal income tax purposes or for purposes of satisfying certain tests applicable to regulated investment companies under the Code. In such case, any future losses in a Portfolio's long position should be reduced by a gain in the short position. Conversely, any gain in the long position should be reduced by a loss in the short position. The extent to which such gains or losses are reduced depends upon the amount of the security sold short relative to the amount a Portfolio owns. There are certain additional transaction costs associated with short sales against the box, but the Portfolios endeavor to offset these costs with the income from the investment of the cash proceeds of short sales.

     As a nonfundamental operating policy, the Advisers do not expect that more than 40% of a Portfolio's total assets would be involved in short sales against the box. The Advisers do not currently intend to engage in such sales.

CERTAIN OTHER OBLIGATIONS

     In order to allow for investments in new instruments that may be created in the future, upon amending this registration statement, a Portfolio or Portfolios may invest in obligations other than those listed previously, provided such investments are consistent with a Portfolio's investment objective, policies and restrictions.

RATING SERVICES

     The ratings of rating services represent their opinions as to the quality of the securities that they undertake to rate. It should be emphasized, however, that ratings are relative and subjective and are not absolute standards of quality. Although these ratings are an initial criterion for selection of portfolio investments, the Advisers also make their own evaluations of these securities, subject to review by the Board of Trustees. After purchase by a Portfolio, an obligation may cease to be rated or its rating may be reduced below the minimum required for purchase by the Portfolio. Neither event would require a Portfolio to dispose of the obligation, but the Advisers will consider such an event in their determination of whether a Portfolio should continue to hold the obligation. A description of security ratings used herein and in Part A is set forth below:

STANDARD & POOR'S RATINGS GROUP ("STANDARD & POOR'S")

CORPORATE AND MUNICIPAL BONDS

AAA - Debt rated AAA have the highest ratings assigned by Standard & Poor's to a debt obligation. Capacity to pay interest and repay principal is extremely strong.

AA - Debt rated AA have a very strong capacity to pay interest and repay principal and differ from the highest rated issues only in a small degree.

A - Debt rated A have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debts in higher rated categories.

BBB - Debt rated BBB are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debts in this category than for debts in higher rated categories.

BB - Debt rated BB is regarded as having less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments.

COMMERCIAL PAPER, INCLUDING TAX EXEMPT

A - Issues assigned this highest rating are regarded as having the greatest capacity for timely payment. Issues in this category are further refined with the designations 1, 2, and 3 to indicate the relative degree of safety.

A-1 - This designation indicates that the degree of safety regarding timely payment is very strong.

MOODY'S INVESTORS SERVICE, INC.

CORPORATE AND MUNICIPAL BONDS

Aaa - Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged". Interest payments are protected by a large or by an exceptionally stable margin and principal is secure.

     While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa - Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long term risks appear somewhat larger than in Aaa securities.

A - Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa - Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba - Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

COMMERCIAL PAPER

Prime-1 - Issuers rated P-1 (or related supporting institutions) have a superior capacity for repayment of short-term promissory obligations. Prime-1 repayment capacity will normally be evidenced by the following characteristics:

     -      Leading market positions in well established industries.

     -      High rates of return on funds employed.

     - Conservative capitalization structures with moderate reliance on debt and ample asset protection.

     - Broad margins in earnings coverage of fixed financial charges and high internal cash generation.

     - Well established access to a range of financial markets and assured sources of alternate liquidity.

     Except as stated otherwise, all investment policies and restrictions described herein are nonfundamental, and may be changed without prior shareholder approval.

INVESTMENT RESTRICTIONS

     The following investment restrictions are "fundamental policies" of each Portfolio and may not be changed with respect to the Portfolio without the approval of a "majority of the outstanding voting securities" of the Portfolio. "Majority of the outstanding voting securities" under the 1940 Act and as used in this registration statement means, with respect to the Portfolio, the lesser of (i) 67% or more of the total beneficial interests of the Portfolio present at a meeting, if the holders of more than 50% of the total beneficial interests of the Portfolio are present or represented by proxy, or (ii) more than 50% of the total beneficial interests of the Portfolio. If a percentage or a rating restriction on investment or utilization of assets is adhered to at the time an investment is made or assets are so utilized, a later change in such percentage resulting from changes in a Portfolio's total assets or the value of a Portfolio's securities, or a later change in the rating of a portfolio security, will not be considered a violation of the relevant policy.

     As a matter of fundamental policy, no Portfolio may:

     (1) borrow money or mortgage or hypothecate assets of the Portfolio, except that in an amount not to exceed 1/3 of the current value of the Portfolio's assets (including such borrowing) less liabilities (not including such borrowing), it may borrow money and enter into reverse repurchase agreements, and except that it may pledge, mortgage or hypothecate not more than 1/3 of such assets to secure such borrowings or reverse repurchase agreements, provided that collateral arrangements with respect to options and futures, including deposits of initial deposit and variation margin, are not considered a pledge of assets for purposes of this restriction and except that assets may be pledged to secure letters of credit solely for the purpose of participating in a captive insurance company sponsored by the Investment Company Institute;

     (2) underwrite securities issued by other persons except insofar as the Trust or the Portfolio may technically be deemed an underwriter under the 1933 Act in selling a portfolio security;

     (3) make loans to other persons except (a) through the lending of the Portfolio's portfolio securities and provided that any such loans not exceed 30% of the Portfolio's total assets (taken at market value), (b) through the use of repurchase agreements or the purchase of short-term obligations or (c) by purchasing debt securities of types distributed publicly or privately;

     (4) purchase or sell real estate (including limited partnership interests but excluding securities secured by real estate or interests therein), interests in oil, gas or mineral leases, commodities or commodity contracts (except futures and option contracts) in the ordinary course of business (the Trust may hold and sell, for the Portfolio's portfolio, real estate acquired as a result of the Portfolio's ownership of securities);

     (5) concentrate its investments in any particular industry (excluding U.S. Government securities), but if it is deemed appropriate for the achievement of the Portfolio's investment objective, up to 25% of its total assets may be invested in any one industry (except that the Money Market Portfolio reserves the freedom of action to concentrate 25% or more of its assets in obligations of domestic branches of domestic banks);

     (6) issue any senior security (as that term is defined in the 1940 Act) if such issuance is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder, provided that collateral arrangements with respect to options and futures, including deposits of initial deposit and variation margin, are not considered to be the issuance of a senior security for purposes of this restriction.


     Non-Fundamental Restrictions. Each Portfolio will not as a matter of operating policy:


     (i) borrow money for any purpose in excess of 10% of the Portfolio's total assets (taken at cost), except that the Portfolio may borrow for temporary or emergency purposes up to 1/3 of its assets;

     (ii) pledge, mortgage or hypothecate for any purpose in excess of 10% of the Portfolio's net assets (taken at market value), provided that collateral arrangements with respect to options and futures, including deposits of initial deposit and variation margin, reverse repurchase agreements, when-issued securities and other similar investment techniques are not considered a pledge of assets for purposes of this restriction;

     (iii) purchase any security or evidence of interest therein on margin, except that such short-term credit as may be necessary for the clearance of purchases and sales of securities may be obtained and except that deposits of initial deposit and variation margin may be made in connection with the purchase, ownership, holding or sale of futures;

     (iv) invest for the purpose of exercising control or management;

     (v) purchase securities issued by any other investment company except by purchase in the open market where no commission or profit to a sponsor or dealer results from such purchase other than the customary broker's commission, or except when such purchase, though not made in the open market, is part of a plan of merger or consolidation; provided, however, that securities of any investment company will not be purchased for the Portfolio if such purchase at the time thereof would cause (a) more than 10% of the Portfolio's total assets

(taken at the greater of cost or market value) to be invested in the securities of such issuers; (b) more that 5% of the Portfolio's total assets (taken at the greater of cost or market value) to be invested in any one investment company; or (c) more than 3% of the outstanding voting securities of any such issuer to be held for the Portfolio; and provided further that the Portfolio may not purchase any security from any open-end investment company;

     (vi) purchase securities of any issuer if such purchase at the time thereof would cause the Portfolio to hold more than 10% of any class of securities of such issuer, for which purposes all indebtedness of an issuer shall be deemed a single class and all preferred stock of an issuer shall be deemed a single class, except that futures or option contracts shall not be subject to this restriction;

     (vii) purchase or retain in the Portfolio's portfolio any securities issued by an issuer any of whose officers, directors, trustees or security holders is an officer or Trustee of the Trust, or is an officer or partner of the Adviser or Subadviser, if after the purchase of the securities of such issuer for the Portfolio one or more of such persons owns beneficially more than 1/2 of 1% of the shares or securities, or both, all taken at market value, of such issuer, and such persons owning more than 1/2 of 1% of such shares or securities together own beneficially more than 5% of such shares or securities, or both, all taken at market value;

     (viii) invest more than 5% of the Portfolio's net assets in warrants (valued at the lower of cost or market), but not more than 2% of the Portfolio's net assets may be invested in warrants not listed on the NYSE or the American Stock Exchange; and

     (ix) make short sales of securities or maintain a short position (excluding short sales if the Portfolio owns an equal amount of such securities or securities convertible into or exchangeable for, without payment of any further consideration, securities of equivalent kind and amount) if such short sales represent more than 25% of the Portfolio's net assets (taken at market value); provided, however, that the value of the Portfolio's short sales of securities (excluding U.S. Government securities) of any one issuer may not be greater than 2% of the value (taken at market value) of the Portfolio's net assets or more than 2% of the securities of any class of any issuer.

     (x) enter into repurchase agreements providing for settlement in more than seven days after notice or purchase securities which are not readily marketable (which securities would include participation interests that are not subject to the demand feature described in this registration statement and floating and variable rate demand obligations as to which no secondary market exists and the Portfolio cannot exercise the demand feature described in this registration statement on not more than seven days' notice), if, in the aggregate, more than 15% (10% in the case of the Money Market Portfolio) of its net assets would be so invested. A Portfolio may not invest in TDs maturing in more than seven days.

     Policies (i) through (x) may be changed by the Board of Trustees.

ITEM 14. MANAGEMENT OF THE FUND.

     The Trustees and officers of the Trust and their principal occupations during the past five years are set forth below. Their titles may have varied during that period. An asterisk indicates that a Trustee is an "interested person" (as defined in the 1940 Act) of the Trust. Unless otherwise indicated, the address of each Trustee and officer is Four Manhattanville Road, Purchase, New York 10577.

TRUSTEES


Donald E. Flynn:* Vice President, AEGON USA, Inc., 1988 to present; Executive Vice President, AEGON USA Investment Management, Inc., 1988 to present; Vice President, AEGON USA Managed Portfolios, Inc., 1988 to present. Age: 56.

Neal M. Jewell: Executive Vice President, American International Group Asset Management (since November 1991); Director of Oversees Pensions, American International Group Asset Management (December 1990 to October 1991); Executive Vice President Pensions, Mutual of New York (prior to June 1989). His address is 355 Thornridge Drive, Stamford, Connecticut 06903. Age: 62.

Eugene M. Mannella: Vice President, Investment Management Services, Inc. (since August 1993); Senior Vice President, Lehman Brothers Inc. (May 1986 to August 1993). His address is Two Orchard Neck Road, Center Moriches, New
York 11934.  Age: 43.

Patricia L. Sawyer: Executive Vice President and Director, Robert L. Smith & Co. (since July 1990); Vice President, American Express (September 1988 to July 1990). Her address is 256 West 10th Street, New York, New York 10014.
Age: 46.

Tom A. Schlossberg:* Vice President, Diversified (since October 1992); Executive Vice President and Head of Pension Operations, Mutual Life Insurance Company of New York. Age: 47.


OFFICERS

     Mr. Schlossberg is President, Chief Executive Officer and Chairman of the Board of Trustees of the Trust. In addition, he holds the same position with The Diversified Investors Funds Group (the "Diversified Funds Group"), an open-end management investment company, of which Mr. Schlossberg is also a trustee.


Robert F. Colby: Secretary; Vice President and Chief Corporate Counsel, Mutual Life Insurance Company of New York; Vice President and General Counsel, Diversified (since November 1993); Vice President of Diversified Investors Securities Corp. ("DISC") (since November 1993). Age: 41.

Alfred C. Sylvain: Treasurer and Assistant Secretary; Vice President and Treasurer of Diversified (since November 1993); Treasurer of DISC (since November 1993); Vice President, Mutual Life Insurance Company of New York (since July 1987). Age: 45.

John F. Hughes: Assistant Secretary; Senior Counsel, Mutual Life Insurance Company of New York; Vice President and Senior Counsel, Diversified (since November 1993); Assistant Secretary, DISC (Since November 1993). Age: 56.

COMPENSATION


     For the fiscal year ended December 31, 1996, the Portfolios provided the following compensation to its trustees.

                                                           TOTAL
                                                           COMPENSATION FROM
                                 AGGREGATE                 REGISTRANT
                                 COMPENSA-                 AND FUND
PERSON,                          TION FROM                 COMPLEX PAID
POSITION                         REGISTRANT                TO DIRECTORS

Tom A. Schlossberg               None                      None
Trustee

Donald E. Flynn                  None                      None
Trustee

Neal M. Jewell                   $9,725                    $9,725
Trustee

Eugene M. Mannella               $9,725                    $9,725
Trustee

Patricia L. Sawyer               $9,725                    $9,725
Trustee



     No director, officer of employee of Diversified or any of their affiliates will receive any compensation from the Trust for serving as a Trustee or officer of the Trust.

     The Declaration of Trust provides that the Trust will indemnify its Trustees and officers as described below under Item 18.

ITEM 15. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.


     At April 1, 1997, AUSA Life Insurance Company, Inc. ("AUSA"), Four Manhattanville Road, Purchase, New York 10577, and The Mutual Life Insurance Company ("MONY"), 1740 Broadway, New York, New York 10019, owned the following percentage interests of the outstanding beneficial interests of the Portfolios indicated (all such interests being held in separate accounts of AUSA and MONY, respectively):

                                              AUSA                 MONY

Money Market                                  36.87%               41.93%
High Quality Bond                             41.32%               46.33%
Intermediate Government Bond                  59.26%               20.96%
Government/Corporate Bond                     26.00%               63.80%
High-Yield Bond                               33.16%               37.13%
Balanced                                      77.05%                2.18%
Equity Income                                 66.14%               27.65%
Equity Value                                  34.50%               18.22%
Growth & Income                               63.14%               10.75%
Equity Growth                                 79.20%                7.00%
Special Equity                                57.22%               31.69%
Aggressive Equity                             38.53%               24.21%
International Equity                          36.70%               45.35%

As of April 1, 1997 the officers and Trustees of the Trust owned beneficially and in the aggregate less than 1% of the outstanding interests in each of the Portfolios.


ITEM 16. INVESTMENT ADVISORY AND OTHER SERVICES.

     Investment Advisory Services. The Adviser manages the assets of each Portfolio pursuant to an Investment Advisory Agreement (the "Advisory Agreement") with the Trust with respect to that Portfolio and the investment policies described herein and in Part A. Subject to such further policies as the Board of Trustees may determine, the Adviser provides general investment advice to each Portfolio.

     For each Portfolio, the Adviser has entered into an Investment Subadvisory Agreement (each a "Subadvisory Agreement") with each Subadviser.

     It is the responsibility of a Subadviser to make the day-to-day investment decisions for its Portfolio and to place the purchase and sales orders for securities transactions of such Portfolio, subject in all cases to the general supervision of the Adviser. Each Subadviser furnishes at its own expense all services, facilities and personnel necessary in connection with managing its Portfolio's investments and effecting securities transactions for the Portfolio.

     Each Advisory Agreement provides that the Adviser or a Subadviser, as the case may be, may render services to others. Each agreement is terminable without penalty on not more than 60 days' nor less than 30 days' written notice by a Portfolio when authorized either by majority vote of the investors in the Portfolio (with the vote of each being in proportion to the amount of its investment) or by a vote of a majority of the Board of Trustees, or by the Adviser or a Subadviser on not more than 60 days' nor less than 30 days' written notice, as the case may be, and will automatically terminate in the event of its assignment. Each agreement provides that neither the Adviser nor Subadviser nor their personnel shall be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of security transactions for the corresponding Portfolio, except for willful misfeasance, bad faith, gross negligence or reckless disregard of its or their obligations and duties under the Advisory Agreement and the Subadvisory Agreement, as the case may be.


     The Adviser's and Subadviser's fees are described in Part A.


     Diversified is an investment firm dedicated to meeting the complete needs of retirement plan sponsors and participants from pre- through post-retirement. Diversified provides flexible, high-quality services coupled with the employment of independent investment managers in an innovative investment structure.

     Diversified services over $8 billion in retirement plan assets and has offices in Boston, Charlotte, Chicago, Cincinnati, Dallas, Houston, New Orleans, New York, Philadelphia, Portland and San Francisco. It maintains recordkeeping for 300,000 participants and has 490 employees dedicated to retirement plan investment and administration. Its employees average more than seven years of retirement plan experience.

     As experts in customizing retirement solutions, Diversified offers comprehensive programs of high-quality investments and administrative services to defined benefit, defined contribution and not-for-profit pension plan sponsors. Diversified forms a partnership with its clients to provide exceptional plan design, participant communication programs, recordkeeping services and technical guidance.

     Diversified's investment structure provides access to an array of complementary investment alternatives representing the major asset classes along the risk/reward spectrum. Subadvisers are selected from more than 2,000 highly accomplished independent firms. Each subadviser's performance is carefully monitored by Diversified taking into consideration fund performance in light of investment objectives and policies and level of risk.

     Through a rigorous portfolio manager selection process which includes researching each subadviser's asset class, track record, organizational structure, management team, consistency of performance and assets under management, five to ten subadvisers are chosen. Out of that group, Diversified then carefully chooses the three most qualified subadvisers based on performance evaluation, ownership structure, personnel and philosophy to return for an on-site visit and a quantitative and qualitative analysis by the investment committee. Out of those three subadvisers, Diversified then hires the most qualified, independent subadviser for each Portfolio, subject to approval by the Board of Trustees including a majority of the Trustees who are not "interested persons" of the Trust.

     Diversified brings comprehensive monitoring and control to the investment management process. It seeks superior portfolio management and moves purposefully in replacing managers when warranted. From a plan sponsor's perspective, Replacing a manager, and not the investment fund, is a key advantage in avoiding the expense and difficulty of re-enrolling participants or disrupting established plan administration. Replacing a Subadviser, however, will necessitate a proxy solicitation which involves other expenses.

     Highly disciplined manager evaluation on both a quantitative and qualitative basis, is an ongoing process. Diversified's Manager Monitoring Group gathers and analyzes performance and Diversified's Investment Committee reviews it. Performance attribution, risk/return ratios and purchase/sale assessments are prepared monthly and, each quarter, a more comprehensive review is completed which consists of manager visits, fundamental analysis and statistical analysis. Extensive quarterly analysis is conducted to ensure that the investment fund is being managed in line with the stated objectives. Semiannually, the Investment Committee reviews the back-up manager selection, regression analysis and universe comparisons.

     A number of "red flags" signal a more extensive and frequent manager review. These flags consist of a return inconsistent with the investment objectives changes in subadviser leadership, ownership or portfolio managers, large changes in assets under management and changes in philosophy or discipline. The immediate response to any red flag is to assess the potential impact on the manager's ability to meet investment objectives. Diversified monitors "back-up" additional independent managers for each investment so that, should a manager change be warranted, the transition can be effected on a timely basis.


     For the fiscal year ended December 31, 1994, Diversified earned and voluntarily waived advisory fees as follows:


Portfolio                                   Fee Earned        Fee Waived

Money Market                                  $312,079          $29,141
High Quality Bond                              607,967           20,204
Intermediate Government Bond                   246,814           32,308
Government/Corporate Bond                      776,654           10,376
Balanced                                       443,372           38,936
Equity Income                                2,470,354            2,000
Growth & Income                                576,431           23,726
Equity Growth                                  629,874           31,377
Special Equity                               1,628,738           61,756

     For the fiscal year ended December 31, 1995, Diversified earned and voluntarily waived advisory fees as follows:

Portfolio                                   Fee Earned        Fee Waived

Money Market                                  $391,657          $22,086
High Quality Bond                              562,958            9,897
Intermediate Government Bond                   286,019           44,808
Government/Corporate Bond                    1,011,116              ---
High-Yield Bond                                 11,146           11,146
Balanced                                       639,345           51,146
Equity Income                                2,878,308              ---
Growth & Income                                639,911           28,140
Equity Growth                                1,272,213              ---
Special Equity                               2,018,861           82,511
International Equity                           143,910            6,191

     For the fiscal year ended December 31, 1996, Diversified earned and voluntarily waived advisory fees as follows:

Portfolio                                   Fee Earned        Fee Waived

Money Market                                  $445,832          $    680
High Quality Bond                              627,049               ---
Intermediate Government Bond                   340,989            27,685
Government/Corporate Bond                    1,232,524               ---
High-Yield Bond                                 60,742            60,742
Balanced                                       995,489               ---
Equity Income                                3,895,211               ---
Equity Value                                    84,055            70,088
Growth & Income                              1,052,349            39,117
Equity Growth                                1,730,632             1,462
Special Equity                               3,255,893            47,350
Aggressive Equity                               95,060            57,964
International Equity                           799,760            69,256


     Administrator. For a description of the administrative services Diversified provides to the Portfolios under the Advisory Agreements, see Part A.


     Placement Agent. Investor inquiries may be directed to the Trust's exclusive placement agent, DISC, Four Manhattanville Road, Purchase, New York 10577, ([914] 697-8000).

     Custodian. Pursuant to a Custodian Agreement, Investors Bank & Trust Company acts as the custodian of Portfolio's assets (the "Custodian"). The Custodian's responsibilities include safeguarding and controlling the Portfolios' cash and securities, handling the receipt and delivery of securities, determining income and collecting interest on the Portfolios' investments, maintaining books of original entry for portfolio accounting and other required books and accounts, and calculating the daily net asset value of beneficial interests in each Portfolio. Securities held by the Portfolios may be deposited into the Federal Reserve-Treasury Department Book Entry System or the Depositary Trust Company and may be held by a subcustodian bank if such arrangements are reviewed and approved by the Trustees of the Trust. The Custodian does not determine the investment policies of the Portfolios or decide which securities the Portfolios will buy or sell. A Portfolio may, however, invest in securities of the Custodian and may deal with the Custodian as principal in securities and foreign exchange transactions. For its services, the Custodian will receive such compensation as may from time to time be agreed upon by it and the Trust.


     Independent Accountants. Coopers & Lybrand, L.L.P. serves as the Portfolios' independent accountants providing audit and accounting services including (i) examination of the annual financial statements, (ii) assistance and consultation with respect to the preparation of filings with the SEC and
(iii) preparation of annual income tax returns.

ITEM 17. BROKERAGE ALLOCATION AND OTHER PRACTICES.

     Except as may be required to ensure satisfaction of certain tests applicable to regulated investment companies under the Code, portfolio changes are made without regard to the length of time a security has been held, or whether a sale would result in the recognition of a profit or loss. Therefore, the rate of portfolio turnover is not a limiting factor when changes are appropriate. Portfolio trading is engaged in for a Portfolio if the Advisers believe that a transaction net of costs (including custodian charges) will help achieve the Portfolio's investment objective.


     Set forth below are the portfolio turnover rates for the Portfolios. A rate of 100% indicates that the equivalent of all of the Portfolio's assets have been sold and reinvested in a year. High portfolio turnover may result in the realization of substantial net capital gains or losses. To the extent net short term capital gains are realized, any distriubtions resulting from such gains are considered ordinary income for federal income tax purposes.

Portfolio                                   Turnover rates       Turnover rates
                                                 1995                  1996
High Quality Bond                                  25%                   66%
Intermediate Government Bond                       59%                   60%
Government/Corporate Bond                         122%                  146%
High-Yield Bond                                    21%                  107%
Balanced                                          124%                  113%
Equity Income                                      23%                   26%
Equity Value (*)                                   --                    65%
Growth & Income                                   155%                  142%
Equity Growth                                      62%                  133%
Special Equity                                    155%                  140%
Aggressive Equity (*)                              --                   186%
International Equity                                7%                   29%
-----------------
(*)Not annualized for 1996.  Commencement of operations, April 19, 1996.


     A Portfolio's purchase and sales of securities may be principal transactions, that is, securities may be purchased directly from the issuer or from an underwriter or market maker for the securities. There usually are no brokerage commissions paid for such purchases and, therefore, the Portfolios do not anticipate paying brokerage commissions in such transactions. Any transactions for which a Portfolio pays a brokerage commission will be effected at the best price and execution available. Purchases from underwriters of securities include a commission or concession paid by the issuer to the underwriter, and purchases from dealers serving as market makers include the spread between the bid and the asked price.


     Allocations of transactions, including their frequency, to various dealers is determined by the Subadvisers in their best judgment and in a manner deemed to be in the best interest of the investors in a Portfolio rather than by any formula. The primary consideration is prompt execution of orders in an effective manner at the most favorable price.


     Investment decisions for a Portfolio will be made independently from those for any other account or investment company that is or may in the future become managed by the Advisers or their affiliates. If, however, a Portfolio and other investment companies or accounts managed by the Subadvisers are contemporaneously engaged in the purchase or sale of the same security, the transactions may be averaged as to price and allocated equitably to each account. In some cases, this policy might adversely affect the price paid or received by a Portfolio or the size of the position obtainable for the Portfolio. In addition, when purchases or sales of the same security for a Portfolio and for other investment companies managed by the Subadvisers occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantages available to large denomination purchases or sales. Furthermore, in certain circumstances affiliates of the Subadvisers whose investment portfolios are managed internally, rather than by the Subadvisers, might seek to purchase or sell the same type of investments at the same time as a Portfolio. Such an event might also adversely affect that Portfolio.

     The following Portfolios paid the approximate brokerage commissions indicated for the fiscal years noted below:

Balanced Portfolio:
         Fiscal year ended December 31, 1994: $245,752.
         Fiscal year ended December 31, 1995: $199,128.
         Fiscal year ended December 31, 1996: $317,179.

Equity Income Portfolio
         Fiscal year ended December 31, 1994: $487,599.
         Fiscal year ended December 31, 1995: $377,904.
         Fiscal year ended December 31, 1996: $565,943.

Equity Value Portfolio
         Fiscal year ended December 31, 1996: $64,207.

Growth & Income Portfolio
         Fiscal year ended December 31, 1994: $64,869.
         Fiscal year ended December 31, 1995: $348,828.
         Fiscal year ended December 31, 1996: $397,075.

Equity Growth Portfolio
         Fiscal year ended December 31, 1994: $162,258.
         Fiscal year ended December 31, 1995: $174,716.
         Fiscal year ended December 31, 1996: $670,631.

Special Equity Portfolio
         Fiscal year ended December 31, 1994: $308,251.
         Fiscal year ended December 31, 1995: $425,803.
         Fiscal year ended December 31, 1996: $678,431.

Aggressive Equity Portfolio
         Fiscal year ended December 31, 1996: $15,490.

International Equity Portfolio
         Fiscal year ended December 31, 1995: $38,261.
         Fiscal year ended December 31, 1996: $211,629.


ITEM 18. CAPITAL STOCK AND OTHER SECURITIES.

     Each Portfolio is a series of the Trust, which is organized under the laws of the State of New York. Under the Trust's Declaration of Trust, the Trustees are authorized to issue beneficial interests in one or more series (each a "Series"), including the Portfolios. Currently, the thirteen Portfolios are the only active Series of the Trust. Investors in a Series will be held personally liable for the obligations and liabilities of that Series (and of no other Series), subject, however, to indemnification by the Trust in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Series than its proportionate beneficial interest in the Series. The Declaration of Trust also provides that the Trust shall maintain appropriate insurance (for example, a fidelity bond and errors and omissions insurance) for the protection of the Trust, its investors, Trustees, officers, employees and agents, and covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Trust itself was unable to meet its obligations.

     Investors in a Series are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of their respective Series only. Upon liquidation or dissolution of a Series, investors are entitled to share pro rata in that Series' (and no other Series') net assets available for distribution to its investors. The Trust reserves the right to create and issue additional Series of beneficial interests, in which case the beneficial interests in each new Series would participate equally in the earnings, dividends and assets of that particular Series only (and no other Series). Any property of the Trust is allocated and belongs to a specific Series to the exclusion of all other Series. All consideration received by the Trust for the issuance and sale of beneficial interests in a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings and proceeds thereof, and any funds or payments derived from any reinvestment of such proceeds, is held by the Trustees in a separate subtrust (a Series) for the benefit of investors in that Series and irrevocably belongs to that series for all purposes. Neither a Series nor investors in that Series possess any right to or interest in the assets belonging to any other Series.

     Investments in a Series have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in a Series may not be transferred. Certificates representing an investor's beneficial interest in a Series are issued only upon the written request of an investor.

     Each investor is entitled to a vote in proportion to the amount of its investment in each Series. Investors in a Series do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in all outstanding Series may elect all of the Trustees if they choose to do so and in such event other investors would not be able to elect any Trustees. Investors in each Series will vote as a separate class except as to voting of Trustees, as otherwise required by the 1940 Act, or if determined by the Trustees to be a matter which affects all Series. As to any matter which does not affect the interest of a particular Series, only investors in the one or more affected Series are entitled to vote. The Trust is not required and has no current intention of holding annual meetings of investors, but the Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote.

     The Trust's Declaration of Trust may be amended without the vote of investors, except that investors have the right to approve by affirmative majority vote any amendment which would affect their voting rights, alter the procedures to amend the Declaration of Trust, or as required by law or by the Trust's registration statement, or as submitted to them by the Trustees. Any amendment submitted to investors which the Trustees determine would affect the investors of any Series shall be authorized by vote of the investors of such Series and no vote will be required of investors in a Series not affected.

     The Trust or any Series (including the Portfolio) may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved
(a) at a meeting of investors by investors representing the lesser of (i) 67% or more of the beneficial interests in the affected Series present of represented at such meeting, if investors in more than 50% of all such beneficial interests are present or represented by proxy, or (ii) more than 50% of all such beneficial interests, or (b) by an instrument in writing without a meeting, consented to by investors representing not less than a majority of the beneficial interests in the affected Series. The Trust or any Series (including any Portfolio) may also be terminated (i) upon liquidation and distribution of its assets if approved by the vote of two thirds of its investors (with the vote of each being in proportion to the amount of its investment), (ii) by the Trustees by written notice to its investors, or (iii) upon the bankruptcy or expulsion of an investor in the affected Series, unless the investors in such Series, by majority vote, agree to continue the Series. The Trust will be dissolved upon the dissolution of the last remaining Series.


     The Trust's Declaration of Trust provides that obligations of the Trust are not binding upon the Trustees individually but only upon the property of the Trust and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

     The Trust's Declaration of Trust further provides that it will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Trust, unless, as to liability to the Trust or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Trust. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.


ITEM 19. PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED.

     Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See Item 4 in Part A.

     Equity securities are valued at the last sale price on the exchange on which they are primarily traded or at the ask price on the NASDAQ system for unlisted national market issues, or at the last quoted bid price for securities in which there were no sales during the day or for unlisted securities not reported on the NASDAQ system. Bonds and other fixed income securities (other than short-term obligations, but including listed issues) are valued on the basis of valuations furnished by a pricing service, the use of which has been approved by the Board of Trustees. In making such valuations, the pricing service utilizes both dealer-supplied valuations and electronic data processing techniques that take into account appropriate factors such as institutional-size trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data, without exclusive reliance upon quoted prices or exchange or over-the-counter prices, since such valuations are believed to reflect more accurately the fair value of such securities. Short-term obligations which mature in 60 days or less are valued at amortized cost, which approximates fair value as determined by the Board of Trustees. Futures and option contracts that are traded on commodities or securities exchanges are normally valued at the settlement price on the exchange on which they are traded. Portfolio securities (other than short-term obligations) for which there are no such quotations or valuations are valued at fair value as determined in good faith by or at the direction of the Board of Trustees.

     Interest income on long-term obligations is determined on the basis of interest accrued plus amortization of discount (generally, the difference between issue price and stated redemption price at maturity) and premiums (generally, the excess of purchase price over stated redemption price at maturity). Interest income on short-term obligations is determined on the basis of interest and discount accrued less amortization of premium.

     Any assets or liabilities initially denominated in terms of foreign currencies are translated into U.S. dollars at the official exchange rate or, alternatively, at the mean of the current bid and asked prices of such currencies against the U.S. dollar last quoted by a major bank that is a regular participant in the foreign exchange market or on the basis of a pricing service that takes into account the quotes provided by a number of such major banks. If neither of these alternatives is available or both are deemed not to provide a suitable methodology for converting a foreign currency into U.S. dollars, the Board of Trustees, in good faith, will establish a conversion rate for such currency.

     A determination of value used in calculating net asset value must be a fair value determination made in good faith utilizing procedures approved by the Board of Trustees. While no single standard for determining fair value exists, as a general rule, the current fair value of a security would appear to be the amount which a Portfolio could expect to receive upon its current sale. Some, but not necessarily all, of the general factors which may be considered in determining fair value include: (i) the fundamental analytical data relating to the investment; (ii) the nature and duration of restrictions on disposition of the securities; and (iii) an evaluation of the forces which influence the market in which these securities are purchased and sold. Without limiting or including all of the specific factors which may be considered in determining fair value, some of the specific factors include: type of security, financial statements of the issuer, cost at date of purchase, size of holding, discount from market value, value of unrestricted securities of the same class at the time of purchase, special reports prepared by analysts, information as to any transactions or offers with respect to the security, existence of merger proposals or tender offers affecting the securities, price and extent of public trading in similar securities of the issuer or comparable companies, and other relevant matters.

     Each investor in each Portfolio may add to or reduce its investment in the Portfolio on each day that the Adviser and the Subadviser of the Portfolio are open for business. As of 4:00 p.m. (New York time) on each such day, the value of each investor's interest in a Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage representing that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions which are to be effected on that day will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction
(i) the numerator of which is the value of such investor's investment in the Portfolio as of 4:00 p.m. on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of 4:00 p.m. on such day plus or minus, as the case may be, the amount of the net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of 4:00 p.m. on the following day the NYSE is open for trading.

     Each Portfolio reserves the right under certain circumstances, such as accommodating requests for substantial withdrawals or liquidations, to pay distributions in kind to investors (i.e., to distribute portfolio securities as opposed to cash). If securities are distributed, an investor could incur brokerage, tax or other charges in converting the securities to cash. In addition, distribution in kind may result in a less diversified portfolio of investments or adversely affect the liquidity of the Portfolio or the investor's portfolio, as the case may be. A Portfolio will not make a distribution in kind except in circumstances in which the owner of a beneficial interest in that Portfolio is permitted to redeem in kind or unless requested by such owner.

     Investments in the Portfolio may not be transferred.

ITEM 20. TAX STATUS.

     The Trust is organized as a New York trust. The Portfolios are not subject to any income or franchise tax in the State of New York or the Commonwealth of Massachusetts. However each investor in a Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Trust) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Code, and regulations promulgated thereunder.

     Under interpretations of the Internal Revenue Service (1) each Portfolio will be treated for federal income tax purposes as a partnership which is not a publicly traded partnership and (2) for purposes of determining whether an investor in a Portfolio satisfies requirements of Subchapter M of the Code, the investor will be deemed to own a proportionate share of the Portfolio's assets and will be deemed to be entitled to the Portfolio's income attributable to that share. The Trust has advised the initial investors that it intends to conduct its operations so as to enable investors to satisfy those requirements.

     Each Portfolio, since it is taxed as a partnership, is not subject to federal income taxation. Instead, an investor must take into account, in computing its federal income tax liability, its share of the Portfolio's income, gains, losses, deductions, credits and tax preference items, without regard to whether it has received any cash distributions from the Portfolio.

     Withdrawals by investors from a Portfolio generally will not result in their recognizing any gain or loss for federal income tax purposes, except that
(1) gain will be recognized to the extent that any cash distributed exceeds the basis of the investor's interest in the Portfolio prior to the distribution,
(2) income or gain will be realized if the withdrawal is in liquidation of the investor's entire interest in the Portfolio and includes a disproportionate share of any unrealized receivables held by the Portfolio, and (3) loss will be recognized if the distribution is in liquidation of that entire interest and consists solely of cash and/or unrealized receivables. The basis of an investor's interest in a Portfolio generally equals the amount of cash and the basis of any property that the investor invests in the Portfolio, increased by the investor's share of income from the Portfolio and decreased by the amount of any cash distributions and the basis of any property distributed from the Portfolio.

     The Portfolios' taxable year-end will be December 31. Although, as described above, a Portfolio will not be subject to federal income tax, it will file appropriate income tax returns.

     It is intended that each Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code.

     There are certain tax issues that will be relevant to only certain of the investors, specifically investors that are segregated asset accounts and investors who contribute assets rather than cash to a Portfolio. It is intended that such segregated asset accounts will be able to satisfy diversification requirements applicable to them and that such contributions of assets will not be taxable provided certain requirements are met. Such investors are advised to consult their own tax advisors as to the tax consequences of an investment in a Portfolio.

ITEM 21. UNDERWRITERS.

     Not applicable.

ITEM 22. CALCULATIONS OF PERFORMANCE DATA.

     Not applicable.

ITEM 23. FINANCIAL STATEMENTS.


     The financial statements of the Trust as of December 31, 1996 have been filed with the Securities and Exchange Commission as part of the Portfolio Series' annual report pursuant to Section 30(b) of the 1940 Act and Rule 30b2-1 thereunder, and are hereby incorporated herein by reference from such report. A copy of such report will be provided without charge to each person receiving this Part B.

PART C


Item 24.  Financial Statements and Exhibits.


     (a) Financial Statements:


The financial statements incorporated by reference into Part B are as follows:

Diversified Investors Portfolios

Statements of Assets and Liabilities at December 31, 1996
Statements of Operations For the Year Ended December 31, 1996
Statements of Changes in Net Assets For the Years Ended December 31,
 1995 and December 31, 1996.
Portfolio of Investments at December 31, 1996
Notes to Financial Statements at December 31, 1996
Financial Highlights
Report of Independent Accountants

       (b)  Exhibits:

1. Declaration of Trust of the Registrant(*).

2. By-Laws of the Registrant(*).

5(a). Form of Investment Advisory Agreement between the Registrant and Diversified Investment Advisors, Inc.(*)

5(b). Form of Investment Subadvisory Agreement(*).

8. Form of Custodian Contract between the Registrant and Investors Bank & Trust Company(1).

13. Investment representation letters from initial investors(1).

17. Financial Data Schedules (*).
-------------------
(1) Incorporated herein by reference from the registration statement on Form N-1A of Diversified Investors Portfolios (File no. 811-8272) as filed with the U.S. Securities and Exchange Commission on January 3, 1994.

(*) Filed herewith.


Item 25.  Persons Controlled by or Under Common Control with the Registrant.

     Not applicable.

Item 26.  Number of Holders of Securities.


Title of Class                             Number of Record Holders
--------------                             ------------------------
                                           (as of March 1, 1997)

Balanced Portfolio                                     9
Money Market Portfolio                                 10
Growth & Income Portfolio                              8
Equity Growth Portfolio                                9
Equity Income Portfolio                                10
Special Equity Portfolio                               10
High Quality Bond Portfolio                            9
Government/Corporate Bond Portfolio                    10
Intermediate Government Bond Portfolio                 9
High-Yield Bond Portfolio                              8
Equity Value Portfolio                                 9
Aggressive Equity Portfolio                            8
International Equity Portfolio                         8



Item 27.  Indemnification.


     Reference is hereby made to Article V of the Registrant's Declaration of Trust, filed as an Exhibit herewith.

     The Trustees and officers of the Registrant and the personnel of the Registrant's administrator are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940, as amended.



Item 28.  Business and Other Connections of Investment Adviser.

     Diversified Investment Advisors, Inc. ("Diversified") is an indirect, wholly-owned subsidiary of AEGON USA, Inc., a financial services holding company whose primary emphasis is life and health insurance and annuity and investment products. AEGON is an indirect, wholly-owned subsidiary of AEGON nv, a Netherlands corporation which is a publicly traded international insurance group.


     Information as to the name, address and principal business of the directors and executive officers of Diversified and of each Subadviser listed in Part B is included in their respective Form ADV, each as filed with the Commission, and such information is hereby incorporated herein by reference from each such Form ADV.



Item 29.  Principal Underwriters.

     Not applicable.

Item 30.  Location of Accounts and Records.

Diversified Investors Portfolios
Four Manhattanville Road
Purchase, New York 10577

Diversified Investment Advisors, Inc.
Four Manhattanville Road
Purchase, New York 10577

Diversified Investors Securities Corp.
Four Manhattanville Road
Purchase, New York 10577


Investors Bank & Trust Company
89 South Street
Boston, Massachusetts 02205-1537



Item 31.  Management Services.

     Not applicable.


Item 32.  Undertakings.


     Not applicable.

SIGNATURES


     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Westchester and State of New York on the 29th day of April, 1997.



DIVERSIFIED INVESTORS PORTFOLIOS




By  /s/ Robert F. Colby
   --------------------------
   Robert F. Colby, Secretary

DIVERSIFIED INVESTORS PORTFOLIOS
EXHIBIT INDEX

Exhibit No.

1.  Declaration of Trust of the Registrant.

2.  By-Laws of the Registrant.

5a. Form of Investment Advisory Agreement between the Registrant and
    Diversified Investment Advisors, Inc.

5b. Form of Investment Subadvisory Agreement.

17. Financial Data Schedules.